SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Pacifica Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

UCBH Holdings, Inc., common stock, par value $0.01 per share.

(2)	Aggregate number of securities to which transaction applies:

As of the date of the filing of this Proxy Statement, 1,201,793 shares of UCBH Holdings, Inc. common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

As of the date of the filing of this Proxy Statement, the proposed aggregate value of the transaction for the purpose of calculating the filing fee is $40,453,685.18. The aggregate value is the sum of (i) $16,058,175.40 (the amount of cash consideration to be issued to shareholders of Pacifica Bancorp, Inc. in the merger), (ii) the product of 1,201,793 (the number of shares of UCBH Holdings, Inc. common stock to be issued in the merger) and $17.10 (the average of the high and low prices per share of UCBH Holdings, Inc. common stock reported on NASDAQ on August 11, 2005), and (iii) $3,844,855.46, the estimated amount to cash out the options of Pacifica Bancorp, Inc. immediately prior to the effective time.

(4)	Proposed maximum aggregate value of transaction:

$40,453,685.18

(5)	Total fee paid:

$4,800.00

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

Pacifica Bancorp, Inc.; Attn: John D. Huddleston, Executive Vice-President, CFO, COO; Skyline Tower, 10900 NE 4th Street, Suite 200, Bellevue, WA 98004; (tele.) (425) 456-8100.

Ernest J. Panasci, Esq.; Jones & Keller, P.C., 4600 South Ulster Street, Suite 880, Denver, Colorado 80237; (tele.) (303) 376-8402.

(4)	Date Filed:

August 17, 2005

PRELIMINARY PROXY MATERIAL

PROXY STATEMENT

PACIFICA BANCORP, INC.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Pacifica Shareholders:

The Board of Directors of Pacifica has agreed to a merger of Pacifica into UCBH Merger Sub, Inc., a wholly owned subsidiary of UCBH Holdings, Inc. As part of the merger, Pacifica Bank, Pacifica’s banking subsidiary, will be merged into United Commercial Bank, UCBH’s banking subsidiary. Following the merger, the former Pacifica Bank offices will operate under the name United Commercial Bank. The details of the merger are set forth in the Agreement and Plan of Merger dated May 23, 2005 among UCBH Holdings, Inc., UCBH Merger Sub, Inc., and Pacifica Bancorp, Inc. The Agreement and Plan of Merger was amended by the First Amendment to Agreement and Plan of Merger dated June 29, 2005 among the parties. Each reference in this letter and in the accompanying proxy statement and related materials to the “Agreement and Plan of Merger” shall mean the original agreement dated May 23, 2005 as amended by the First Amendment to Agreement and Plan of Merger dated June 29, 2005.

If we complete the merger, you will be entitled to elect to receive, in consideration for your Pacifica shares, either cash, shares of UCBH common stock, or a combination of cash and UCBH common stock.

Based on UCBH’s closing stock price on May 23, 2005 of $17.31, the aggregate deal value was $40.3 million, or $10.37 per outstanding share of Pacifica common stock. Based on UCBH’s closing stock price on August     , 2005 of $            , the most recent practicable date before mailing of this document, the aggregate deal value was $             million, or $             per outstanding Pacifica share. Each share of UCBH common stock will be unaffected by the merger and will remain outstanding. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS OF UCBH COMMON STOCK. UCBH common stock is listed on the Nasdaq National Market under the symbol “UCBH.” You will receive cash, without interest, in lieu of any fractional share of UCBH common stock that you otherwise would be entitled to receive in the merger.

It is anticipated that after the merger is completed, approximately 1,201,793 shares of UCBH common stock, or         .    % of the total outstanding shares, will be held by the former shareholders of Pacifica. Your Board of Directors believes that the terms of the merger are fair and in the best interest of Pacifica and its shareholders. In reaching this decision, the board considered numerous factors as described in the attached proxy statement.

The merger cannot be completed unless you approve it. To be adopted, the proposal to approve the Agreement and Plan of Merger must receive the affirmative vote of two-thirds of the shares entitled to be cast at a special meeting of Pacifica shareholders called to consider the merger. The Pacifica special shareholders’ meeting will be held on                              [Day],                      , 2005, at          a.m. [p.m.?], local time, at the                                 , located at                                 , Bellevue, Washington.

Following this letter you will find a formal notice of the special meeting of Pacifica’s shareholders and our proxy statement. The proxy statement provides you with detailed information concerning the Agreement and Plan of Merger and the merger and the consideration to be received by Pacifica shareholders pursuant to the Agreement and Plan of Merger. You may also obtain more information about Pacifica and UCBH from documents that each company has filed with the Securities and Exchange Commission.

The Board of Directors of Pacifica recommends that you vote FOR approval of the Agreement and Plan of Merger and the merger.

On Behalf of the Board of Directors

John A. Kennedy

President and Chief Executive Officer

Please give all of the information contained or incorporated by reference in the proxy statement your careful attention. In particular, you should carefully consider the discussion in the section entitled “ Risk Factors” beginning on page 15 of the proxy statement.

None of the Federal Deposit Insurance Corporation, Securities and Exchange Commission, or any state securities commission has approved the securities to be issued by UCBH or determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense. The shares of UCBH common stock to be issued in the merger are not savings or deposit accounts or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. Such shares are not guaranteed by UCBH or Pacifica and are subject to investment risk, including the possible loss of principal.

This proxy statement is dated                      , 2005, and is first being mailed to shareholders of Pacifica on or about                      , 2005.

PACIFICA BANCORP, INC.

Skyline Tower

10900 NE 4th Street

Suite 200

Bellevue, WA 98004

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD                     , 2005

TO THE SHAREHOLDERS OF PACIFICA:

A special meeting of shareholders of Pacifica will be held on                              [day],                      , 2005, at          a.m. [p.m.] local time, at                                 ,                                 , Bellevue, Washington 98004. The special meeting is for the following purposes:

1.	AGREEMENT AND PLAN OF MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of May 23, 2005, among UCBH Holdings, Inc., UCBH Merger Sub, Inc., and Pacifica Bancorp, Inc., as amended by the First Amendment to Agreement and Plan of Merger dated as of June 29, 2005, and the merger, under the terms of which Pacifica Bancorp, Inc. will merge with and into UCBH Merger Sub, Inc., as more fully described in the accompanying proxy statement. The Agreement and Plan of Merger is attached as Appendix A to the proxy statement that accompanies this notice.

2.	OTHER MATTERS. If necessary, to consider and act upon a proposal to adjourn the meeting to permit us to solicit additional proxies in the event that we do not have sufficient votes to approve the Agreement and Plan of Merger and the merger as of the date of the meeting.

Holders of record of Pacifica Bancorp, Inc. common stock at the close of business on                     , 2005, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of such meeting. The affirmative vote of the holders of at least two-thirds of the shares entitled to be cast at the Pacifica Bancorp, Inc. special meeting is required for approval of the Agreement and Plan of Merger and the merger. As of                     , 2005 [record date], there were [            ] shares of Pacifica Bancorp, Inc. common stock outstanding and entitled to vote at the special meeting.

Pacifica Bancorp, Inc. shareholders have the right to dissent from the merger and obtain payment of the fair value of their shares under the applicable provisions of Washington law. A copy of the applicable statutes regarding dissenters’ rights is attached as Appendix B to the accompanying proxy statement. For details of your dissenters’ rights and how to exercise them, please see the discussion under the heading “The Merger—Dissenters’ Rights of Appraisal.”

Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign, date and promptly return the accompanying proxy using the enclosed envelope. If for any reason you should desire to revoke your proxy, you may do so at any time before it is voted at the meeting. If you do not vote your shares, it will have the same effect as voting against the Agreement and Plan of Merger and the merger.

The Board of Directors of Pacifica Bancorp, Inc. has determined that the Agreement and Plan of Merger and the merger are fair to and in the best interests of Pacifica Bancorp, Inc. and its shareholders and recommends that you vote FOR approval of the Agreement and Plan of Merger and the merger.

By Order of the Board of Directors,

Bellevue, Washington	,
, 2005	John A. Kennedy, President and Chief Executive Officer

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about UCBH and Pacifica from documents that are not included in or delivered with this document.

You can obtain documents incorporated by reference into this proxy statement by requesting them from the respective party in writing or by telephone from UCBH or Pacifica at their respective following addresses:

UCBH Holdings Inc	Pacifica Bancorp, Inc.
555 Montgomery Street	Skyline Tower
San Francisco, CA 94111	10900 NE 4th Street, Suite 200
Attn: Sandra Go, Senior Vice President, Corporate Development	Bellevue, WA 98004 Attn: John A. Kennedy, President & CEO

Phone: (415)-315-2800	Phone: 425-456-8100
Fax: 415-441-5227	Fax: (425) 637-0150
Web Site: http://www.ibankunited.com	Web Site: http://www.pacificabank.com

You will not be charged for the documents that you request. If you would like to request documents, please do so by                     , 2005 in order to receive them before the Pacifica special shareholders’ meeting.

For additional information regarding where you can find information about Pacifica and UCBH, please see the section entitled “Where You Can Find More Information About UCBH and Pacifica.”

APPENDICES

Appendix	Description
A	Agreement and Plan of Merger dated as of May 23, 2005, by and among UCBH Holdings, Inc., UCBH Merger Sub, Inc., and Pacifica Bancorp, Inc., as amended by the First Amendment to Agreement and Plan of Merger dated as of June 29, 2005, by and among UCBH Holdings, Inc., UCBH Merger Sub, Inc., and Pacifica Bancorp, Inc.

B	Dissenters’ Rights Statutes Under the Laws of the State of Washington.

C	Opinion of Hovde Financial, LLC, Financial Advisor to Pacifica Bancorp, Inc.

D	Opinion of PricewaterhouseCoopers LLP regarding federal income tax matters.

i

QUESTIONS AND ANSWERS ABOUT THIS DOCUMENT AND THE MERGER

What is the purpose of this proxy statement?

This document serves as a proxy statement of Pacifica. As a proxy statement, it is being provided to you by Pacifica because the Board of Directors of Pacifica is soliciting your proxy to vote to approve the proposed merger of Pacifica with and into a subsidiary of UCBH. After the merger, UCBH will merge Pacifica Bank into its wholly owned subsidiary bank, United Commercial Bank.

What will Pacifica shareholders receive in the merger?

Under the Agreement and Plan of Merger, UCBH will pay cash and issue shares of its common stock in exchange for all outstanding shares of Pacifica common stock. The Agreement and Plan of Merger provides that the total consideration for all shares of Pacifica common stock will be $16.024 million in cash and 1,198,795 shares of UCBH common stock, plus (i) additional cash that results from multiplying the Per Share Amount by 40%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options, plus (ii) additional UCBH common stock that results from the product of multiplying the Exchange Ratio by 60%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options. In addition to the foregoing consideration, outstanding options to purchase shares of Pacifica common stock pursuant to any option plan that are outstanding and unexercised immediately prior to the effective time of the merger shall become fully vested and exercisable, and Pacifica shall make payment immediately prior to the effective time of the merger to each holder of a Pacifica option for each Pacifica share represented by such option of an amount equal to the difference between the Per Share Amount and the exercise price per share of such Pacifica option.

The following definitions apply to the foregoing calculations of the merger consideration:

“Per Share Amount” means the quotient of (i) the sum of (A) the product of (I) 1,198,795 multiplied by (II) the Average Closing Price of UCBH common stock, plus (B) $16,024,000, divided by (ii) 3,544,597, rounded to the nearest whole cent.

“Exchange Ratio” means the number of shares of UCBH common stock into which a share of Pacifica capital stock shall be converted, which number shall be equal to the quotient (to the nearest ten-thousandth) of (i) the Per Share Amount divided by (ii) the Average Closing Price of UCBH common stock.

“Average Closing Price” means the average of the daily closing price of a share of UCBH common stock reported on the Nasdaq National Market during the ten (10) consecutive trading days preceding the fifth (5th) business day prior to the effective time.

What will I receive in the merger?

Under the Agreement and Plan of Merger, unless you provide a notice of dissent, you may elect to receive for your shares either:

•	all cash,

•	all UCBH common stock, or

•	a split of cash and UCBH common stock

All elections are subject to the election and allocation procedures described in this proxy statement if too many shareholders elect one form of consideration over the other. Due to these limitations, you may not receive the form of merger consideration that you elect. See “The Merger—Allocation” for a more detailed discussion of allocation procedures under the Agreement and Plan of Merger.

Will Pacifica shareholders be able to trade the UCBH common stock that they receive in the merger?

Yes. The issuance of UCBH common stock in the merger will be made pursuant to the exemption from registration with the Securities and Exchange Commission provided by Section 3(a)(10) of the Securities Act of 1933, as amended, and will be listed on the Nasdaq National Market under the symbol “UCBH.” Shares of UCBH common stock received by persons who are not deemed to be affiliates of either Pacifica or UCBH before the merger or an affiliate of UCBH after the merger may be sold without restriction. Shares of UCBH common stock received by persons who are deemed to be affiliates of Pacifica or UCBH before the merger may only be sold in compliance with Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act.

What happens if I elect to receive cash in the merger and Pacifica shareholders elect to receive more cash than is permitted under the Agreement and Plan of Merger?

The total amount of cash to be paid by UCBH in the merger is fixed. If Pacifica shareholders elect to receive more cash than is permitted by the Agreement and Plan of Merger, your election to receive cash may be adjusted so as not to exceed the limitations set forth in the Agreement and Plan of Merger. In that event, you may receive some UCBH common stock despite your cash election. UCBH will first allocate stock in the merger to Pacifica shares for which no valid election has been received in an attempt to both honor elections and not exceed the total cash to be paid by UCBH. However, if there are insufficient amounts of non-electing Pacifica shares to which excess UCBH common stock may be allocated, it will be necessary to adjust elections. For a detailed description of the allocation procedures, please see the discussion under the heading “The Merger—Allocation.”

What happens if I elect to receive stock in the merger and Pacifica shareholders elect to receive more stock than is permitted under the Agreement and Plan of Merger?

As in the case of excess cash elections by Pacifica shareholders, adjustments to shareholder elections with respect to UCBH shares of common stock may be necessary. Pursuant to the Agreement and Plan of Merger, between 55.2% and 63.7% of the outstanding Pacifica shares shall be converted into the right to receive UCBH common stock (the “Shares Consideration Requirement”). The Shares Consideration Requirement is a condition to be satisfied in order for the merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

If you elect to receive all stock and too many other shareholders elect stock, your election may be adjusted so as not to exceed the limitations set forth in the Agreement and Plan of Merger and, consequently, you may receive some cash despite your stock election. Again, UCBH will first allocate cash in the merger to Pacifica shares for which no valid election has been received in an attempt to honor elections made by Pacifica shareholders. However, there may not be sufficient amounts of non-electing shares to meet applicable limits on the issuance of stock by UCBH. In that case, you may receive cash for some of your shares, which will likely result in the recognition of gain or loss on a portion of your Pacifica shares and be a taxable event to you. Please see “The Merger—Certain Federal Income Tax Consequences” for a discussion of the tax consequences of the receipt of cash in the merger.

What is the amount of cash and/or the number of shares of UCBH common stock that I will receive for my shares of Pacifica common stock?

The aggregate number of shares of UCBH common stock to be issued in the merger is fixed. However, the actual amount of cash and/or number of shares of UCBH common stock that you will receive for each of your Pacifica shares will not be determined until shortly before the effective time of the merger. Those amounts will be determined based on a formula set forth in the Agreement and Plan of Merger and described in this proxy statement and, once they are determined, those amounts will be available from the exchange agent.

Is the value of the per share consideration that I receive expected to be substantially equivalent regardless of which election I make?

Yes. The formula that will be used to calculate the per share consideration is intended to substantially equalize the value of the consideration to be received for each share of Pacifica common stock in the merger, as measured during the valuation period ending on the determination date, regardless of whether you elect to receive cash or stock. Since the value of UCBH stock fluctuates with its trading price, however, when you actually receive your certificate representing UCBH common stock its value will likely not be the same as the cash to be paid per share.

How do I elect the form of consideration I prefer to receive?

An Election Form with instructions for making your election as to the form of consideration you prefer to receive in the merger accompanies this proxy statement. To make your election, you must submit a green Election Form to UCBH’s exchange agent, Mellon Investor Services, LLC, before 5:00 p.m., Pacific Time, on                     , 2005, which is the 5th business day before the special meeting. Your election choices and election procedures are described under “The Merger—Election Procedure.”

If my shares are held in street name by my broker, how do I elect the form of consideration I prefer to receive?

Your broker will not make your election as to the form of consideration you prefer to receive in the merger unless you specifically provide instructions to your broker as to the form of consideration you prefer to receive in the merger. Consequently, it is important that you follow the directions provided by your broker regarding how to instruct your broker to elect the form of consideration you desire to receive in the merger. If you fail to instruct your broker on what form of consideration you desire to receive in the merger, the effect will be the same as if you failed to make an election. To make your election, you must submit, through your broker, a green Election Form to UCBH’s exchange agent, Mellon Investor Services, LLC, before 5:00 p.m., Pacific Time, on                     , 2005, which is the 5th business day before the special meeting.

What is the deadline for receipt of my Election Form?

The green Election Form must be received by the exchange agent, Mellon Investor Services, LLC, by 5:00 p.m., Pacific Time, on                     , 2005.

May I change my election once it has been submitted?

Yes. You may change your election so long as your new election is received by the exchange agent prior to 5:00 p.m., Pacific Time, on                     , 2005. To change your election, you must send the exchange agent a written notice revoking any election previously submitted. You may at that time provide a new election.

What happens if I do not make an election prior to the deadline?

If you or your broker fails to submit a valid green Election Form to the exchange agent prior to 5:00 p.m. Pacific Time on                     , 2005, then you will be deemed to have made no election and will be issued either (i) shares of UCBH common stock, (ii) cash or (iii) a combination of shares of UCBH common stock and cash, depending on the elections made by other shareholders.

When should I send in my stock certificates?

You may send in your stock certificates either with the green Election Form or after the effective time of the merger. The Letter of Transmittal must accompany your stock certificates. Accompanying this proxy statement is a Letter of Transmittal that will provide you with instructions on surrendering your Pacifica stock certificate(s)

and backup withholding tax forms to be completed and signed by you. You will need to send in your stock certificates, the completed and signed Transmittal Letter and the appropriate completed and signed backup withholding tax form in order to receive merger consideration, which will be distributed after the effective time of the merger. You should send the green Election Form in the enclosed green envelope.

When and where will the special meeting take place?

Pacifica will hold a special meeting of its shareholders on                            [day],                     , 2005, at              a.m. [p.m.], at                                 ,                                 , Bellevue, Washington 98004.

How do I vote?

To vote, please indicate on the enclosed proxy card how you want to vote and then sign, date, and mail your proxy card in the enclosed white envelope as soon as possible so that your shares will be represented at the special meeting.

Why is my vote important?

If you fail to vote, that will have the same effect as voting against approval of the Agreement and Plan of Merger. Approval of the Agreement and Plan of Merger requires the affirmative vote of at least two-thirds of the shares of Pacifica common stock outstanding and entitled to vote at the special meeting. The directors and executive officers of Pacifica and their affiliates beneficially own and have the right to vote              shares, representing         % of the shares entitled to be voted at the meeting.

If my shares are held in street name by my broker, will my broker vote my shares for me?

No. Your broker will not vote your shares unless you provide instructions on how to vote. Consequently, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker on how to vote your shares, the effect will be the same as if you voted against the merger.

What happens if I return my proxy but do not indicate how to vote my shares?

If you sign and return your proxy card, but do not provide instructions on how to vote your shares, your shares will be voted “FOR” approval of the Agreement and Plan of Merger.

Can I change my vote after I have mailed my signed proxy card?

Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your own name, you may change your vote as follows:

•	You may send a written notice stating that you would like to revoke your proxy and provide new instructions on how to vote;

•	You may complete and submit a later-dated proxy card; or

•	You may attend the meeting and vote in person. If you intend to vote in person and your shares are held by a broker, you should contact your broker for instructions.

If you choose either the first or second method above, you must submit your notice of revocation or your new proxy card to Pacifica’s secretary prior to the special meeting.

If your shares are held in street name by a broker and you have instructed the broker to vote your shares, you must follow instructions received from your broker to change your vote.

Who may vote at the meeting?

The Board of Directors of Pacifica has set                             [day],                     , 2005, as the record date for the meeting. If you were the record owner of Pacifica common stock at the close of business on                     , 2005, you may vote at the meeting.

When will the merger occur?

We presently expect to complete the merger during the fourth quarter of 2005. The merger will occur after approval of the shareholders of Pacifica is obtained and the other conditions to the merger are satisfied or waived. UCBH and Pacifica are working toward completing the merger as quickly as possible.

How soon after the merger is completed can I expect to receive my cash and/or UCBH common stock?

UCBH will work with its exchange agent, Mellon Investor Services, LLC to distribute consideration payable in the merger as promptly as practicable following the completion of the merger.

Am I entitled to appraisal rights in connection with the merger?

Yes. Under Washington law, Pacifica shareholders have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of Pacifica common stock. Pacifica shareholders electing to exercise dissenters’ rights must comply with the provisions of the Washington appraisal laws in order to perfect their rights. A brief summary of the material provisions of the procedures that a Pacifica shareholder must follow in order to dissent from the merger and perfect dissenters’ rights is provided under the section entitled “The Merger—Dissenters’ Rights of Appraisal.” In addition, the full text of the Washington appraisal laws is set forth in Appendix B to this document.

What do I need to do now?

We encourage you to read this proxy statement in its entirety. Important information is presented in greater detail elsewhere in this document and documents governing the merger are attached as appendices to this proxy statement. In addition, much of the business and financial information about UCBH and Pacifica that may be important to you is incorporated by reference into this document from documents separately filed by UCBH and Pacifica with the Securities and Exchange Commission (“SEC”). This means that important disclosure obligations to you are satisfied by referring you to one or more documents separately filed with the SEC.

Following review of this proxy statement, please complete, sign, and date the enclosed proxy card and return it in the enclosed white envelope as soon as possible so that your shares can be voted at Pacifica’s special meeting of shareholders.

Additionally, please complete, sign and date the green Election Form and return it in the enclosed green envelope, to UCBH’s exchange agent before the close of business on                     , 2005.

What if I choose not to read the incorporated documents?

Information contained in a document that is incorporated by reference is part of this proxy statement, unless it is superseded by information contained directly in this proxy statement or in documents filed with the Securities and Exchange Commission after the date of this proxy statement. Information that is incorporated from another document is considered to have been disclosed to you WHETHER OR NOT YOU CHOOSE TO READ THE DOCUMENT.

What are the tax consequences of the merger to me?

We expect that for United States federal income tax purposes, the exchange of shares of Pacifica common stock solely for shares of UCBH common stock generally will not cause you to recognize any taxable gain or loss. We also expect that if you receive a combination of cash and stock in exchange for your Pacifica shares, you will be required to recognize any gain to the extent cash is received in the merger, and you will not be entitled to recognize any loss realized. If you receive solely cash in the merger, you will recognize any gain or loss realized on the disposition of your Pacifica shares. We urge you to consult your tax adviser to fully understand the tax consequences of the merger to you. Tax matters are very complicated and in many cases tax consequences of the merger will depend on your particular facts and circumstances.

What risks should I consider?

You should review carefully our discussion of “Risk Factors.” You should also review the factors considered by the Pacifica Board of Directors in approving the Agreement and Plan of Merger. See “The Merger—Background of the Merger” and “Reasons for the Merger—Pacifica.”

Who can help answer my questions?

If you have questions about the merger, the meeting, or your proxy, or if you need additional copies of this document or a proxy card, you should contact:

John A. Kennedy, President and CEO

Pacifica Bancorp, Inc.

Skyline Tower

10900 NE 4th Street, Suite 200

Bellevue, WA 98004

Phone: 425-456-8100

Fax: (425) 637-0150

Web Site: http://www.pacificabank.com

e-mail: jkennedy@pacificabank.com

This proxy statement does not cover any resale of the UCBH shares to be received by shareholders of Pacifica upon consummation of the proposed merger, and no person is authorized to make any use of this proxy statement in connection with any such resale.

The date of this proxy statement is                     , 2005.

SUMMARY

This summary, together with the preceding section entitled “Questions and Answers about this Document and the Merger,” highlights selected information about this proxy statement. We urge you to read carefully the entire proxy statement and any other documents to which we refer to fully understand the merger. The Agreement and Plan of Merger, as amended, is attached as Appendix A to this proxy statement. Each item in the summary refers to the page in this proxy statement where that subject is discussed in more detail.

Information About UCBH and Pacifica

UCBH Holdings, Inc.

555 Montgomery Street

San Francisco, CA 94111-3492

Phone: 415-315-2800

UCBH, headquartered in San Francisco, California, is a Delaware corporation, and is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. UCBH is the holding company for United Commercial Bank, which provides commercial and consumer banking services to businesses and individuals in Northern and Southern California and New York, as well as in Hong Kong. As of May 23, 2005, United Commercial Bank had 46 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, and Greater Los Angeles; 2 branches in Greater New York; 1 branch in Hong Kong; and representative offices in Shenzhen, China and Taipei, Taiwan. United Commercial Bank offers business and personal checking, savings and money market accounts, time deposits, negotiable order of withdrawal (NOW) accounts, and individual retirement accounts. United Commercial Bank also provides international trade services, merchant bank card services, cash management services, brokerage investment products and services, and online banking services. Its loan portfolio is comprised of residential and commercial real estate loans, construction loans, commercial loans, accounts receivable and inventory loans, short-term trade finance facilities, loans guaranteed by the U.S. Small Business Administration, and home equity lines of credit. United Commercial Bank invests in trust preferred securities, federal agency notes, foreign debt securities, asset-backed securities, domestic corporate bonds, commercial paper, and mortgage-backed securities.

UCBH’s other subsidiary, UCB Investment Services, Inc., acts as a broker in sales of shares of mutual funds; listed and over-the-counter equities; and corporate, municipal, and U.S. government debt; and sells variable annuities and covered options.

As of June 30 2005, UCBH had total assets of approximately $7,037,174,000, total net loans held in portfolio of approximately $5,133,163,000, total deposits of approximately $5,425,346, 000, and approximately $532,366,000 in shareholders’ equity. UCBH common stock trades on the Nasdaq National Market under the symbol “UCBH.”

For more information on the business of UCBH please refer to UCBH’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004, and the Quarterly Reports on Form 10-Q for the quarters ending March 31, 2005 and June 30, 2005. Please refer to the section of this proxy statement entitled “Where You Can Find More Information about UCBH and Pacifica” to find out where you can obtain copies of UCBH’s Annual Report as well as the other documents UCBH has filed with the SEC.

Pacifica Bancorp, Inc.

Skyline Tower

10900 NE 4th Street, Suite 200

Bellevue, WA 98004

Phone: (425) 456-8100

Pacifica, headquartered in Bellevue, Washington, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Pacifica was incorporated under the laws of the State of Washington on September 29, 2000 at the direction of the Board of Directors of Pacifica Bank for the purpose of adopting a bank holding company structure through which it would exchange shares of common stock of Pacifica Bank for shares of common stock of Pacifica. The exchange was approved by the shareholders of Pacifica Bank on December 14, 2000 and became effective on January 1, 2001. Thereafter, Pacifica Bank became a wholly owned subsidiary of Pacifica. At June 30, 2005, Pacifica had total consolidated assets of approximately $177,900,000 million, net loans of approximately $141,000,000 million and deposits of approximately $148,900,000 million. At August     , 2005, Pacifica had approximately              shareholders of record owning              shares of its common stock.

Pacifica Bank, a wholly owned subsidiary of Pacifica, was incorporated on July 24, 1998. Pacifica Bank is a Washington state-chartered commercial bank. Pacifica Bank is regulated by the Department of Financial Institutions of the State of Washington and by the Federal Deposit Insurance Corporation, its primary federal regulator and the insurer of its deposits. Pacifica Bank offers full-service community banking through two banking locations serving the Seattle, Washington area. Pacifica Bank has its main office in Bellevue, Washington and one branch located in Seattle, Washington.

Pacifica offers a full range of commercial banking services primarily to customers in the Bellevue and Seattle, Washington business districts. Pacifica’s marketing strategy and general business plan are similar to strategies that have proven successful in comparable situations involving new banks organized in the Pacific Northwest during the last several years. Pacifica targets small to mid-sized businesses, professionals, and various Asian communities and companies doing business in Asia for commercial banking services because it believes these groups may be currently under-served by other financial institutions.

Pacifica continues to focus on loans to small and medium-sized businesses while serving the Asian community with a high level of personal customer service. Our loan products include inventory and receivable financing, owner occupied real-estate loans and real estate investment loans, real estate development loans, and custom construction loans. We enhance our business banking services with products such as Internet banking, cash management, and Merchant Visa with special emphasis on developing deposit relationships with our loan customers; particularly, as it relates to increased demand deposit balances to help fund our growth. Our international department focuses on continuing to meet the growing trade related requirements of our customers.

Pacifica Bank is a full service bank offering a wide variety of banking services targeted at all sectors of its community. Pacifica Bank offers customary types of demand, savings, time, and individual retirement accounts. Pacifica Bank does not have a trust department.

For more information on the business of Pacifica please refer to Pacifica’s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2004, and the Quarterly Reports on Form 10-QSB for the quarters ending March 31, 2005 and June 30, 2005. Please refer to the section of this proxy statement entitled “Where You Can Find More Information about UCBH and Pacifica” in order to find out where you can obtain copies of Pacifica’s Annual Report as well as the other documents Pacifica files with the SEC.

UCBH Merger Sub, Inc.

555 Montgomery Street

San Francisco, CA 94111-3492

Phone: 415-315-2800

UCBH Merger Sub, Inc. was formed on May 19, 2005 as a California corporation and a wholly-owned subsidiary of UCBH. UCBH Merger Sub, Inc. was formed solely to effect the merger and has not conducted any business during the period of its existence.

Pacifica Will Merge into a Subsidiary of UCBH

The Agreement and Plan of Merger provides for the merger of Pacifica with and into UCBH Merger Sub, Inc. with UCBH Merger Sub, Inc. as the surviving company. Pacifica Bank, which is now a subsidiary of Pacifica, will be merged into United Commercial Bank, the wholly owned subsidiary bank of UCBH. In the merger, your shares of Pacifica common stock will be exchanged for cash, shares of UCBH common stock or a combination of cash and stock. After the merger, you will no longer own shares of Pacifica. The directors of Pacifica and Pacifica Bank before the merger will not continue to serve as directors of either UCBH or United Commercial Bank after the merger.

The Agreement and Plan of Merger, as amended, is attached as Appendix A to this document. We encourage you to read the Agreement and Plan of Merger, as amended, in its entirety.

Approval of the Agreement and Plan of Merger Requires the Affirmative Vote of Two-thirds of the Shares of Pacifica Common Stock that Are Outstanding and Entitled to Vote

In order to approve the Agreement and Plan of Merger, at least two-thirds of the outstanding shares of Pacifica common stock and entitled to vote as of the record date must be voted at the special meeting in favor of approval. UCBH’s shareholders do not have to vote on the transaction.

As of the record date for the meeting, directors and executive officers of Pacifica and their affiliates, beneficially owned approximately         % of the outstanding shares of Pacifica common stock.

What Pacifica Shareholders Will Receive in the Merger

Under the Agreement and Plan of Merger, UCBH will pay cash and issue shares of its common stock in exchange for all outstanding shares of Pacifica common stock. The Agreement and Plan of Merger provides that the total consideration for all shares of Pacifica common stock will be $16.024 million in cash and 1,198,795 shares of UCBH common stock, plus (i) additional cash that results from multiplying the Per Share Amount by 40%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options, plus (ii) additional UCBH common stock that results from the product of multiplying the Exchange Ratio by 60%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options. In addition to the foregoing consideration, outstanding options to purchase shares of Pacifica common stock pursuant to any option plan that are outstanding and unexercised immediately prior to the effective time of the merger shall become fully vested and exercisable, and Pacifica shall make payment immediately prior to the effective time of the merger to each holder of a Pacifica option for each Pacifica share represented by such option of an amount equal to the difference between the Per Share Amount and the exercise price per share of such Pacifica option.

The following definitions apply to the foregoing calculations of the merger consideration:

“Per Share Amount” means the quotient of (i) the sum of (A) the product of (I) 1,198,795 multiplied by (II) the Average Closing Price of UCBH common stock, plus (B) $16,024,000, divided by (ii) 3,544,597, rounded to the nearest whole cent.

“Exchange Ratio” means the number of shares of UCBH common stock into which a share of Pacifica capital stock shall be converted, which number shall be equal to the quotient (to the nearest ten-thousandth) of (i) the Per Share Amount divided by (ii) the Average Closing Price of UCBH common stock.

“Average Closing Price” means the average of the daily closing price of a share of UCBH common stock reported on the Nasdaq National Market during the ten (10) consecutive trading days preceding the fifth (5th) business day prior to the effective time.

If you do not provide notice of dissent, you may elect to receive in exchange for each of your shares of Pacifica common stock either (1) all cash, without interest, (2) all shares of UCBH common stock, or (3) a combination of cash, without interest, and shares of UCBH common stock, in each case subject to the election and allocation procedures described in this proxy statement. Because the total amount of cash and stock to be issued by UCBH in the merger is fixed, you may be affected by the allocation procedures described in this proxy statement.

The actual aggregate number of shares of UCBH common stock to be issued in the merger is fixed, but the value thereof for purposes of determining the value of your Pacifica common stock cannot be determined until the fifth business day immediately prior to the effective time (the “determination date”). The actual amount of cash and/or UCBH common stock that you will receive for each of your Pacifica shares will not be determined until shortly before the effective time. Those amounts will be determined based on a formula set forth in the Agreement and Plan of Merger and described under the heading “The Merger—Merger Consideration.” The formula is intended to substantially equalize the value of the consideration to be received for each share of Pacifica common stock, as measured during the valuation period ending on the determination date, regardless of whether you elect to receive cash or stock or a combination of stock and cash.

For example, if the average closing price of UCBH common stock during the valuation period was $18.00, Pacifica shareholders would receive consideration for each of their shares as follows:

•	A Pacifica shareholder receiving only cash would receive $10.61 in cash per Pacifica share; and

•	A Pacifica shareholder receiving only stock would receive .5894 shares of UCBH common stock per Pacifica share (with a value, based on such average closing price, of $10.61 per Pacifica share).

In each case consideration received would be subject to the allocation procedures described under the heading “The Merger—Allocation.”

Stated differently, assuming a Pacifica shareholder owns 100 shares of common stock (and based on the $18.00 assumed average closing price set forth in the preceding paragraph), if such shareholder made:

•	an all stock election, such shareholder would receive 58 shares of UCBH common stock (and cash in lieu of a fractional share) having a total value of approximately $1,061;

•	an all cash election, such shareholder would receive approximately $1,061 in cash; or

•	a mixed (50% stock / 50% cash) election, such shareholder would receive 29 shares of UCBH common stock and cash of $531 (plus $8 in lieu of a fractional share), which together with the stock, would have a total value of $1,061.

The actual amounts received will depend on the average closing price of UCBH common stock as of the determination date, and the actual allocation of cash and stock will be subject in each case to the allocation procedures described under the heading “The Merger—Allocation.” Actual values of UCBH common stock received will depend on the market price of UCBH common stock at the date of receipt thereof by a Pacifica shareholder.

Market Price and Share Information

The following table sets forth the closing sale prices of UCBH common stock as reported on the Nasdaq National Market on May 23, 2005, the last trading day before we announced the transaction, and on August     , 2005, the last practicable trading day before the distribution of this document. This table also shows the implied value of one share of Pacifica common stock, which we calculated by adding (i) the closing price of UCBH common stock on those dates multiplied by 1,198,795 (the total number of UCBH shares to be issued in the merger) plus (ii) $16.024 million in cash (the total cash to be issued in the merger) and dividing the sum of (i) and (ii) by 3,544,597 (the total number of outstanding shares of Pacifica common stock as of May 23, 2005).

Date	UCBH Closing Price		Pacifica Common Stock Implied Value
May 23, 2005		$17.31		$10.37
August , 2005	$		$

The market price of UCBH common stock will fluctuate prior to the effective time of the merger. Therefore, you should obtain current market quotations for UCBH common stock. UCBH common stock is listed on the Nasdaq National Market under the symbol “UCBH.” See “Comparative Stock Price and Dividend Information—UCBH Common Stock.”

You May Elect to Receive Cash or Stock Consideration

In the merger, if you do not provide a notice of dissent, you may elect to receive in exchange for your shares either:

•	all cash,

•	all UCBH common stock, or

•	a split of cash and UCBH common stock.

If you provide a notice of dissent, vote against the merger and perfect your dissenters’ rights, you will receive cash for your shares as provided under the applicable provisions of Washington law. See “The Merger—Dissenters’ Rights of Appraisal” and “The Merger—Allocation.”

With this proxy statement, you will receive a green Election Form with instructions for making your election as to the form of consideration that you prefer to receive in the merger. The available elections, election procedures and deadline for making elections are described under the heading “The Merger—Election Procedure.” If you fail to submit a valid green Election Form so that it is received by the exchange agent on or before the election deadline, you will be issued either UCBH common stock or cash in the merger, depending upon the elections made by other Pacifica shareholders.

Certain Federal Income Tax Consequences

Neither Pacifica nor UCBH is required to complete the merger unless each of them receives the opinion of PricewaterhouseCoopers LLP, registered independent public accountants for UCBH, that the merger will be treated as a “reorganization” for federal income tax purposes. A copy of the opinion delivered by PricewaterhouseCoopers LLP is attached to this document as Appendix D. We expect that for United States federal income tax purposes, Pacifica shareholders generally will not recognize any gain or loss on the conversion of shares of Pacifica common stock into shares of UCBH common stock (although the receipt of any cash will be a taxable event). This tax treatment may not apply to some Pacifica shareholders. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors not within our control. You should consult your own tax advisor for a full understanding of the merger’s tax consequences to you.

The Pacifica Board of Directors Recommends Shareholder Approval of the Merger

The Pacifica Board of Directors believes that the merger is in the best interests of the Pacifica shareholders and has unanimously approved the Agreement and Plan of Merger. The Pacifica Board of Directors recommends that Pacifica shareholders vote “FOR” approval of the Agreement and Plan of Merger.

Pacifica Financial Advisor Says the Merger Consideration is Fair to Pacifica Shareholders From a Financial Point of View

Hovde Financial LLC (“Hovde”) has served as financial advisor to Pacifica in connection with the merger. It has given an opinion to the Pacifica Board of Directors that, as of May 20, 2005, the consideration UCBH will pay for the Pacifica common stock is fair to Pacifica shareholders from a financial point of view. Hovde has delivered to Pacifica an updated fairness opinion dated as of the date of this proxy statement. Hovde’s opinion is expressly based upon and subject to, the assumptions made, matters considered and qualifications and limitations stated in the opinion. A copy of the updated opinion delivered by Hovde is attached to this document as Appendix C. You should read the opinion carefully and in its entirety. Pacifica agreed to pay Hovde a fee for the opinion in the amount of $25,000 plus (i) an initial fee of $5,000 upon the signing of its agreement with Pacifica and (ii) if the merger is consummated, a fee of 1.0% of the merger consideration if the value of the merger consideration paid for each share of Pacifica common stock is $12.00 per share or less, and a fee of 1.25% of the merger consideration if the value of the merger consideration paid for each share of Pacifica common stock is greater than $12.00 but less than $13.50 per share. If the merger consideration for each share of Pacifica common stock is greater than $13.50 per share, the payment to Hovde increases pursuant to a formula set forth in the agreement between Hovde and Pacifica. However, the Agreement and Plan of Merger currently provides that if the merger consideration for each share of Pacifica common stock exceeds $12.43, UCBH may terminate the Agreement and Plan of Merger.

Pacifica Officers and Directors Have Interests in the Merger that Are Different from or in Addition to Their Interests as Shareholders

Pacifica’s Board of Directors and certain of its officers have interests in the merger that are different from, or in addition to, their interests as Pacifica shareholders. These interests arise out of existing option agreements that they have entered into with Pacifica, provisions in the Agreement and Plan of Merger relating to indemnification, and, in the case of six Pacifica employees (one of whom is a director), agreements that will take effect upon consummation of the merger. See “The Merger—Interests of Certain Persons in the Merger.”

The Pacifica Board of Directors was aware of these interests and took them into account in its decision to approve the Agreement and Plan of Merger.

The Merger Is Expected to Occur in the Fourth Quarter of 2005

Currently, we anticipate that the merger will occur by October 31, 2005. However, we cannot assure you when or if the merger will occur.

Completion of the Merger Is Subject to Satisfaction or Waiver of Certain Conditions

Completion of the merger is subject to the satisfaction or waiver of certain conditions including, among others:

•	approval of the Agreement and Plan of Merger by shareholders holding at least two-thirds of the outstanding shares of Pacifica common stock that are outstanding and entitled to vote;

•	approval of the merger by federal and state regulatory authorities;

•	accuracy of the other party’s representations and warranties in the Agreement and Plan of Merger;

•	compliance by the other party with all material terms, covenants and conditions of the Agreement and Plan of Merger;

•	the receipt of a tax opinion from PricewaterhouseCoopers LLP as to the tax effects of the merger as set forth in the Agreement and Plan of Merger; and

•	the price of UCBH common stock as of the determination date shall not be less than $16.50 or greater than $23.50.

The Agreement and Plan of Merger provides that either UCBH or Pacifica may terminate the merger either before or after the Pacifica special meeting, under certain circumstances. Among other things, the merger may be terminated under certain circumstances if the average closing price of UCBH common stock during the valuation period either exceeds or is lower than specified amounts. See “The Merger—Amendment or Termination of the Agreement and Plan of Merger.”

We May Not Complete the Merger Without All Required Regulatory Approvals

The transaction must be approved by the Federal Deposit Insurance Corporation and the California Commissioner of Financial Institutions; a request for waiver of an application and approval process must be approved by the Federal Reserve; and a written notification must be provided to the Washington State Department of Financial Institutions. In addition, the merger and issuance of UCBH shares in the merger must be approved by the California Commissioner of Corporations (the “California Commissioner”) after the occurrence of a fairness hearing conducted before the California Commissioner in accordance with applicable California laws (the “California Fairness Hearing”). The purpose of the California Fairness Hearing is to authorize and approve the terms and conditions of the issuance of the UCBH common stock and the fairness of the terms and conditions of the Agreement and Plan of Merger. We have filed applications with each of these regulatory bodies seeking such approvals. We expect to obtain all such regulatory approvals, although we cannot be certain if or when we will obtain them.

Either Pacifica or UCBH, as the Case May Be, Must Pay a Termination Fee Under Certain Circumstances

The Agreement and Plan of Merger provides that Pacifica must pay UCBH a termination fee of $500,000 if UCBH terminates the Agreement and Plan of Merger due to a material breach by Pacifica of its representations, warranties or covenants.

The Agreement and Plan of Merger also provides that UCBH must pay Pacifica a termination fee of $750,000 if the Agreement and Plan of Merger is terminated and Pacifica is not in material breach of the Agreement and Plan of Merger and the shareholders of Pacifica have not disapproved the merger. See “The Agreement and Plan of Merger—Termination Fees.”

Pacifica Must Pay UCBH a Break-up Fee Under Certain Circumstances

Under the Agreement and Plan of Merger, Pacifica must pay UCBH a break-up fee of $1,000,000, if the Agreement and Plan of Merger is terminated due to the receipt and acceptance by Pacifica of a superior acquisition proposal.

Pacifica agreed to pay a break-up fee under the circumstances described above in order to induce UCBH to enter into the Agreement and Plan of Merger. This arrangement could have the effect of discouraging other companies from trying to acquire Pacifica. See “The Agreement and Plan of Merger—Break-up Fee.”

Pacifica Shareholders Will Have Different Rights After the Merger

The rights of Pacifica shareholders are governed by Washington law, as well as Pacifica’s articles of incorporation and bylaws. After completion of the merger, however, the rights of the former Pacifica shareholders receiving UCBH common stock in the merger will be governed by Delaware law, as well as UCBH’s certificate of incorporation and bylaws. Although Delaware law and UCBH’s certificate of incorporation and bylaws are similar to Washington law and Pacifica’s articles of incorporation and bylaws, there are some substantive and procedural differences that will affect the rights of Pacifica shareholders. See “Comparison of Certain Rights of Holders of UCBH and Pacifica Common Stock.”

Pacifica Shareholders Have Dissenters’ Rights

Under Washington law, Pacifica shareholders have the right to dissent from the merger and receive cash for the fair value of their shares of Pacifica common stock. A shareholder electing to dissent must strictly comply with all the procedures required by Washington law. These procedures are described later in this document, and a copy of the relevant portions of Washington law is attached as Appendix B.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this document, including the matters addressed under the caption “Cautionary Note Regarding Forward-Looking Statements” on page 22, you should consider the matters described below carefully in determining whether to approve the Agreement and Plan of Merger and the transactions contemplated thereby.

The merger involves a high degree of risk. Because a substantial portion of the merger consideration consists of UCBH common stock, most Pacifica shareholders will become UCBH shareholders after the merger. An investment in the combined companies will include different risks than an investment in either of the constituent companies.

UCBH May Be Unable to Integrate Operations Successfully or to Achieve Expected Cost Savings.

The earnings, financial condition and prospects of UCBH after the merger will depend in part on UCBH’s ability to integrate the operations and management of Pacifica and to continue to implement its own business plan. We cannot assure you that UCBH will be able to do so. Among the issues that UCBH could face are:

•	unexpected problems with operations, personnel, technology or credit;

•	loss of customers and employees of Pacifica;

•	difficulty in working with Pacifica’s employees and customers;

•	the assimilation of Pacifica’s operations, sites and personnel;

•	new offices acquired in the merger may not generate enough revenue to offset acquisition costs; and

•	instituting and maintaining uniform standards, controls, procedures and policies.

Further, although the boards of directors of both parties anticipate cost savings as a result of the merger, UCBH may not be fully able to realize those savings. Any cost savings which are realized may be offset by losses in revenues or other charges to earnings.

The Exchange Ratio In The Merger Was Based On Negotiations Between UCBH And Pacifica And May Not Reflect The Actual Value Of Pacifica Shares.

The merger consideration for each share of Pacifica stock outstanding was based on negotiations between the parties. Because Pacifica’s stock is not actively traded, trading prices that may have affected negotiations may not reflect the actual value of Pacifica’s stock. Notwithstanding the foregoing and in part because of this uncertainty, Pacifica engaged a financial advisor to assist its Board of Directors in determining whether the merger consideration is fair. As described in other parts of this document, the Pacifica financial advisor has opined that the merger consideration is fair to the shareholders of Pacifica from a financial point of view.

UCBH Common Stock Will Not Be Registered With The United States Securities And Exchange Commission.

The shares of UCBH common stock to be issued to Pacifica shareholders in the merger will not be registered under the Securities Act of 1933, but rather they will be issued pursuant to an exemption from such registration after a hearing on the fairness of the merger which has been held by the California Commissioner of Corporations. Therefore, UCBH shares issued in the merger will be transferable free of restrictions except for shares received by persons, including directors and executive officers of Pacifica who may be deemed to be “affiliates” of Pacifica as defined in the rules under the Securities Act of 1933. See “The Merger—Stock Resales by Pacifica Affiliates.” Further, since the UCBH shares will not be registered under the Securities Act of 1933, Pacifica shareholders will not have the potential remedial benefits of Section 11 of that Act which imposes liability on issuers of registered shares and other persons for material misrepresentations and omissions to state material facts.

Because The Market Price Of UCBH Common Stock May Fluctuate, You Cannot Be Certain Of The Value Of The Merger Consideration You Will Receive.

Under the Agreement and Plan of Merger, UCBH will pay cash and issue shares of its common stock in exchange for all outstanding shares of Pacifica common stock. The Agreement and Plan of Merger provides that the total consideration for all shares of Pacifica common stock will be $16.024 million in cash and 1,198,795 shares of UCBH common stock, plus (i) additional cash that results from multiplying the Per Share Amount by 40%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options, plus (ii) additional UCBH common stock that results from the product of multiplying the Exchange Ratio by 60%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options. In addition to the foregoing consideration, outstanding options to purchase shares of Pacifica common stock pursuant to any option plan that are outstanding and unexercised immediately prior to the effective time of the merger shall become fully vested and exercisable, and Pacifica shall make payment immediately prior to the effective time of the merger to each holder of a Pacifica option for each Pacifica share represented by such option of an amount equal to the difference between the Per Share Amount and the exercise price per share of such Pacifica option.

The following definitions apply to the foregoing calculations of the merger consideration:

“Per Share Amount” means the quotient of (i) the sum of (A) the product of (I) 1,198,795 multiplied by (II) the Average Closing Price of UCBH common stock, plus (B) $16,024,000, divided by (ii) 3,544,597, rounded to the nearest whole cent.

“Exchange Ratio” means the number of shares of UCBH common stock into which a share of Pacifica capital stock shall be converted, which number shall be equal to the quotient (to the nearest ten-thousandth) of (i) the Per Share Amount divided by (ii) the Average Closing Price of UCBH common stock.

“Average Closing Price” means the average of the daily closing price of a share of UCBH common stock reported on the Nasdaq National Market during the ten (10) consecutive trading days preceding the fifth (5th) business day prior to the effective time.

Notwithstanding the preceding paragraph and in part because of the potential variations in the price of UCBH’s common stock, the Agreement and Plan of Merger provides that if UCBH’s stock price falls below $16.50 per share during the period immediately preceding the effective time of the merger, Pacifica’s Board of Directors will have the option to terminate the Agreement and Plan of Merger unless UCBH, in its sole discretion, increases the merger consideration. Also, if UCBH’s stock price rises above $23.50 per share during the period immediately preceding the closing of the merger, UCBH’s Board of Directors will have the option to terminate the Agreement and Plan of Merger unless Pacifica, in its sole discretion, decreases the merger consideration. See “The Merger—Termination.”

Because Of The Closing Conditions In The Agreement And Plan Of Merger And The Ability Of Either Pacifica Or UCBH To Terminate The Agreement And Plan Of Merger In Specific Instances, There Can Be No Assurance When Or If The Merger Will Be Completed.

The completion of the merger is subject to the satisfaction or waiver of a number of closing conditions, including, among others, that:

•	The Agreement and Plan of Merger is approved by two-thirds of the votes entitled to be cast at the Pacifica special meeting;

•	The parties have obtained all necessary regulatory consents and approvals and there are no orders, injunctions, statutes or rules prohibiting or restraining completion of the merger;

•	No change shall have occurred and no circumstance shall exist which has had or is reasonably likely to have a material adverse effect on either party; and

•	The number of shares of Pacifica common stock that have asserted dissenters’ rights of appraisal does not exceed in the aggregate 7% of the outstanding shares of Pacifica common stock.

•	The price of UCBH common stock as of the determination date shall not be less than $16.50 or greater than $23.50.

There can be no assurance that the parties will be able to meet the closing conditions of the Agreement and Plan of Merger or that closing conditions that are beyond their control will be satisfied or waived. If UCBH and Pacifica are unable to meet all the conditions or such conditions are otherwise not satisfied, the parties will not be required to complete the merger. See “The Merger—Termination.”

The Agreement And Plan Of Merger Limits Pacifica’s Ability To Pursue Other Transactions And Provides For The Payment Of A Break Up Fee If It Does So.

While the Agreement and Plan of Merger is in effect, subject to very narrow exceptions, Pacifica and its directors, officers and agents are prohibited from initiating or encouraging inquiries with respect to alternative acquisition proposals. The prohibition limits Pacifica’s ability to seek offers that may be superior from a financial point of view from other possible acquirers. If Pacifica receives an unsolicited proposal from a third party that is superior from a financial point of view to that made by UCBH and the Agreement and Plan of Merger is terminated, Pacifica may be required to pay a $1,000,000 break up fee. This fee makes it less likely that a third party will make an alternative acquisition proposal.

The Loan Portfolios May Not Perform As Expected.

UCBH’s performance and prospects after the merger will be dependent to a significant extent on the performance of the combined loan portfolios of UCBH and Pacifica, and ultimately on the financial condition of their respective borrowers and other customers. The existing loan portfolios of the two banks differ to some extent in the types of borrowers, industries and credits represented. In addition, there are differences in the documentation, classifications, credit ratings and management of the portfolios. As a result, UCBH’s overall loan portfolio after the merger will have a different risk profile than the loan portfolio of either Pacifica or UCBH before the merger. The performance of the two loan portfolios will be adversely affected if any of such factors is worse than currently anticipated. In addition, to the extent that present customers are not retained by UCBH or additional expenses are incurred in retaining them, there could be adverse effects on future consolidated results of operations of UCBH following the merger. Realization of improvement in profitability is dependent, in part, on the extent to which the revenues of Pacifica are maintained and enhanced.

A Downturn In The Real Estate Market Could Negatively Impact UCBH’s Business.

As of June 30, 2005, approximately 87% of the value of UCBH’s loan portfolio and 76% of the value of Pacifica’s loan portfolio consisted of loans secured by various types of real estate. If real estate values decline significantly in the areas served by UCBH or Pacifica, higher default rates and reduced selling prices on foreclosed property held for resale would reduce the net income of the combined companies.

The Market Price of UCBH Common Stock Is Uncertain.

There is a fixed number of shares of UCBH common stock which will be issued to Pacifica shareholders in the merger. The price of UCBH common stock before the merger will effect the value of the merger consideration to be received by Pacifica shareholders. Because the price of UCBH common stock fluctuates, you will not know when you vote and when you make your election either the amount of cash or the value of the shares of UCBH common stock which you will receive in the merger. The market value of UCBH shares at the time of the merger could be higher or lower than the current market value.

The market price of UCBH common stock on or after consummation of the merger may not approximate the prices of UCBH prior to the merger.

Stock price changes, whether before or after the merger, may result from a variety of factors including general market and economic conditions, changes in our businesses, operations and prospects and regulatory considerations.

Pacifica Shareholders May Not Receive the Form of Merger Consideration that they Elect.

Under the Agreement and Plan of Merger, UCBH will pay cash and issue shares of its common stock in exchange for all outstanding shares of Pacifica common stock. The Agreement and Plan of Merger provides that the total consideration for all shares of Pacifica common stock will be $16.024 million in cash and 1,198,795 shares of UCBH common stock, plus (i) additional cash that results from multiplying the Per Share Amount by 40%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options, plus (ii) additional UCBH common stock that results from the product of multiplying the Exchange Ratio by 60%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options. In addition to the foregoing consideration, outstanding options to purchase shares of Pacifica common stock pursuant to any option plan that are outstanding and unexercised immediately prior to the effective time of the merger shall become fully vested and exercisable, and Pacifica shall make payment immediately prior to the effective time of the merger to each holder of a Pacifica option for each Pacifica share represented by such option of an amount equal to the difference between the Per Share Amount and the exercise price per share of such Pacifica option.

The following definitions apply to the foregoing calculations of the merger consideration:

“Per Share Amount” means the quotient of (i) the sum of (A) the product of (I) 1,198,795 multiplied by (II) the Average Closing Price of UCBH common stock, plus (B) $16,024,000, divided by (ii) 3,544,597, rounded to the nearest whole cent.

“Exchange Ratio” means the number of shares of UCBH common stock into which a share of Pacifica capital stock shall be converted, which number shall be equal to the quotient (to the nearest ten-thousandth) of (i) the Per Share Amount divided by (ii) the Average Closing Price of UCBH common stock.

“Average Closing Price” means the average of the daily closing price of a share of UCBH common stock reported on the Nasdaq National Market during the ten (10) consecutive trading days preceding the fifth (5th) business day prior to the effective time.

Pacifica shareholders may elect to receive cash, UCBH common stock or a combination as their merger consideration, but their election may not be fully honored. See “THE MERGER—Election Procedures.” If an election is not fully honored, a Pacifica shareholder will incur tax consequences that differ from those that would have resulted had he or she received the form of consideration elected. See “THE MERGER—Material Federal Income Tax Consequences.”

Changing Interest Rates May Reduce Net Interest Income.

Banking companies’ earnings depend largely on the relationship between the cost of funds, primarily deposits, and the yield on earning assets, primarily loans and investments. This relationship, known as the interest rate margin, is subject to fluctuation and is affected by economic and competitive factors which influence interest rates, the volume and mix of interest-earning assets and interest-bearing liabilities, and the level of nonperforming assets. Fluctuations in interest rates will affect the demand of customers for the products and services of the combined banks after the merger. UCBH and Pacifica are subject to interest rate risk to the degree that their interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than their interest-earning assets. Given the banks’ current volume and mix of interest-bearing liabilities and interest-earning assets, their interest rate spread could be expected to increase during times of rising interest rates and, conversely, to decline during times of falling interest rates. Therefore, significant fluctuations in interest rates may have an adverse effect on UCBH’s consolidated results of operations.

Changes In Government Regulation And Monetary Policy May Unfavorably Impact UCBH.

The banking industry is subject to extensive federal and state supervision and regulation. Such regulation limits the manner in which UCBH conducts its business, undertakes new investments and activities and obtains financing. This regulation is designed primarily for the protection of the deposit insurance funds and consumers, and not to benefit holders of UCBH’s or Pacifica’s common stocks. Financial institution regulation has been the subject of significant legislation in recent years, and may be the subject of further significant legislation in the future, none of which is in the control of UCBH or Pacifica. Significant new laws or changes in, or repeal of, existing laws may cause UCBH’s consolidated results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for financial institutions, primarily through open market operations in United States government securities, the discount rate for bank borrowings and bank reserve requirements. Any material change in these conditions would be likely to have a material impact on UCBH’s consolidated results of operations.

Intense Competition Exists For Loans And Deposits.

The banking and financial services business in California and Washington generally, and specifically in the market area that will be served by the combined bank, is highly competitive. Competitive pressure is increasing as a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial services providers. UCBH and Pacifica compete for loans, deposits and customers with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions and other nonbank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than UCBH or Pacifica. There can be no assurance that UCBH will be able to compete effectively in its market, and the consolidated results of operations of UCBH could be adversely affected if circumstances affecting the nature or level of competition change.

Unanticipated Costs Relating To The Merger Could Reduce UCBH’s Future Earnings Per Share.

UCBH believes that it has reasonably estimated the likely costs of integrating the operations of Pacifica into UCBH, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs or future operating expenses, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of UCBH after the merger. If the merger is completed and unexpected costs are incurred, the merger could have a significant dilutive effect on UCBH’s earnings per share, meaning earnings per share could be less than if the merger had not been completed.

UCBH May Engage In Further Expansion Through New Branch Openings Or Acquisitions, Which Could Adversely Affect Net Income.

UCBH may engage in further expansion. There are risks associated with expansion and, in particular, expansion through acquisitions. These risks include, among others, incorrectly assessing the asset quality of a bank acquired in a particular acquisition, encountering greater than anticipated costs of opening new branches or incorporating acquired businesses, facing resistance from customers or employees, and being unable to profitably deploy assets acquired through expansion or in acquisitions. To the extent UCBH issues capital stock in connection with additional acquisitions, these acquisitions and related stock issuances may have a dilutive effect on earnings per share and share ownership.

UCBH May Issue Additional Capital Stock In The Future.

In order to fund internal growth and future acquisitions, UCBH may offer shares of its common stock to the public. Any such offerings would have a dilutive effect on earnings per share and share ownership. In addition, there is no assurance that UCBH would be able to effectively utilize any additional capital in the manner that it has done so in the past. UCBH does not currently have any definitive understandings or plans to raise additional capital.

Directors And Officers Of Pacifica Have Potential Conflicts Of Interest In The Merger.

You should be aware that the directors and certain officers of Pacifica have interests in the merger that are different from, or in addition to, the interests of Pacifica shareholders generally. For example, certain officers and one director have entered into agreements in connection with the merger. These arrangements may create potential conflicts of interest and may cause some of these individuals to view the proposed transaction differently than you view it.

UCBH Has Various Anti-Takeover Measures That Could Impede A Takeover Of UCBH.

UCBH has various anti-takeover measures in place. For example, as described below, UCBH has put in place the Rights Agreement and has included in its Second Amended and Restated Certificate of Incorporation related provisions that may give certain holders of Series A Preferred special rights in case of a consolidation, merger, combination or other similar transaction.

On January 28, 2003, the Board of Directors of UCBH declared a dividend distribution of one share purchase right (a “Right”) for each share of common stock, par value $0.01 per share of UCBH. Each Right entitles the registered holder to purchase from UCBH one one-thousandth of a share of Series A Preferred Stock of UCBH (“Series A Preferred”) at a price of $140 per unit of Series A Preferred, subject to the terms and conditions of that certain Rights Agreement dated January 28, 2003 by and between UCBH and Mellon Investor Services LLC. On the tenth day after occurrence of certain events (the “Distribution Date”), such as a tender or exchange offer to acquire 15% or more of the of shares of common stock of UCBH then outstanding, the Rights will become exercisable for Series A Preferred, will be evidenced by separate certificates and will be transferable separately from the underlying shares of Common Stock. The registered holder of any Rights certificate may exercise the Rights to purchase Series A Preferred at any time after the Distribution Date, but before (i) January 27, 2013 or such later date as may be established by the Board of Directors, or (ii) the time at which the Rights are redeemed or exchanged, whichever occurs earlier.

Pursuant to UCBH’s Second Amended and Restated Certificate of Incorporation, holders of Series A Preferred are entitled to certain rights, privileges and preferences, including the 1,000 voting rights per share. Furthermore, in case UCBH enters into any consolidation, merger, combination or other transaction in which the shares of common stock of UCBH are exchanged for or changed into other stock or securities, cash and/or any other property, the shares of Series A Preferred shall be similarly exchanged or changed in an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property into which or for which each share of common stock of UCBH is changed or exchanged.

In addition, UCBH’s Second Amended and Restated Certificate of Incorporation has other provisions that could make more difficult the acquisition of UCBH by means of a tender offer, a proxy contest, merger or otherwise. These provisions include: (i) the “staggered board,” whereby only one-third of the members of the Board of Directors are elected in any particular year; and (ii) a requirement that any “Business Combination” (as defined in the Second Amended and Restated Certificate of Incorporation) be approved by the affirmative vote of not less than 80% of the voting power of the then outstanding shares unless it is either approved by the Board of Directors or certain price and procedural requirements are satisfied. See “Comparison of Shareholders’ Rights.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) statements about our respective plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond UCBH’s and Pacifica’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements:

•	our business may not be integrated successfully, or such integration may take longer to accomplish than expected;

•	the anticipated growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;

•	operating costs, customer losses and business disruption following the merger, including adverse developments in relationships with employees, may be greater than expected;

•	adverse governmental or regulatory policies may be enacted;

•	the interest rate environment may change, causing margins to compress and adversely affect net interest income;

•	the risks associated with continued diversification of assets and potential adverse changes in credit quality;

•	increased loan delinquency rates;

•	competition from other financial services companies in our markets; and

•	the risk of an economic slowdown adversely affecting credit quality and loan originations.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in UCBH’s and Pacifica’s reports filed with the SEC.

All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to UCBH or Pacifica or any person acting on behalf of UCBH or Pacifica are expressly qualified in their entirety by the cautionary statements above. Neither UCBH nor Pacifica undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SELECTED HISTORICAL FINANCIAL INFORMATION OF UCBH

The following selected condensed, consolidated and other financial information for the fiscal years ended December 31, 2004, 2003, 2002, 2001 and 2000 is derived from audited consolidated financial statements of UCBH. The financial information of and for the six months ended June 30, 2005 and 2004 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which UCBH considers necessary for fair presentation of the financial results of operations for such periods. The operating results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2005. The financial data below should be read in conjunction with the financial statements and notes thereto, incorporated by reference in this proxy statement. See “Where You Can Find More Information About UCBH.”

UCBH HOLDINGS, INC. AND SUBSIDIARIES

SELECTED CONDENSED CONSOLIDATED AND OTHER FINANCIAL INFORMATION

($ in thousands, except per share data)

	At or for the Six Months Ended June 30,		At or for the Fiscal Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Summary of Operations:
Interest income	$180,895	$141,950	$300,064	$260,262	$205,178	$202,787	$186,688
Interest expense	65,883	42,495	92,583	91,714	80,232	104,330	103,704

Net interest income	115,012	99,455	207,481	168,548	124,946	98,457	82,984
Provision for loan losses	2,965	3,183	4,201	9,967	9,673	5,620	9,765

Net interest income after provision for loan losses	112,047	96,272	203,280	158,581	115,273	92,837	73,219

Noninterest income	13,714	12,241	30,877	23,203	12,142	6,905	4,751

Noninterest expenses	57,641	45,766	99,153	80,208	64,349	49,296	40,099

Income before provision for income taxes	68,120	62,747	135,004	101,576	63,066	50,446	37,871
Provision for income taxes	20,950	22,660	49,401	36,938	24,138	19,958	13,743

Net income	47,170	40,087	85,603	64,638	38,928	30,488	24,128

Basic earnings per share	$0.52	$0.44	$0.95	$0.74	$0.49	$0.40	$0.32
Diluted earnings per share	0.49	0.42	0.90	0.71	0.47	0.38	0.31
Cash dividends paid per common share	0.05	0.04	0.08	0.06	0.05	0.04	0.025

Statement of Financial Condition:
Total assets	$7,037,174	$6,062,112	$6,315,681	$5,587,927	$4,853,636	$2,932,043	$2,502,119
Net loans receivable and loans held for sale	5,133,163	3,989,957	4,320,276	3,733,517	2,978,945	2,229,753	1,902,921
Total deposits	5,425,326	4,833,807	5,215,862	4,483,521	4,006,813	2,466,152	2,064,019
Total borrowings	894,531	585,875	407,262	505,542	353,374	238,000	260,558
Shareholders’ equity	532,366	439,016	484,012	414,466	282,367	174,124	133,645
Book value per share	5.80	4.85	5.31	4.60	3.36	2.25	1.78

Key Operating Ratios:
Return on average assets	1.44%	1.40%	1.44%	1.26%	1.14%	1.12%	1.02%
Return on average shareholders’ equity	18.75%	18.56%	18.92%	18.84%	18.42%	19.58%	20.12%
Average shareholders’ equity to average assets	7.69%	7.56%	7.62%	6.66%	6.18%	5.74%	4.90%
Net interest margin	3.73%	3.72%	3.63%	3.41%	3.73%	3.69%	3.59%
Ratio of non-performing assets to total assets	0.17%	0.11%	0.20%	0.10%	0.10	0.03%	0.11%
Dividend payout ratio	10.20%	9.52%	8.89%	8.51%	10.64%	10.39%	8.06%

HISTORICAL AND PRO FORMA PER SHARE DATA

The table set below presents the historical earnings, book value and cash dividends per share as of June 30, 2005, and the six months then ended, and as of December 31, 2004, and the year then ended, for UCBH and Pacifica together with the pro forma amounts after giving effect to the merger. This data should be read in conjunction with the UCBH and Pacifica financial statements and other financial information included elsewhere in this document. The pro forma data are not necessarily indicative of future operating results or financial position.

The table below also presents the closing prices per share for UCBH and Pacifica common stock, respectively, prior to the announcement of the merger, and as of August     , 2005, the most recent practicable trading date prior to the printing of this document, together with the pro forma equivalent market value of Pacifica shares after giving effect to the merger. The pro forma equivalent per share data for Pacifica is calculated by multiplying the historical per share data for UCBH by the implied exchange ratio as of May 23, 2005 of .5994 used to calculate the merger consideration. See the discussion under the heading “Comparative Stock Price and Dividend Information” on the next page for important information about the limited trading in stock of Pacifica and the effect that may have on the reliability of the share price data.

	UCBH				Pacifica
	Historical		Pro Forma Combined		Historical		Pro Forma Equivalent
Basic earnings per share:
Year ended December 31, 2004		$0.95		$0.95	$0.90			$0.57
Six months ended June 30, 2005		$0.52		$0.52	$0.20			$0.31
Diluted earnings per share:
Year ended December 31, 2004		$0.90		$0.90	$0.87			$0.54
Six months ended June 30, 2005		$0.49		$0.49	$0.19			$0.29
Book value per share at:
December 31, 2004		$5.31		$5.47	$4.68			$3.18
June 30, 2005		$5.80		$5.95	$4.87			$3.48
Cash dividends per share declared(1) :
Year ended December 31, 2004		$0.08		$0.08	$0			$0.05
Six months ended June 30, 2005		$0.05		$0.05	$0			$0.03
Market value per share at May 23, 2005		$17.31		$17.31	$6.50	(2)		$10.38
Market value per share at August , 2005	$		$		$(3)		$

(1)	Pacifica has never paid a cash dividend to its shareholders.
(2)	The most recent trade of Pacifica common stock known to Pacifica to have occurred prior to the announcement of the merger occurred on May 16, 2005. Pacifica common stock is not quoted on a stock exchange or market and no broker makes a market in the stock. Stock transfer records maintained by Pacifica indicate that there have been relatively infrequent transactions in Pacifica’s stock. Sales and purchases of shares of Pacifica common stock are privately negotiated, and Pacifica may not be aware of the price for those transactions.
(3)	The most recent trade of Pacifica common stock known to Pacifica to have occurred prior to the date of printing this document occurred on , 2005.

COMPARATIVE STOCK PRICE AND DIVIDEND INFORMATION

UCBH Common Stock

UCBH common stock is quoted on the Nasdaq National Market under the symbol “UCBH.” The following table sets forth for the periods indicated:

•	the high and low sale prices for UCBH common stock as reported on the Nasdaq National Market, and

•	dividends per share on UCBH common stock.

	High*		Low*		Cash Dividends Declared
2003
First quarter		$11.19		$10.28		$0.05
Second quarter		$14.55		$11.27		$0.03
Third quarter		$16.70		$14.50		$0.03
Fourth quarter		$19.94		$15.66		$0.03

2004
First quarter		$20.75		$17.92		$0.04
Second quarter		$21.13		$16.86		$0.04
Third quarter		$20.64		$18.43		$0.04
Fourth quarter		$23.98		$18.92		$0.04

2005
First quarter		$23.03		$19.74		$0.05
Second quarter		$20.45		$15.07		$0.025
Third quarter (through , 2005)	$		$		$

*	Adjusted for two-for-one stock splits for shareholders of record as of March 31, 2001 and completed on April 11, 2001, as of March 31, 2003, and completed on April 11, 2003, and as of March 31, 2005, and completed on April 12, 2005.

At June 24, 2005, the 91,717,006 outstanding shares of UCBH common stock were held by approximately 24,583 holders of record.

Pacifica Common Stock

Pacifica common stock is not quoted on a stock exchange or market and no broker makes a market in the stock. Stock transfer records maintained by Pacifica indicate that there have been relatively infrequent transactions in Pacifica’s stock. Sales and purchases of shares of Pacifica common stock are privately negotiated, and Pacifica may not be aware of the price for those transactions. As a result, trading price data is very limited and may not accurately reflect the actual market value of the shares. The table below sets forth the high and low sales prices per share of Pacifica common stock as reported to Pacifica, acting as its own transfer agent. There have been              trades of Pacifica stock in 2005.

	High		Low
2003
First quarter		$5.15		$4.00
Second quarter		$5.00		$4.00
Third quarter		$4.75		$3.90
Fourth quarter		$5.25		$4.80

2004
First quarter		$6.50		$5.50
Second quarter		$6.00		$6.00
Third quarter		$7.00		$5.50
Fourth quarter		$6.50		$6.00

2005
First quarter		$6.95		$6.50
Second quarter		$7.00		$6.50
Third quarter (through , 2005)	$		$

At June 24, 2005, the 3,545,059 outstanding shares of Pacifica common stock were held by approximately 596 holders of record.

Pacifica has never paid a cash dividend to its shareholders. In the absence of the proposed merger, Pacifica does not anticipate paying a cash dividend in the foreseeable future. Rather, Pacifica plans to retain earnings to provide capital to fund its operations.

PACIFICA SPECIAL SHAREHOLDERS’ MEETING

Date, Time, Place

The Pacifica special meeting of shareholders will be held on                             [day],                     , 2005, at              a.m. [p.m.?] Pacific time, at                                 ,                                 , Bellevue, Washington 98004.

As described below under “Vote Required,” approval of the Agreement and Plan of Merger requires the affirmative vote of at least two-thirds of the shares of Pacifica common stock that are outstanding and entitled to vote on the record date. If there are not sufficient votes represented at the special meeting, either in person or by proxy, to approve the Agreement and Plan of Merger, or if a quorum is not present, Pacifica may adjourn or postpone the meeting in order to permit further solicitation of proxies by Pacifica. The persons appointed as proxies on the form accompanying this document are authorized to vote to approve such adjournment or postponement, unless the proxy appointing them instructs them to vote against approval of the Agreement and Plan of Merger.

Purpose

At the special meeting, Pacifica shareholders will:

•	consider and vote on a proposal to approve the merger, and

•	if necessary, consider and act upon a proposal to adjourn the special meeting to allow additional time to solicit proxies.

Record Date; Shares Outstanding And Entitled To Vote

The Pacifica Board of Directors has fixed              a.m. [p.m.], Pacific Time, on                             [day],                     , 2005 as the record date for determining the holders of shares of Pacifica common stock entitled to notice of and to vote at the special meeting. At the close of business on the Pacifica record date, there were [            ] shares of common stock issued and outstanding held by approximately             holders of record. Holders of record of Pacifica common stock on the record date are entitled to one vote per share, and are also entitled to exercise dissenters’ rights if certain procedures are followed. See “The Merger—Dissenters’ Rights of Appraisal” and Appendix B.

Vote Required

The affirmative vote of at least two-thirds of all shares of Pacifica common stock outstanding and entitled to vote on the record date is required to approve the merger. More than fifty percent (50%) of the outstanding shares of Pacifica common stock must be present, either in person or by proxy, in order to constitute a quorum for the meeting. For this purpose, abstentions and broker nonvotes (that is, proxies from brokers or nominees, indicating that such person has not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the broker or nominees do not have discretionary power to vote) are counted in determining the shares present at a meeting.

For voting purposes, however, only shares actually voted for the approval of the Agreement and Plan of Merger, and neither abstentions nor broker nonvotes, will be counted as favorable votes in determining whether the Agreement and Plan of Merger is approved by the holders of Pacifica common stock. As a result, abstentions and broker nonvotes will have the same effect as votes against approval of the Agreement and Plan of Merger.

Voting, Solicitation, And Revocation Of Proxies

If the enclosed proxy card is duly executed and received in time for the special meeting, it will be voted in accordance with the instructions given. If no instruction is given, it is the intention of the persons named in the proxy to vote the shares represented by the proxy for the approval of the Agreement and Plan of Merger, and, in the proxy’s discretion, on any other matter coming before the meeting. Any proxy given by a shareholder may be revoked before its exercise by:

•	written notice to the Secretary of Pacifica;

•	a later-dated proxy; or

•	appearing and voting at the special meeting in person.

Pacifica is soliciting the proxy for the special meeting on behalf of the Pacifica Board of Directors. Pacifica will bear the cost of solicitation of proxies from its shareholders. In addition to using the mails, Pacifica may solicit proxies by personal interview, telephone, and facsimile. Banks, brokerage houses, other institutions, nominees, and fiduciaries will be requested to forward their proxy soliciting material to their principals and obtain authorization for the execution of proxies. Pacifica does not expect to pay any compensation for the solicitation of proxies. However, Pacifica will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals.

BACKGROUND OF AND REASONS FOR THE MERGER

During the normal course of its business, Pacifica has received inquiries regarding its willingness to consider an acquisition by, or affiliation with, larger financial institutions. Consistent with its fiduciary obligations to its shareholders, Pacifica has considered such inquiries and evaluated them for the amount and form of consideration proposed, the seriousness and specificity which has been conveyed to Pacifica in terms of consideration, the expected future operation of Pacifica, and other considerations and factors deemed relevant by Pacifica, in formulating its business plan with the intent to provide maximum value to its shareholders by enhancing its franchise as the pre-eminent independent bank serving the Seattle metropolitan area. The Board of Directors of Pacifica consistently evaluates the cost of providing the increasingly broad array of financial products and alternative delivery channels to remain competitive in the marketplace, while continuing to deliver excellent service to its customers and providing exceptional returns to its shareholders. In considering a possible business combination, Pacifica’s Board of Directors retained the investment banking firm of Hovde Financial, LLC to assist and advise it in exploring such a transaction and to issue a fairness opinion with respect to such transaction.

UCBH, through its bank subsidiary, United Commercial Bank, currently offers banking services from offices in Northern and Southern California and New York, as well as in Hong Kong, but does not serve the Northwestern United States. Consistent with its strategy, UCBH is interested in partnering with attractive financial institutions in markets that fit within or expand UCBH’s existing geographic footprint. In March 2005, Hovde, as Pacifica’s investment banking representative, sent a letter to UCBH inquiring whether UCBH would be interested in expanding its banking presence to include the Seattle metropolitan area through a merger with Pacifica. In March, April and May, 2005, a representative of Hovde and Thomas Wu, Chief Executive Officer of UCBH had several telephone conversations regarding the prospects of a merger.

As the nature of banking has become increasingly competitive, larger organizations have demonstrated a willingness to pay a premium for attractive franchises in high-growth markets such as Seattle. As a result, on November 5, 2004 Pacifica entered into an agreement with Hovde to assist it in marketing Pacifica. Pacifica provided information to Hovde, who in turn provided this information to prospective purchasers who executed a confidentiality agreement regarding the Pacifica information. As a result of these contacts, Pacifica and UCBH commenced extensive negotiations in March, 2005.

In evaluating whether to affiliate with UCBH, Pacifica considered the value of UCBH common stock; competitive conditions in the market served by Pacifica; Pacifica’s ability to provide, on a cost-effective basis, the ever-increasing and broadening array of financial services products demanded by customers; the fact that UCBH common stock is widely-traded, thereby representing a more liquid investment than Pacifica’s common stock; the appreciation in the price of UCBH common stock over the past five years; and UCBH’ dividend history. In addition, Pacifica believed that affiliating with UCBH, a larger financial institution with significantly greater resources and expertise, offered expansion opportunities and financial products and services not otherwise available to Pacifica and its customers which would better enable Pacifica to compete. Pacifica and its Board of Directors determined that Pacifica’s competitive position and the value of its stock could best be enhanced through affiliation with UCBH.

On May 20, 2005, the Board of Directors of Pacifica met to consider approval of the Agreement and Plan of Merger with UCBH. The Board of Directors discussed: their fiduciary duty to the shareholders of Pacifica, questions about the Agreement and Plan of Merger, the form of consideration to be received by the shareholders of Pacifica, the break-up fee, the current stock price of UCBH and its dividend history, and the implications to Pacifica, its shareholders, employees and customers. Also discussed were the reasons for completing the merger and the implications to Pacifica if Pacifica Bank continued without an affiliation with UCBH. The Board of Directors took into consideration the presentation made by Hovde Financial, LLC and its fairness opinion that was presented and approved by the Board of Directors as written. The board then voted unanimously to approve the merger.

Following arm’s-length negotiations between representatives of UCBH and Pacifica, UCBH and Pacifica entered into the Agreement and Plan of Merger. The aggregate price to be paid to holders of Pacifica common stock resulted from negotiations which considered the historical earnings and dividends of UCBH and Pacifica; the potential growth in Pacifica’s market and earnings, both as an independent entity and as a part of a larger organization such as UCBH; Pacifica’s asset quality; and the effect of the merger on the shareholders, customers, and employees of Pacifica.

For the reasons set forth above, Pacifica’s Board of Directors unanimously approved the Agreement and Plan of Merger and the merger and recommends approval of the Agreement and Plan of Merger and the merger by Pacifica’s shareholders.

Subject to satisfaction of certain conditions contained in the Agreement and Plan of Merger, Pacifica’s Board of Directors believes the merger to be fair and in the best interest of Pacifica’s shareholders. PACIFICA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE PACIFICA SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE MERGER and has authorized consummation thereof, subject to approval of Pacifica’s shareholders, federal and state bank regulators and the satisfaction of all other conditions.

Reasons For The Merger—Pacifica

The Pacifica Board of Directors believes the merger is in the best interests of Pacifica and the Pacifica shareholders. The Pacifica Board of Directors unanimously recommends that Pacifica shareholders vote for the approval of the Agreement and Plan of Merger and the consummation of the transaction contemplated by that Agreement and Plan of Merger.

In reaching its determination to approve the Agreement and Plan of Merger, the Pacifica Board of Directors consulted with its management and its financial and legal advisors, and considered a number of factors. Following is a description of each of the material factors that Pacifica Board of Directors believes favor the merger:

•	Terms of the Merger. The terms of the merger, including the consideration being paid and various other documents related to the merger and the structure of the merger, and the fact that when the merger was publicly announced, the aggregate consideration being paid to Pacifica shareholders represented a premium over the last known sales price for shares of Pacifica.

•	Fairness Opinion. Hovde’s opinion, discussed below in “Opinion of Hovde Financial, LLC—Pacifica Financial Advisor,” stating that, based upon and subject to, the assumptions made, matters considered and qualifications and limitations stated in the opinion, as of May 23, 2005, the merger consideration was fair to Pacifica shareholders from a financial point of view.

•	Liquidity. The expectation that UCBH common stock will provide greater liquidity for Pacifica shareholders.

•	Dividends. The fact that UCBH’s common stock pays dividends, has done so since April, 2000 and that Pacifica has never paid a dividend.

•	Products & Services. The fact that Pacifica customers would be afforded new products and services not previously available. For instance, larger credit relationships, international banking services, and enhanced cash management services will be available.

•	Corporate Values. The understanding that UCBH and Pacifica share a common vision of the importance of customer service and local decision making and that management and employees of Pacifica Bank and UCBH possess complementary skills and expertise.

•	Competitive Issues. The fact that competition in the Pacifica Bank market has increased in the past few years and is expected to increase in the future as other larger banks enter the market.

•	Future Prospects. The Pacifica Board of Directors believes that future earnings prospects will be stronger on a combined basis. In addition, affiliations with UCBH will offer expansion opportunities not currently available.

•	Other Strategies. The alternatives to the merger, and the timing and likelihood of success in trying to achieve such alternatives.

•	Employee Matters. The expectation that the merger will generally expand the career opportunities and employee benefits available to many Pacifica Bank employees.

•	Reorganization. The expectation that the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code.

•	Risks of Remaining Independent. The Pacifica Board of Directors considered the risks and costs associated with remaining an independent bank.

•	Approvals. The likelihood of receiving required regulatory approvals in a timely fashion and the likelihood that the merger would be completed.

In the course of its deliberations regarding the merger, the Pacifica Board of Directors also considered the following information, which the Board of Directors determined did not outweigh the benefits to Pacifica Bank and its shareholders expected to be generated by the merger:

•	Amount of Consideration Unknown until Closing. Because the market price of UCBH common stock will fluctuate, and because the merger consideration consists of at least 1,198,795 shares of UCBH common stock, Pacifica shareholders cannot be sure of the exact consideration they will receive for their shares of Pacifica common stock.

•	Business Interruption. The possible disruption to Pacifica Bank business that may result from the announcement of the merger and the resulting distraction of its management’s attention from the day-to-day operations of Pacifica Bank’s business.

•	Integration Issues. The difficulty inherent in integrating two businesses and the risk that the cost efficiencies, synergies and other benefits expected to be obtained in the merger may not be fully realized.

•	Operational Restrictions. The restrictions contained in the Agreement and Plan of Merger on the operation of Pacifica’s business during the period between the signing of the Agreement and Plan of Merger and completion of the merger.

•	Termination, No-Approval and Break-Up Fees. Under certain circumstances, UCBH may terminate the Agreement and Plan of Merger and require Pacifica to pay a termination fee of $500,000, and, in certain circumstances, Pacifica may terminate the Agreement and Plan of Merger and require UCBH to pay a termination fee of $750,000. In certain circumstances where the Agreement and Plan of Merger is terminated following the receipt of a superior proposal prior to the consummation of the merger and such a superior proposal is accepted, Pacifica may be required to pay a break-up fee of $1,000,000.

•	Risk of Termination. The possibility that the merger might not be completed and the effect of the resulting public announcement of the termination of the Agreement and Plan of Merger on, among other things, the market price of Pacifica common stock and Pacifica operating results, particularly in light of the costs incurred in connection with the transaction.

•	Other Matters. Other matters described in the sections entitled “Risk Factors” and “The Merger—Interests of Certain Persons in the Merger.”

The foregoing discussion of the information considered by the Pacifica Board of Directors is not intended to be exhaustive but includes all of the material factors considered by the Board of Directors. In reaching its determination to approve and recommend the merger, the Pacifica Board of Directors did not assign any relative or specific weights to the factors considered in reaching that determination and individual directors may have given differing weights to different factors. Given the above, the Pacifica Board of Directors determined that the Agreement and Plan of Merger is in the best interests of Pacifica and its shareholders and unanimously approved the merger.

Opinion of Hovde Financial LLC, Pacifica Financial Advisor

Hovde Financial LLC has delivered to the Board of Directors of Pacifica Bancorp, Inc. its opinion that, based upon and subject to the various considerations set forth in its written opinion dated May 20, 2005, the total transaction consideration to be paid to the shareholders of Pacifica is fair from a financial point of view as of such date. In requesting Hovde’s advice and opinion, no limitations were imposed by Pacifica upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of the updated opinion of Hovde, dated August     , 2005, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix C. Pacifica shareholders should read this opinion in its entirety.

Hovde Financial LLC is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other purposes. As a specialist in securities of financial institutions, Hovde has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. Pacifica’s Board of Directors selected Hovde Financial LLC to act as its financial advisor in connection with the merger on the basis of the firm’s reputation and expertise in transactions such as the merger.

To date, Hovde has received a fee from Pacifica of $30,000 for evaluating the transaction and performing a financial analysis of the merger and rendering a written opinion to the Board of Directors of Pacifica as to the fairness, from a financial point of view, of the merger to Pacifica’s shareholders. In addition, if the merger is consummated, Pacifica will pay a fee to Hovde based on the aggregate consideration paid by UCBH to Pacifica in the merger transaction. The aggregate consideration paid by UCBH is determined by figuring the sum of the value of the UCBH stock and cash to be paid to the shareholders of Pacifica pursuant to the Agreement and Plan of Merger plus the value of the outstanding and unexercised Pacifica stock options immediately prior to the effective time plus the aggregate value of the payments to be paid to certain employees of Pacifica Bank under the severance and bonus agreements executed between the employees and UCBH (the “Purchase Consideration”). Once the Purchase Consideration is calculated, it is divided by the number of Pacifica shares issued and outstanding as of the effective time of the merger in order to calculate the Purchase Consideration per share. The fee payable to Hovde is as follows:

(i) In the event that the aggregate Purchase Consideration is less than or equal to Twelve Dollars and No Cents ($12.00) per share, the fee shall equal one percent (1.0%) of the aggregate Purchase Consideration;

(ii) In the event that the aggregate Purchase Consideration is greater than Twelve Dollars and No Cents ($12.00) per share but less than or equal to Thirteen Dollars and Fifty Cents ($13.50) per share, the fee shall equal one and one-quarter of one percent (1.25%) of the aggregate Purchase Consideration;

(iii) In the event that the aggregate Purchase Consideration is greater than Thirteen Dollars and Fifty Cents ($13.50) per share but less than or equal to Fifteen Dollars and No Cents ($15.00) per share, the fee shall equal one and one-half of one percent (1.5%) of the aggregate Purchase Consideration;

(iv) In the event that the aggregate Purchase Consideration is greater than Fifteen Dollars and No Cents ($15.00) per share but less than or equal to Sixteen Dollars and No Cents ($16.00) per share, the fee shall equal one and six-tenths of one percent (1.6%) of the aggregate Purchase Consideration;

(v) In the event that the aggregate Purchase Consideration is greater than Sixteen Dollars and No Cents ($16.00) per share but less than or equal to Seventeen Dollars and No Cents ($17.00) per share, the fee shall equal one and seven-tenths of one percent (1.7%) of the aggregate Purchase Consideration;

(vi) In the event that the aggregate Purchase Consideration is greater than Seventeen Dollars and No Cents ($17.00) per share, the fee shall equal one and three-quarters of one percent (1.75%) of the aggregate Purchase Consideration.

Hovde Financial’s opinion is directed only to the fairness, from a financial point of view, of the total transaction consideration, and, as such, does not constitute a recommendation to any Pacifica shareholder as to how the shareholder should vote at the Pacifica shareholder meeting. The summary of the opinion of Hovde set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

The following is a summary of the analyses performed by Hovde in connection with its fairness opinion. Certain of these analyses were confirmed in a presentation to the Pacifica board by Hovde Financial. The summary set forth below does not purport to be a complete description of either the analyses performed by Hovde in rendering its opinion or the presentation delivered by Hovde to the Pacifica board, but it does summarize all of the material analyses performed and presented by Hovde.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Hovde may have given various analyses more or less weight than other analyses. Accordingly, Hovde believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in its report to the Pacifica board and its fairness opinion.

In performing its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pacifica and UCBH. The analyses performed by Hovde are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Hovde’s analysis of the fairness of the transaction consideration, from a financial point of view, to Pacifica shareholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Hovde’s opinion does not address the relative merits of the merger as compared to any other business combination in which Pacifica might engage. In addition, as described above, Hovde’s opinion to the Pacifica board was one of many factors taken into consideration by the Pacifica board in making its determination to approve the Agreement and Plan of Merger.

During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating conditions of Pacifica and UCBH and material prepared in connection with the merger, including, among other things, the following:

•	the Agreement and Plan of Merger;

•	certain historical publicly available information concerning Pacifica and UCBH;

•	the nature and terms of recent merger transactions; and

•	financial and other information provided to Hovde by the management of Pacifica and UCBH.

Hovde conducted meetings and had discussions with members of senior management of Pacifica for purposes of reviewing the future prospects of Pacifica. Hovde also took into account its experience in other transactions, as well as its knowledge of the commercial banking industry and its general experience in securities valuations.

In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and relied upon the accuracy of the representations of the parties contained in the Agreement and Plan of Merger. Hovde also assumed that the financial forecasts furnished to or discussed with Hovde by Pacifica were reasonably prepared and reflected the best currently available estimates and judgments of senior management of Pacifica as to the future financial performance of Pacifica. Hovde has not made any independent evaluation or appraisal of any properties, assets or liabilities of Pacifica. Hovde assumed and relied upon the accuracy and completeness of the publicly available and other non-public financial information provided to it by Pacifica and UCBH, relied upon the representations and warranties of Pacifica and UCBH made pursuant to the Agreement and Plan of Merger, and did not independently attempt to verify any of such information.

Analysis of Selected Mergers. As part of its analysis, Hovde reviewed three groups of comparable merger transactions. The first peer group included transactions, which have occurred since January 1, 2004, that involved target banks in the Western United States (WA, OR, CA, NV, ID, MT, WY, UT, AZ) that had total assets between $100.0 million and $300.0 million (the “Western Merger Group”). This Western Merger Group consisted of the following 13 transactions:

Buyer	Seller
Community Bancorp Inc. (CA)	Rancho Bernardo Community Bank (CA)
Venture Financial Group (WA)	Washington Commercial Bancorp (WA)
Glacier Bancorp Inc. (MT)	Citizens Bank Holding Company (ID)
Western Sierra Bancorp (CA)	Gold Country Financial Services (CA)
Riverview Bancorp Inc. (WA)	American Pacific Bank (OR)
CVB Financial Corp. (CA)	Granite State Bank (CA)
Premier Valley Bank (CA)	Yosemite Bank (CA)
American River Bankshares (CA)	Bank of Amador (CA)
Community Bancorp Inc. (CA)	Cuyamaca Bank NA (CA)
Columbia Banking System Inc. (WA)	Bank of Astoria (OR)
East West Bancorp Inc. (CA)	Trust Bancorp Inc. (CA)
North Valley Bancorp (CA)	Yolo Community Bank (CA)
Cascade Financial Corp. (WA)	Issaquah Bancshares Inc. (WA)

Hovde also reviewed comparable mergers involving target banks in the Pacific Northwest (WA, OR) that had total assets between $100.0 million and $400.0 million and which have occurred since January 1, 2002 (the “Pacific Northwest Merger Group”). This Pacific Northwest Merger Group consisted of the following 5 transactions:

Buyer	Seller
Venture Financial Group (WA)	Washington Commercial Bancorp (WA)
Riverview Bancorp Inc. (WA)	American Pacific Bank (OR)
Columbia Banking System Inc. (WA)	Bank of Astoria (OR)
Cascade Financial Corp. (WA)	Issaquah Bancshares Inc. (WA)
Riverview Bancorp, Inc. (WA)	Today’s Bancorp Inc. (WA)

In addition, Hovde also reviewed comparable mergers involving target banks headquartered in the entire United States announced since January 1, 1997, in which the total assets of the seller were less than $500 million and the acquiror is a known Asian company (the “Asian Merger Group”). This Asian Merger Group consisted of the following 10 transactions:

Buyer	Seller
East West Bancorp Inc. (CA)	Trust Bancorp Inc. (CA)
Nara Bancorp Inc. (CA)	Asiana Bk (CA)
UCBH Holdings Inc. (CA)	First Continental Bank (CA)
East West Bancorp Inc. (CA)	Pacific Business Bank (CA)
East West Bancorp Inc. (CA)	Prime Bank (CA)
Nara Bank NA (CA)	Korea First Bank of New York (NY)
East West Bancorp Inc. (CA)	American International Bank (CA)
East West Bancorp Inc. (CA)	First Central Bank, NA (CA)
HSBC Holdings plc	First Commercial Bk, Philadel. (PA)
Hanmi Bank (CA)	First Global Bank, FSB (CA)

Hovde calculated the medians and averages of the following relevant transaction ratios in the Western Merger Group, the Pacific Northwest Merger Group and the Asian Merger Group: the multiple of the offer value to the acquired company’s core earnings (tax adjusted net income with normalized provision) for the twelve months preceding the announcement date of the transaction; the tangible book value premium to core deposits; the multiple of the offer value to the acquired company’s tangible book value; and the percentage of the offer value to the acquired company’s total assets. Hovde compared these multiples with the corresponding multiples for the merger, valuing the total consideration that would be received pursuant to the Agreement and Plan of Merger at approximately $40.3 million ($20.8 million in consideration in the form of UCBH’s stock, $16.0 million in cash for Pacifica common stock, and $3.6 million in cash related to the cash-out of Pacifica stock options), or $10.37 per Pacifica common share, based on UCBH’s trading price of $17.31 as of May 23, 2005. In calculating the multiples for the merger, Hovde used Pacifica’s core earnings (tax adjusted net income with normalized provision) for the 12 months ended March 31, 2005, and Pacifica’s tangible book value per share, total assets, and total deposits as of March 31, 2005. The results of this analysis are as follows:

	Offer Value to
	12 months Preceding Core Earnings (x)	Ratio of Tangible Book Value Premium to Core Deposits (%)	Tangible Book Value (x)	Total Assets (%)
Pacifica Bancorp, Inc.	31.5	30.3	2.4	24.6

Western Merger Group median	20.0	18.2	2.5	24.6
Western Merger Group average	21.7	20.0	2.5	22.7

Pacific Northwest Merger Group median	20.3	23.8	1.9	24.8
Pacific Northwest Merger Group average	19.8	22.6	2.4	24.7

Asian Merger Group median	18.0	8.5	1.6	14.6
Asian Merger Group average	19.5	10.2	1.7	15.4

Premium to Market Analysis. Hovde compared the offer on a per common share basis to the most recent low and high known trades of Pacifica common stock during the first quarter of 2005 and the entire year of 2004. The publicly available low and high trades for Pacifica stock in the first quarter of 2005 were $6.50 and $6.95, respectively. The publicly available low and high trades for Pacifica stock during 2004 were $5.50 and $7.00, respectively. The per common share offer of $10.37 by UCBH represents: a 59.5% premium to the first quarter 2005 low trade of $6.50; a 49.2% premium to the first quarter 2005 high trade of $6.95; an 88.5% premium to the 2004 low trade of $5.50; and a 48.1% premium to the 2004 high trade of $7.00.

Discounted Cash Flow Analysis. Hovde estimated the present value of all shares of Pacifica common stock by estimating the value of Pacifica’s estimated future earnings stream beginning in 2005. Reflecting Pacifica’s internal projections and Hovde estimates, Hovde assumed net income in 2005, 2006, 2007, 2008, and 2009 of $2.0 million, $2.3 million, $2.6 million, $2.8 million, and $3.2 million, respectively. The present value of these earnings was calculated based on a range of discount rates between 12.0% and 15.0%. In order to derive the terminal value of Pacifica’s earnings stream beyond 2009, Hovde assumed a terminal value based on a multiple of between 14.0x and 18.0x applied to free cash flows in 2009. The present value of this terminal amount was then calculated based on the range of discount rates mentioned above. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Pacifica’s common stock. This analysis and its underlying assumptions yielded a range of value for all the shares of Pacifica’s stock of approximately $25.4 million (at a 12.0% discount rate and a 14.0x terminal multiple) to $28.6 million (at a 15.0% discount rate and a 18.0x terminal multiple) with a midpoint of $27.2 (using a 13.5% discount rate and a 16.0x terminal multiple), compared to total Merger Consideration of $40.3 million.

Contribution Analysis. Hovde prepared a contribution analysis showing percentages of total assets, total net loans, total deposits, total common equity, and total tangible equity at March 31, 2005 for Pacifica and for UCBH, and actual 12 months preceding earnings (tax adjusted net income with normalized provision for Pacifica) and estimated fiscal year 2005 earnings that would be contributed to the combined company on a pro-forma basis by Pacifica and UCBH. The offer analysis indicated that holders of Pacifica common stock would own approximately 1.43% of the pro forma common shares outstanding of UCBH, assuming an exchange ratio of 0.60, while contributing a median of 2.48% of the financial components listed above. This pro forma ownership is based on the total consideration being paid to Pacifica consisting of 60.0% of UCBH common stock and 40.0% in cash, therefore if pro forma ownership of 1.43% is divided by the percentage of stock (60.0%), the resulting value of 2.38% compares more favorably to the median contribution value of 2.48%.

Pacifica Contribution To UCBH
Total assets	2.47%
Total net loans	2.80%
Total deposits	2.48%
Total equity	3.29%
Total tangible equity	3.88%
Net income—LTM	1.44%
Net income—estimated fiscal year 2005	2.03%

Median Pacifica Contribution Percentage	2.48%
Actual Pacifica Pro Forma Ownership	1.43%
Pacifica Pro Forma Ownership adjusted for cash component	2.38%

Comparable Company Analysis. Using publicly available information, Hovde compared the financial performance and stock market valuation of UCBH with the following publicly traded Asian banking institutions with assets as of March 31, 2005:

Company Name (Ticker)	Assets ($mm)
Cathay General Bancorp Inc.	6,165,829
Center Financial Corporation (CLFC)	1,387,491
East West Bancorp Inc. (EWBC)	6,371,028
Hanmi Financial Corporation	3,139,359
Nara Bancorp Inc.	1,505,898
Wilshire Bancorp Inc.	1,377,297

Indications of such financial performance and stock market valuation included profitability measures, earnings composition, operating and performance metrics, loan portfolio compositions, deposit compositions, yield and cost analysis, capital adequacy, asset quality, and reserve adequacy, all based on financial information as of March 31, 2005 and, where relevant, closing stock market information as of May 18, 2005. Selected market information for UCBH and the group of comparable companies that was analyzed is provided below.

	Price	Price/ TBV (%)	Price/ Book (%)	Price/ LTM EPS (x)	Div. Yield (%)	Mkt. Cap ($m)	Inside Ownership (%)
UCBH	$18.06	395.4	333.2	19.4	0.55	1,652.4	6.5
Comparable Company Average	$22.58	389.5	313.3	19.4	0.92	917.5	22.3

	ROAE (%)	ROAA (%)	Tangible Equity Ratio (%)	Net Interest Margin (%)	Efficiency Ratio (%)	NPAs/ Average Assets (%)	Reserves/ NPAs (%)
UCBH	18.69	1.37	6.51	3.67	42.83	0.57	156.53
Comparable Company Average	18.09	1.66	6.95	4.27	44.93	0.22	428.30

Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the transaction consideration was fair from a financial point of view to Pacifica shareholders.

THE MERGER

The following is a brief description of the material aspects of the merger. There are other aspects of the merger that are not discussed below, but that are contained in the Agreement and Plan of Merger. You are being asked to approve the merger in accordance with the terms of the Agreement and Plan of Merger, and you are urged to read the Agreement and Plan of Merger carefully. The Agreement and Plan of Merger, as amended, is attached to this proxy statement as Appendix A.

Basic Terms of the Merger

The Agreement and Plan of Merger provides for the merger of Pacifica with and into a subsidiary of UCBH, with the subsidiary of UCBH as the surviving company. Following the merger, Pacifica Bank will be merged with and into United Commercial Bank (“UCB”), also a wholly owned subsidiary of UCBH. It will operate under the “United Commercial Bank” name, but retain the same branch offices as Pacifica Bank before the merger.

In the merger, Pacifica shareholders will receive cash, UCBH common stock, or a combination of cash and UCBH common stock for their Pacifica common stock, as described below. While UCBH and Pacifica believe that they will receive the necessary regulatory approvals for the merger, there can be no assurance that such approvals will be received or, if received, as to the timing of such approvals or as to the ability to obtain such approvals on satisfactory terms. See “—Conditions to the Completion of the Merger” and “—Regulatory Requirements.”

Merger Consideration

The Agreement and Plan of Merger provides that as of the effective time of the merger, each share of Pacifica common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive either UCBH common stock, cash, or a combination of UCBH common stock and cash, in each case as described below. Under the Agreement and Plan of Merger, UCBH will pay cash and issue shares of its common stock in exchange for all outstanding shares of Pacifica common stock. The Agreement and Plan of Merger provides that the total consideration for all shares of Pacifica common stock will be $16.024 million in cash and 1,198,795 shares of UCBH common stock, plus (i) additional cash that results from multiplying the Per Share Amount by 40%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options, plus (ii) additional UCBH common stock that results from the product of multiplying the Exchange Ratio by 60%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options. In addition to the foregoing consideration, outstanding options to purchase shares of Pacifica common stock pursuant to any option plan that are outstanding and unexercised immediately prior to the effective time of the merger shall become fully vested and exercisable, and Pacifica shall make payment immediately prior to the effective time of the merger to each holder of a Pacifica option for each Pacifica share represented by such option of an amount equal to the difference between the Per Share Amount and the exercise price per share of such Pacifica option.

The following definitions apply to the foregoing calculations of the merger consideration:

“Per Share Amount” means the quotient of (i) the sum of (A) the product of (I) 1,198,795 multiplied by (II) the Average Closing Price of UCBH common stock, plus (B) $16,024,000, divided by (ii) 3,544,597, rounded to the nearest whole cent.

“Exchange Ratio” means the number of shares of UCBH common stock into which a share of Pacifica capital stock shall be converted, which number shall be equal to the quotient (to the nearest ten-thousandth) of (i) the Per Share Amount divided by (ii) the Average Closing Price of UCBH common stock.

“Average Closing Price” means the average of the daily closing price of a share of UCBH common stock reported on the Nasdaq National Market during the ten (10) consecutive trading days preceding the fifth (5th) business day prior to the effective time.

Subject to allocation procedures described below, a Pacifica shareholder will have the right to elect to convert such shareholder’s Pacifica common stock into (i) cash; (ii) shares of UCBH common stock, or (iii) a combination of cash and UCBH common stock, provided, however, that between 55.2% and 63.7% of the outstanding Pacifica common stock shall be converted into the right to receive UCBH common stock (the “Shares Consideration Requirement”). The Shares Consideration Requirement is a condition to be satisfied in order for the Merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. See “—Election Procedure.” In our discussion, we refer to the number of shares of UCBH common stock to be received for a share of Pacifica common stock being converted into UCBH stock as the “per share stock consideration,” and we refer to the amount of cash to be received for a share of Pacifica common stock being converted into cash as the “per share cash consideration.”

The formula to determine the per share cash consideration and the per share stock consideration is intended to substantially equalize the value of the consideration to be received for each share of Pacifica common stock in the merger as of the determination date, regardless of whether a Pacifica shareholder elects to receive all UCBH common stock, all cash, or a combination of the two. This equalization mechanism was deemed to be desirable because the value of the UCBH common stock will fluctuate. In order to best ensure that the value of the consideration for each share of Pacifica common stock is as equal as possible upon receipt by Pacifica shareholders, regardless of the form of the consideration, all calculations to determine the consideration payable for a share of Pacifica common stock are based on the Average Closing Price.

For example, if the Average Closing Price of UCBH common stock for the applicable 10 trading day period were $18.00, a Pacifica shareholder receiving only stock would receive .5894 of a share of UCBH common stock for each share of Pacifica common stock having a value, based upon such Average Closing Price, of approximately $10.61 per share, and a Pacifica shareholder receiving only cash would receive $10.61 in cash per share of Pacifica common stock, subject in each case to the allocation procedures described under the heading “The Merger—Allocation” below.

For example, if a Pacifica shareholder has 100 shares of Pacifica common stock for which the shareholder makes a valid combination election to receive 50% UCBH common stock and 50% cash as of the effective time of the merger, and the Average Closing Price of UCBH common stock for the applicable 10 trading day period were $18.00, then the Pacifica shareholder would receive 29 shares of UCBH common stock (and $8 in lieu of a fractional share) having a value, based upon such Average Closing Price, of approximately $530, and $531 cash for the remaining shares of Pacifica common stock, subject in each case to the allocation procedures described under the heading “The Merger—Allocation” below. The total value that the Pacifica shareholder will receive for such shareholder’s 100 shares is $1,061.

No assurance can be given that the current fair market value of UCBH common stock will be equivalent to the fair market value of UCBH common stock on the date that stock is actually received by a Pacifica shareholder or at any other time. The fair market value of UCBH common stock received by a Pacifica shareholder may be greater or less than the current fair market value of UCBH common stock due to numerous market factors.

Pacifica may terminate the Agreement and Plan of Merger if the UCBH average closing price is less than $16.50 per share; provided, however, that if Pacifica elects to terminate the Agreement and Plan of Merger for such reason, UCBH may render such election null and void, and thereby revive the Agreement and Plan of Merger by agreeing to change the per share amount payable for each share of Pacifica common stock to $10.07. UCBH may terminate the Agreement and Plan of Merger if the UCBH average closing price is more than $23.50 per share; provided, however, that if UCBH elects to terminate the Agreement and Plan of Merger for such reason, Pacifica may render such election null and void, and thereby revive the Agreement and Plan of Merger by agreeing to change the per share amount payable for each share of Pacifica common stock to $12.43. See “—Termination of the Agreement and Plan of Merger.”

No fractional shares of UCBH common stock will be issued to any holder of Pacifica common stock in the merger. For each fractional share that would otherwise be issued, UCBH will pay cash in an amount equal to the fraction multiplied by the Average Closing Price of UCBH common stock, rounded to the nearest penny. No interest will be paid or accrued on cash payable in lieu of fractional shares of UCBH common stock.

The terms of the merger were determined by UCBH and Pacifica on the basis of arms-length negotiations. Neither the per share cash consideration nor the per share stock consideration can be determined until the fifth day immediately prior to the effective time (the “determination date”). We intend to announce these amounts promptly after the determination date. The amounts will also be made available on UCBH’s website at www.ucbh.com and on Pacifica Bank’s website at www.pacificabank.com.

Election Procedure

Subject to the allocation mechanism described in the next section, each Pacifica shareholder will have the right to elect to receive with respect to such shareholder’s shares of UCBH common stock:

•	all cash;

•	all UCBH common stock; or

•	a combination of cash and UCBH common stock.

All Cash Election. Shareholders who choose to receive all cash for their shares of Pacifica common stock will receive the Per Share Amount times the number of shares of Pacifica common stock owned by such shareholder, subject to the allocation mechanism described below in the event shareholders elect to receive too much cash. In our discussion we refer to the shares held by a Pacifica shareholder who has chosen to receive all cash for such shares as “cash election shares.”

All Stock Election. Shareholders who choose to receive all stock for their shares of Pacifica common stock will receive the per share stock consideration in respect of all their shares of Pacifica common stock, subject to the allocation mechanism described below in the event shareholders elect to receive too much stock. In our discussion we refer to the shares held by a Pacifica shareholder who has chosen to receive all stock for such shares as “stock election shares.”

Combination Election. A shareholder who chooses to receive part cash and part stock for his or her shares of Pacifica common stock (“combination election shares”) will receive the Per Share Amount with respect to the designated number of such shareholder’s Pacifica common stock (“combination stock election”) and the Per Share Amount with respect to the remainder of such shareholder’s Pacifica common stock (“combination cash election”), subject to the allocation mechanism described below in the event shareholders elect to receive either too much stock or too much cash.

No-Election Shares. Shareholders who indicate that they have no preference as to whether they receive cash or UCBH common stock for their shares of Pacifica common stock, shareholders who do not make a valid election, and shareholders who have provided a notice of dissent in accordance with the Washington Business Corporation Act with respect to the merger, will be deemed to have made no election (“no-election shares”). Shareholders who are deemed to have made no election will receive (i) the per share stock consideration if there is an oversubscription of the cash consideration, or (ii) the per share cash consideration if there is an oversubscription of the stock consideration. See “—Allocation” below.

Proposed Dissenting Shares. To the extent a Pacifica shareholder provides notice of dissent to Pacifica in accordance with the Washington Business Corporation Act, or fails to subsequently perfect such dissent under the Washington Business Corporation Act (“proposed dissenting shares”), such proposed dissenting shares shall be deemed to be no-election shares and such shareholder will receive the merger consideration under the heading “No-Election Shares.” A shareholder who does perfect his or her dissenters’ rights under the Washington Business Corporation Act will receive the fair value for his or her shares as provided under Washington law. See “—Allocation” below.

Pursuant to the Agreement and Plan of Merger, between 55.2% and 63.7% of the outstanding shares of Pacifica common stock shall be converted into the right to receive UCBH common stock (the “Shares Consideration Requirement”). The Shares Consideration Requirement is a condition to be satisfied in order for the Merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Accordingly, there is no assurance that a holder of Pacifica common stock will receive the form of consideration that the holder elects with respect to all shares of Pacifica common stock held by that holder. If the elections result in an oversubscription with respect to shares of Pacifica common stock which would otherwise receive either the per share stock consideration or the Per Share Amount, the exchange agent will follow the procedures for allocating UCBH common stock and cash described below under “—Allocation.”

Election Form. A green Election Form accompanies this proxy statement. Each green Election Form allows the holder to make the all cash election, the all stock election, or the combination cash and stock election, or to indicate that the holder makes no election. Pacifica and UCBH will make available Election Forms to persons who become holders of Pacifica common stock between the record date for the Pacifica special meeting and the close of business on the day prior to the election deadline.

Holders of Pacifica common stock who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the green Election Form. Shares of Pacifica common stock as to which the holder has not made a valid election prior to the election deadline, which is 5:00 p.m, Pacific Time, on                     , 2005 [thirty days after mailing /five days prior to closing date], will be deemed no-election shares.

To make a valid election, a holder of Pacifica common stock must submit a properly completed Election Form so that it is actually received by the person or entity to whom the Election Form is submitted (the “exchange agent”) on or prior to the election deadline in accordance with the instructions on the Election Form. An Election Form shall be deemed properly completed only if an election is indicated for each share of Pacifica common stock covered by such Election Form. Any shareholder who fails to deliver a properly completed Election Form to the exchange agent on or before the election deadline will not have made a valid election and instead, the shares of Pacifica common stock owned by such shareholder will be deemed to be no-election shares.

You may send in your stock certificates either with the green Election Form or after the effective time of the merger. Also accompanying this proxy statement is a Letter of Transmittal that will provide you with instructions on surrendering your Pacifica stock certificate(s) and backup withholding tax forms to be completed and signed by you. The Letter of Transmittal must accompany your stock certificates. You will need to send in your stock certificates, the completed and signed Letter of Transmittal and the appropriate completed and signed backup withholding tax form in order to receive merger consideration, which will be distributed after the effective time of the merger. However, you should send the green Election Form in the enclosed green envelope to the exchange agent so that it is received by the exchange agent on or before the election deadline.

An election may be revoked or changed by the person submitting the Election Form prior to the election deadline. The exchange agent will have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of UCBH regarding these matters will be binding and conclusive. Neither UCBH or Pacifica nor the exchange agent will be under any obligation to notify any person of any defects in an Election Form.

All shares of UCBH common stock issued to the holders of Pacifica common stock pursuant to the merger will be deemed issued as of the effective time. Until you surrender your Pacifica stock certificates for exchange, you will accrue, but will not be paid, any dividends or other distributions declared after the effective time with respect to UCBH common stock into which any of your shares may have been converted. When you surrender your certificates, UCBH will pay any unpaid dividends or other distributions, as well as any merger consideration payable in cash, without interest. After the effective time, there will be no transfers on the stock transfer books of Pacifica of any shares of Pacifica common stock. If certificates representing shares of Pacifica common stock are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of Pacifica common stock represented by those certificates shall have been converted. Failure to timely receive your certificates representing Pacifica common stock may subject you to loss of your portion of the merger consideration because it may escheat to the state where you reside.

If a certificate for Pacifica common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the Agreement and Plan of Merger upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and reasonable assurances, such as a bond or indemnity, satisfactory to UCBH in consultation with Pacifica, and appropriate and customary identification.

Allocation

What will Pacifica shareholders receive in the merger?

Under the Agreement and Plan of Merger, UCBH will pay cash and issue shares of its common stock in exchange for all outstanding shares of Pacifica common stock. The Agreement and Plan of Merger provides that the total consideration for all shares of Pacifica common stock will be $16.024 million in cash and 1,198,795 shares of UCBH common stock, plus (i) additional cash that results from multiplying the Per Share Amount by 40%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options, plus (ii) additional UCBH common stock that results from the product of multiplying the Exchange Ratio by 60%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options. In addition to the foregoing consideration, outstanding options to purchase shares of Pacifica common stock pursuant to any option plan that are outstanding and unexercised immediately prior to the effective time of the merger shall become fully vested and exercisable, and Pacifica shall make payment immediately prior to the effective time of the merger to each holder of a Pacifica option for each Pacifica share represented by such option of an amount equal to the difference between the Per Share Amount and the exercise price per share of such Pacifica option.

The following definitions apply to the foregoing calculations of the merger consideration:

“Per Share Amount” means the quotient of (i) the sum of (A) the product of (I) 1,198,795 multiplied by (II) the Average Closing Price of UCBH common stock, plus (B) $16,024,000, divided by (ii) 3,544,597, rounded to the nearest whole cent.

“Exchange Ratio” means the number of shares of UCBH common stock into which a share of Pacifica capital stock shall be converted, which number shall be equal to the quotient (to the nearest ten-thousandth) of (i) the Per Share Amount divided by (ii) the Average Closing Price of UCBH common stock.

“Average Closing Price” means the average of the daily closing price of a share of UCBH common stock reported on the Nasdaq National Market during the ten (10) consecutive trading days preceding the fifth (5th) business day prior to the effective time.

Therefore, all cash election shares, stock election shares and combination election shares are subject to adjustment to preserve these limitations on the amount of cash to be paid and the number of shares of UCBH common stock to be issued in the merger. As a result, even if you make the all cash election or the all stock election, you may nevertheless receive a mix of cash and stock.

Oversubscription of the Cash Consideration. If the total amount of cash that would be payable to Pacifica shareholders who make all cash elections or combination cash elections would be greater than the maximum amount of cash to be paid by UCBH pursuant to the Agreement and Plan of Merger, the following allocation mechanism will be used:

•	all stock election shares and the combination stock election shares will be converted into the right to receive UCBH common stock;

•	the exchange agent will then select by lot such number of holders of no-election shares to receive the UCBH common stock as shall be necessary to ensure that the number of shares of UCBH common stock to be received by those holders, when combined with the number of shares of UCBH common stock for which a stock election or a combination stock election has been made equals between 55.2% and 63.7% of the outstanding shares of Pacifica common stock, depending on the average closing price of the UCBH common stock as of the determination date (“aggregate UCBH share amount”); to the extent the shares of UCBH common stock to be received by all holders of no-election shares, plus the number of shares of UCBH common stock for which stock elections and combination stock elections have been made are still less than the aggregate UCBH share amount, then:

•	the exchange agent will prorate the amount of cash to be delivered to the cash election shares and the combination cash election shares by multiplying those shares by a factor known as the “cash proration factor.” The cash proration factor equals the quotient of (1) the aggregate UCBH share amount minus the sum of (a) the number of shares for which a stock election or combination stock election has been made plus (b) the number of shares of UCBH common stock to be received by all of the no-election shares; divided by (2) the multiple of (c) the total number of shares of Pacifica common stock with respect to which a cash election or combination cash election was made, and (d) the Per Share Amount divided by the Average Closing Price. Holders of Pacifica shares who made cash elections or combination cash elections with respect to those shares will receive cash equal to (A) the Per Share Amount multiplied by (B) the number of shares of such holder’s Pacifica common stock for which a cash election or combination cash election was made multiplied by (C) 1 minus the cash proration factor. Each of the remaining shares of Pacifica common stock held by shareholders making cash elections or combination cash elections will be exchanged for the per share stock consideration.

Oversubscription of the Stock Consideration. If the total shares of UCBH common stock that would be issued to Pacifica shareholders who make all stock elections and combination stock elections would be greater than the maximum number of shares of UCBH common stock to be issued to the Pacifica shareholders, the following allocation mechanism will be used:

•	all cash election shares and combination cash election shares will be converted into the right to receive cash;

•	holders of no-election shares shall receive cash; if all holders of no-election shares which are converted into the right to receive cash when combined with the cash election and combination cash election shares is still less than 40% of the total merger consideration, then:

•	the exchange agent will prorate the amount of stock to be delivered to the stock election shares and the combination stock election shares by multiplying those shares by a factor known as the “stock proration factor.” The stock proration factor equals the quotient of (1) the aggregate UCBH share amount; divided by (2) the multiple of (a) the total number of shares of Pacifica common stock with respect to which a stock election or combination stock election was made, and (b) the Per Share Amount divided by the Average Closing Price. Holders of Pacifica shares who made stock elections or combination stock elections with respect to those shares will receive stock equal to (A) the per share stock consideration multiplied by (B) the number of shares of such holder’s Pacifica common stock for which a stock election or combination stock election was made multiplied by (C) the stock proration factor. Each of the remaining shares of Pacifica common stock held by shareholders making stock elections or combination stock elections will be exchanged for the Per Share Amount.

The allocation described above will be computed by UCBH prior to the effective time and shall be set forth in a certificate executed by the Chief Financial Officer of UCBH and furnished to Pacifica at least two (2) business days prior to the effective time showing the manner of calculation in reasonable detail. Any calculation of a portion of a share of UCBH common stock shall be rounded to the nearest ten-thousandth of a share, and any cash payment shall be rounded to the nearest cent.

Because the federal income tax consequences of receiving cash, UCBH common stock, or both cash and UCBH common stock will differ, Pacifica shareholders are urged to read carefully the information set forth under the caption “—Certain Federal Income Tax Consequences” and to consult their own tax advisors for a full understanding of the merger’s tax consequences to them. In addition, because the stock consideration can fluctuate in value from the Average Closing Price, the economic value per share received by Pacifica shareholders who receive the stock consideration may, as of the date of receipt by them, be more or less than the amount of cash consideration per share received by Pacifica shareholders who receive cash consideration.

Exercised Pacifica Options

The Agreement and Plan of Merger provides that the merger consideration will be increased by the amount of cash received by Pacifica resulting from the exercise of Pacifica options between the date of the execution of the Agreement and Plan of Merger and the effective time of the merger. Under the Agreement and Plan of Merger, UCBH will pay cash and issue shares of its common stock in exchange for all outstanding shares of Pacifica common stock. The Agreement and Plan of Merger provides that the total consideration for all shares of Pacifica common stock will be $16.024 million in cash and 1,198,795 shares of UCBH common stock, plus (i) additional cash that results from multiplying the Per Share Amount by 40%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options, plus (ii) additional UCBH common stock that results from the product of multiplying the Exchange Ratio by 60%, and then multiplying that number by the number of shares of Pacifica common stock issued after the date of the Agreement and Plan of Merger (but prior to the effective time of the merger) upon the exercise of Pacifica stock options.

Unexercised Pacifica Options

The Agreement and Plan of Merger provides that each Pacifica option that is outstanding and unexercised immediately prior to the effective time of the merger shall become fully vested and exercisable, and Pacifica shall make payment immediately prior to the effective time of the merger to each holder of a Pacifica option for each Pacifica share represented by such option of an amount equal to the difference between the Per Share Amount and the exercise price per share of such Pacifica option.

Fractional Shares

UCBH will not issue fractional shares in the merger. Instead, a cash payment will be paid in an amount equal to the product of (i) the fractional part of a share of UCBH common stock to which a shareholder of Pacifica might otherwise be entitled, multiplied by (ii) the Average Closing Price, rounded to the nearest penny.

Effective Time

Subject to the conditions to the obligations of the parties to complete the merger as set forth in the Agreement and Plan of Merger, the effective time will occur as soon as practicable after such conditions set forth in the Agreement and Plan of Merger have been satisfied or waived. Subject to the foregoing, it is currently anticipated that the merger will be consummated during the fourth quarter of 2005. Either UCBH or Pacifica may, subject to certain conditions, terminate the Agreement and Plan of Merger if the effective time does not occur on or before February 28, 2006.

Federal Income Tax Consequences of the Merger

The following is a discussion of the material federal income tax consequences of the merger that are generally applicable to holders of Pacifica common stock who are citizens of, reside in or are organized under the laws of the United States. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing regulations thereunder (including final, temporary or proposed regulations) and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. The following discussion is intended only as a general summary of the material federal income tax consequences of the merger and is not a complete analysis or listing of all potential tax effects relevant to a decision on whether to vote in favor of approval of the Agreement and Plan of Merger.

This discussion assumes that the Pacifica shareholders hold their shares of Pacifica common stock as a capital asset within the meaning of section 1221 of the Code. Further, the discussion does not address all aspects of federal income taxation that may be relevant to Pacifica shareholders in light of their particular circumstances or that may be applicable to them if they are subject to special treatment under the Code, including, without limitation, shareholders who are subject to such special treatment because they are:

•	financial institutions, mutual funds, dealers in securities or insurance companies;

•	tax-exempt organizations;

•	S corporations or other pass-through entities;

•	non-United States persons;

•	Pacifica shareholders whose shares are qualified small business stock for purposes of section 1202 of the Code or who may be subject to the alternative minimum tax provisions of the Code; or

•	Pacifica shareholders who received their Pacifica common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

Consummation of the merger is conditioned upon the receipt by Pacifica of the opinion of PricewaterhouseCoopers LLP, dated as of the effective time, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in the opinion, which are consistent with the state of facts existing as of the effective time, the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code. The tax opinions to be delivered in connection with the merger are not binding on the Internal Revenue Service (“IRS”) or the courts, and neither Pacifica nor UCBH intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger.

Assuming consummation of the merger on the basis of facts, representations and assumptions as set forth in the opinion referred to above, the United States federal income tax consequences of the merger to a holder generally will depend on whether the holder exchanges such shareholder’s Pacifica common stock for cash, UCBH common stock or a combination of cash and UCBH common stock.

Exchange Solely for Cash. In general, if pursuant to the merger a holder exchanges all of its shares of Pacifica common stock solely for cash, the holder will recognize gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of Pacifica common stock surrendered, which gain or loss will be long-term capital gain or loss if the holder’s holding period with respect to the Pacifica common stock surrendered is more than one year. Notwithstanding the foregoing, if a holder exchanges all of its shares of Pacifica common stock solely for cash and either (1) is deemed to constructively own shares of UCBH common stock that were exchanged for shares of Pacifica common stock or (2) actually owns shares of Pacifica common stock, cash received by the holder may be taxed as a dividend rather than as a capital gain. The consequence to such holders may be similar to the consequences described below under the heading “—Exchange for UCBH Common Stock and Cash.”

Exchange Solely for UCBH Common Stock. If pursuant to the merger a holder exchanges all of its shares of Pacifica common stock solely for shares of UCBH common stock, the holder will not recognize any gain or loss except in respect of cash received in lieu of any fractional share of UCBH common stock (as discussed below). The aggregate adjusted tax basis of the shares of UCBH common stock received in the merger will be equal to the aggregate adjusted tax basis of the shares of Pacifica common stock surrendered for the UCBH common stock (reduced by the tax basis allocable to any fractional share of Pacifica common stock for which cash is received), and the holding period of the UCBH common stock will include the period during which the shares of Pacifica common stock were held. If a holder has differing bases or holding periods in respect of its shares of Pacifica common stock, the holder should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of UCBH common stock received in the exchange.

Exchange for UCBH Common Stock and Cash. If pursuant to the merger a holder exchanges all of its shares of Pacifica common stock for a combination of UCBH common stock and cash, the holder will generally recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the UCBH common stock received pursuant to the merger over the holder’s adjusted tax basis in its shares of Pacifica common stock surrendered) and (2) the amount of cash received pursuant to the merger. Any recognized gain will generally be long-term capital gain if the holder’s holding period with respect to the Pacifica common stock surrendered is more than one year. If, however, the cash received has the effect of the distribution of a dividend, the gain would be treated as a dividend to the extent of the holder’s ratable share of accumulated earnings and profits as calculated for federal income tax purposes. See “—Possible Treatment of Cash as a Dividend” below.

The aggregate tax basis of UCBH common stock received by a holder that exchanges its shares of Pacifica common stock for a combination of UCBH common stock and cash pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of Pacifica common stock surrendered for UCBH common stock and cash, reduced by the amount of cash received by the holder pursuant to the merger, and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below), if any, recognized by the holder on the exchange. The holding period of the UCBH common stock will include the holding period of the shares of Pacifica common stock surrendered. If a holder has differing bases or holding periods in respect of its shares of Pacifica common stock, the holder should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of UCBH common stock received in the exchange.

Possible Treatment of Cash as a Dividend. In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the holder’s deemed percentage stock ownership of UCBH. For purposes of this determination, the holder is treated as if it first exchanged all of its shares of Pacifica common stock solely for UCBH common stock and UCBH then immediately redeemed (the “deemed redemption”) a portion of the UCBH common stock in exchange for the cash the holder actually received. The gain recognized in the exchange followed by a deemed redemption will be treated as capital gain if the deemed redemption is (1) substantially disproportionate with respect to the holder, or (2) not essentially equivalent to a dividend.

The deemed redemption, generally, will be substantially disproportionate with respect to a holder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is not essentially equivalent to a dividend with respect to a holder will depend upon the particular circumstances of the holder. At a minimum, however, in order for the deemed redemption to be not essentially equivalent to a dividend, the deemed redemption must result in a meaningful reduction in the holder’s actual and constructive percentage stock ownership of UCBH. In general, that determination requires a comparison of (1) the percentage of the outstanding stock of UCBH the holder is deemed to actually and constructively own immediately before the deemed redemption and (2) the percentage of the outstanding stock of UCBH the holder actually and constructively owns immediately after the deemed redemption. In applying the foregoing tests, a holder is deemed to own stock owned and, in some cases, constructively owned, by certain family members, by certain estates and trusts of which the holder is a beneficiary, and by certain affiliated entities. As these rules are complex, each holder that may be subject to these rules should consult its tax advisor. The Internal Revenue Service has ruled that a relatively minor reduction in the percentage stock ownership of a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is a meaningful reduction.

Cash Received in Lieu of a Fractional Share. Cash received by a holder of Pacifica common stock in lieu of a fractional share of UCBH common stock generally will be treated as received in redemption of the fractional share, and gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the holder’s aggregate adjusted tax basis of the share of Pacifica common stock surrendered allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Pacifica common stock is more than one year.

Dissenting Shareholders. Holders of Pacifica common stock who dissent with respect to the merger, as discussed in “Dissenters’ Rights” and who receive cash in respect of their shares of Pacifica common stock will be treated, generally, in the same manner as holders who exchange their shares of Pacifica common stock solely for cash in accordance with the discussion above.

Reporting Requirements. Shareholders who receive UCBH common stock as a result of the merger will be required to retain records pertaining to the merger and each shareholder will be required to file with such holder’s federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger. Pacifica shareholders will be responsible for the preparation of their own tax returns.

PricewaterhouseCoopers LLP has delivered an opinion to the foregoing effect to boards of directors of UCBH and Pacifica. The opinion is attached to this document as Exhibit D. The foregoing is only a summary of the tax consequences of the merger as described in the opinion. The opinion is based on assumptions and representations made by officers of UCBH and Pacifica to PricewaterhouseCoopers LLP, and contains qualifications appropriate to the subject matter.

An opinion of PricewaterhouseCoopers LLP only represents its best professional judgment, and has no binding effect or official status of any kind. No assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues. Neither Pacifica nor UCBH has requested or will request a ruling from the IRS with regard to the federal income tax consequences of the merger.

The regulations under section 368 of the Internal Revenue Code of 1986, as amended, require that each party to the reorganization must file as part of its tax return for its taxable year within which the reorganization occurs, a complete statement of all facts pertinent to the reorganization, pursuant to Treas. Reg. § 1.368-3. As such, you should consult with your tax advisor to determine what you must file with your federal income tax return if you receive shares of UCBH common stock in the merger.

The foregoing is a general summary of the material federal income tax consequences of the merger to Pacifica shareholders, without regard to the particular facts and circumstances of each shareholder’s tax situation and status. In addition, there may be relevant state, local, foreign or other tax consequences, none of which is described above. Because certain tax consequences of the merger may vary depending on the particular circumstances of each shareholder, each Pacifica shareholder should consult its own tax advisor regarding its specific tax situation and status, including the specific application of state, local and foreign laws to such shareholder and the possible effect of changes in federal and other tax laws.

TO COMPLY WITH U.S. TREASURY REGULATIONS, WE ADVISE YOU THAT ANY U.S. FEDERAL TAX ADVICE INCLUDED IN THIS COMMUNICATION (1) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, TO AVOID ANY U.S. FEDERAL TAX PENALTIES, AND (2) WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTER ADDRESSED BY THIS COMMUNICATION. ANY TAXPAYER

RECEIVING THIS COMMUNICATION SHOULD SEEK ADVICE FROM AN INDEPENDENT TAX ADVISOR BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES.

Voting Agreements

None of the directors or executive officers of Pacifica have entered into a voting agreement with respect to the Agreement and Plan of Merger.

Dissenters’ Rights of Appraisal

Under Washington law, Pacifica shareholders have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of Pacifica common stock.

Pacifica shareholders electing to exercise dissenters’ rights must comply with the provisions of the Washington appraisal laws in order to perfect their rights. The following is intended as a brief summary of the material provisions of the procedures that a Pacifica shareholder must follow in order to dissent from the merger and perfect dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the Washington appraisal laws, the full text of which is set forth in Appendix B to this document.

A shareholder who wishes to assert dissenters’ rights must:

•	deliver to Pacifica before the special meeting written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the merger is completed, and

•	not vote the shareholder’s shares in favor of the merger.

A shareholder wishing to deliver a notice asserting dissenters’ rights should hand deliver or mail the notice to the following address:

Pacifica Bancorp, Inc.

Skyline Tower

10900 NE 4th Street, Suite 200

Bellevue, Washington 98004

Attention: John A. Kennedy, President & CEO

A shareholder who wishes to exercise dissenters’ rights generally must dissent with respect to all of the shares the shareholder owns or over which the shareholder has the power to direct the vote. However, if a record shareholder is a nominee for several beneficial shareholders, some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by notifying Pacifica in writing before the special meeting of the shareholders of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only by submitting to Pacifica the record shareholder’s written consent and by dissenting with respect to all the shares of which the shareholder is the beneficial shareholder or over which the shareholder has power to direct the vote.

A shareholder who does not, prior to the special shareholders meeting, deliver to Pacifica a written notice of the shareholder’s intent to demand payment for the fair value of the shares will lose the right to exercise dissenters’ rights. In addition, any shareholder electing to exercise dissenters’ rights must either vote against the merger or abstain from voting.

If the merger is completed, the subsidiary of UCBH (as the surviving corporation) will, within 10 days after the effective time, deliver a written notice to all Pacifica shareholders who properly gave notice of their intent to exercise dissenters’ rights. The notice will, among other things:

•	state where the payment demand must be sent and where and when certificates for shares must be deposited;

•	supply a form for demanding payment, which includes the date of the first announcement to the news media of the terms of the proposed merger (in this case, May 24, 2005) and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

•	set a date by which UCBH must receive the payment demand, which date will be between 30 and 60 days after notice is delivered; and

•	inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

A shareholder wishing to exercise dissenters’ rights must at that time file the payment demand, certify whether the shareholder acquired beneficial ownership of the shares before May 24, 2005 and deliver share certificates as required in the notice. Failure to do so will cause that person to lose his or her dissenter’s rights.

A shareholder who has complied with the requirements summarized in the previous paragraph may nevertheless decline to exercise dissenters’ rights and withdraw from the appraisal process if UCBH consents to such withdrawal in writing.

Within 30 days after the merger occurs or receipt of the payment demand, whichever is later, UCBH will pay each dissenter with properly perfected dissenters’ rights UCBH’s estimate of the fair value of the shareholder’s shares, plus accrued interest from the effective time. With respect to a dissenter who did not beneficially own shares of Pacifica prior to May 24, 2005, UCBH is not required to make the payment until the dissenter has agreed to accept the payment in full satisfaction of the dissenter’s demands. “Fair value” means the value of the shares immediately before the effective time.

Within 30 days of UCBH’s payment (or offer of payment in the case of shares acquired after May 24, 2005) to a dissenting shareholder, a dissenter dissatisfied with UCBH’s estimate of the fair value may notify UCBH of the dissenter’s own estimate of the fair value and demand payment of that amount. If UCBH does not accept the dissenter’s estimate and the parties do not otherwise settle on a fair value, then UCBH must, within 60 days of receiving the dissenter’s estimate and demand, petition a court to determine the fair value.

In view of the complexity of the Washington statutes governing dissenters’ rights of appraisal, Pacifica shareholders who wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

The failure of a Pacifica shareholder to comply strictly with the Washington statutory requirements will result in a loss of dissenters’ rights. A copy of the relevant statutory provisions is attached as Appendix B. You should refer to this appendix for a complete statement concerning dissenters’ rights and the foregoing summary of such rights is qualified in its entirety by reference to that appendix.

Conditions to the Merger

Consummation of the merger is subject to various conditions. No assurance can be provided as to whether these conditions will be satisfied or waived by the appropriate party. Accordingly, there can be no assurance that the merger will be completed.

Certain conditions must be satisfied or events must occur before the parties will be obligated to complete the merger. Each party’s obligations under the Agreement and Plan of Merger are conditioned on satisfaction by the other party of conditions applicable to them. Some of these conditions, applicable to the respective obligations of both UCBH and Pacifica, are as follows:

•	approval of the merger by Pacifica shareholders;

•	accuracy of the other party’s representations in the Agreement and Plan of Merger and any certificate or other instrument delivered in connection with the Agreement and Plan of Merger;

•	compliance by the other party of all material terms, covenants, and conditions of the Agreement and Plan of Merger;

•	that there shall have been no damage, destruction, or loss, or other event or sequence of events, that has had or potentially may have a material adverse effect with respect to the other party;

•	that no action or proceeding has been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the merger;

•	UCBH’s and Pacifica’s receipt of a tax opinion from PricewaterhouseCoopers LLP; and

•	all approvals to be provided by, permits to be issued by, and/or registrations to be made with, as the case may be, the Federal Reserve, the Federal Deposit Insurance Corporation, the Department of Financial Institutions of the State of Washington, the Department of Financial Institutions of the State of California, the California Department of Corporations, and the Securities Exchange Commission in accordance with and pursuant to the Agreement and Plan of Merger have been obtained and/or made.

In addition to the above, the obligations of UCBH under the Agreement and Plan of Merger are subject to conditions that include the following:

•	Pacifica Bank’s allowance for loan and lease losses will be not less than: if the effective time occurs on or before July 31, 2005, $2,132,000; if the effective time occurs on or after August 1, 2005 but on or before August 31, 2005, $2,136,000; if the effective time occurs on or after September 1, 2005 but on or before September 30, 2005, $2,140,000; if the effective time occurs on or after October 1, 2005 but on or before October 31, 2005, $2,144,000; and if the effective time occurs on or after November 1, 2005, $2,148,000.

•	Pacifica’s net worth (allowing for certain exclusions as set forth in the Agreement and Plan of Merger) will not be less than: if the effective time occurs on or before July 31, 2005, $17,173,000; if the effective time occurs on or after August 1, 2005 but on or before August 31, 2005, $17,363,000; if the effective time occurs on or after September 1, 2005 but on or before September 30, 2005, $17,566,000; if the effective time occurs on or after October 1, 2005 but on or before October 31, 2005, $17,764,000; and if the effective time occurs on or after November 1, 2005, $17,996,000; and

•	Holders of not more than 7% of the outstanding shares of Pacifica shall have asserted dissenter’s rights.

Additionally, either UCBH or Pacifica may terminate the merger if certain conditions applicable to the other party are not satisfied or waived. Those conditions are discussed below under “—Amendment or Termination of the Agreement and Plan of Merger.”

Either UCBH or Pacifica may waive any of their conditions to close the merger, except those that are required by law (such as receipt of regulatory and Pacifica shareholder approval). Either UCBH or Pacifica may also grant extended time to the other party to complete an obligation or condition.

Regulatory Approvals

The transaction must be approved by the Federal Deposit Insurance Corporation and the California Commissioner of Financial Institutions; a request for waiver of an application and approval process must be approved by the Federal Reserve; and a written notification must be provided to the Washington State Department of Financial Institutions. Each of the three approvals was formally requested as of June 30, 2005, and the Washington State notification was made as of July 1, 2005. As of the date of this proxy statement, applications for the three approvals are pending. UCBH expects that the three applications will be acted upon by early October, 2005, but there is no assurance that such applications will be acted upon within this time period or that such applications will be approved.

Pacifica and UCBH filed an application on June 30, 2005 for a permit (the “California Permit”) from the California Commissioner of Corporations (the “California Commissioner”) in order to notify interested parties (as required by California law) of, and to hold, a fairness hearing conducted before the California Commissioner in accordance with applicable California laws with respect to the merger and the shares of UCBH common stock to be issued to the Pacifica shareholders in the merger (the “California Fairness Hearing”). In part, the purpose of the California Fairness Hearing is to authorize and approve the terms and conditions of the issuance of the UCBH common stock and the fairness of the Agreement and Plan of Merger. The California Fairness Hearing was held on August 16, 2005. Based on the evidence presented at the California Fairness Hearing, the California Commissioner, in a letter dated                     , 2005, issued the California Permit and                                                   [describe the outcome of the hearing and the terms and conditions of the Permit, if any]. [If the California Commissioner does not issue the California Permit, Pacifica and UCBH have agreed pursuant to the Agreement and Plan of Merger that UCBH and Pacifica will file a copy of this proxy statement as a proxy statement/prospectus with the Securities and Exchange Commission to register the UCBH common stock to be issued in the merger.]

Amendment Or Termination Of The Agreement And Plan Of Merger

The Agreement and Plan of Merger may be further amended or supplemented at any time by written agreement of the parties, whether before or after the Pacifica special meeting. To the extent permitted under applicable law, the parties may make any amendment or supplement without further approval of Pacifica shareholders. However, after shareholder approval, any amendments that would reduce the amount or change the form of consideration Pacifica shareholders will receive in the merger or the allocation of the cash percentage and stock percentage would require further Pacifica shareholder approval.

The Agreement and Plan of Merger contains several provisions entitling either UCBH or Pacifica to terminate the Agreement and Plan of Merger under certain circumstances. The following briefly describes these provisions:

Lapse of Time. If the merger has not closed by February 28, 2006, then at any time after that date, the Board of Directors of either UCBH or Pacifica may terminate the Agreement and Plan of Merger.

UCBH Average Closing Price Greater than $23.50. UCBH may terminate the Agreement and Plan of Merger if the Average Closing Price for each share of UCBH common stock is greater than $23.50.

If UCBH provides written notice of its intent to terminate the Agreement and Plan of Merger because the Average Closing Price for each share of UCBH common stock is greater than $23.50, Pacifica may render such election null and void, and thereby revive the Agreement and Plan of Merger by agreeing to change the Per Share Amount to $12.43.

UCBH Average Closing Price Less than $16.50. Pacifica may terminate the Agreement and Plan of Merger if the Average Closing Price for each share of UCBH common stock is less than $16.50.

If Pacifica provides written notice of its intent to terminate the Agreement and Plan of Merger because the Average Closing Price for each share of UCBH common stock is less than $16.50, UCBH may render such election null and void, and thereby revive the Agreement and Plan of Merger by agreeing to change the Per Share Amount to $10.07.

Mutual Consent. The parties may terminate the Agreement and Plan of Merger at any time before closing, whether before or after approval by Pacifica shareholders, by mutual consent.

No Regulatory Approvals. Either party may terminate the Agreement and Plan of Merger upon thirty (30) days written notice to the other if the regulatory approvals required to be obtained are denied or withdrawn, or if any such approval is conditioned on a substantial deviation from the transactions contemplated by the Agreement and Plan of Merger, subject to certain rights granted in the Agreement and Plan of Merger, to appeal the denial of such regulatory approval.

Breach of Warranty. Either party may terminate the Agreement and Plan of Merger (so long as the terminating party is not then in material breach of any of its representations, warranties, covenants or other agreements in the Agreement and Plan of Merger) if there has been a material breach of any of the representations or warranties set forth in the Agreement and Plan of Merger on the part of the other party, which breach is not cured within 30 days following written notice to such party, or which breach cannot, by its nature, be cured prior to the closing of the merger.

Breach of Covenant. Either party may terminate the Agreement and Plan of Merger (so long as the terminating party is not then in material breach of any of its representations, warranties, covenants or agreements in the Agreement and Plan of Merger) if there has been a material breach of any covenants or agreements set forth in the Agreement and Plan of Merger by the other party, which is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the closing of the merger.

Pacifica Shareholders Fail to Approve Merger. The Agreement and Plan of Merger shall terminate if the required vote of Pacifica shareholders required for the consummation of the merger is not obtained.

Superior Proposal. Pacifica may terminate the Agreement and Plan of Merger if its Board of Directors determines in good faith that Pacifica has received a “Superior Proposal” as defined in the Agreement and Plan of Merger. This right is subject to the requirement that Pacifica may terminate the Agreement and Plan of Merger only if Pacifica delivers five (5) days advance written notice to UCBH that, subsequent to delivering such notice it intends to enter into a letter of intent, acquisition agreement or similar agreement relating to such Superior Proposal, and that it has provided UCBH with an opportunity, during such five (5) days if UCBH so elects, to amend the terms of the Agreement and Plan of Merger (negotiated in good faith between UCBH and Pacifica) in such a manner as would enable Pacifica to proceed with the merger.

Termination Fees

Subject to certain exceptions, Pacifica will pay UCBH a termination fee of $500,000 if UCBH terminates the Agreement and Plan of Merger based on Pacifica’s breach of its representations, warranties or covenants.

UCBH will pay Pacifica a termination fee of $750,000 if either Pacifica or UCBH terminates the Agreement and Plan of Merger for any reason other than (1) Pacifica’s material breach of its representations, warranties or covenants under the agreement or (2) the failure to obtain approval and adoption of the merger by the requisite vote of Pacifica shareholders after (A) UCBH and Pacifica have performed their respective obligations under the Agreement and Plan of Merger with respect to the regulatory filings and approvals; (B) all regulatory approvals for the merger have been obtained; and (C) this proxy statement and notice of Pacifica shareholders’ meeting have been provided to Pacifica’s shareholders.

Break-Up Fee

If Pacifica terminates the Agreement and Plan of Merger after Pacifica’s receipt and acceptance of a Superior Proposal, and concurrent entry into a definitive agreement regarding the Superior Proposal, then Pacifica will immediately pay UCBH a break-up fee of $1,000,000.

Allocation Of Costs Upon Termination

If the Agreement and Plan of Merger is terminated (except under circumstances that would require the payment of a termination fee or break-up fee) UCBH and Pacifica will each pay their own out-of-pocket expenses incurred in connection with the transaction and, except for any applicable termination or break-up fees, will have no other liability to the other party.

Conduct Pending The Merger

The Agreement and Plan of Merger provides that, until the merger is effective, Pacifica and Pacifica Bank will conduct their respective businesses only in the ordinary and usual course. The Agreement and Plan of Merger also provides that, unless UCBH otherwise consents in writing, Pacifica and Pacifica Bank will refrain from engaging in various activities such as:

•	effecting any stock split or other recapitalization with respect to Pacifica or the shares of Pacifica Bank, or pledge or encumber any shares of such stock or grant any options for such stock;

•	declaring or paying dividends or other distributions;

•	acquiring, selling, transferring, assigning or encumbering or otherwise disposing of loans, loan pools, loan portfolios, participation or other interests in loans or any material assets or making any commitment to do so other than in the ordinary course of business;

•	amending its Articles of Incorporation, Bylaws or other similar governing documents;

•	acquiring, merging or consolidating with, or purchasing a substantial equity interest in another business or entity, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business;

•	opening, closing, selling or acquiring any branches of Pacifica Bank or filing any application to establish, relocate or terminate the operations of any banking office of Pacifica Bank;

•	incurring any indebtedness for borrowed money or issuing any debt securities except in the ordinary course of business; provided, however, in no event shall such indebtedness or obligation (excluding deposits of Pacifica Bank) be for a period of more than six (6) months;

•	changing its methods of accounting in effect at December 31, 2004, except as may be required by Generally Accepted Accounting Principles or regulatory principles;

•	with specified exceptions, changing, adopting, amending, renewing or terminating any employee benefit plans;

•	creating, renewing, amending or terminating any material obligations under any material contract or lease for office space;

•	with specified exceptions, making any loans or other extensions of credit to directors or officers or their immediate family members;

•	making any material tax elections unless required by applicable law;

•	amending or materially changing its operations, policies or procedures or entering into any new line of business;

•	with specified exceptions, making capital expenditures in excess of $10,000 per project or $50,000 in the aggregate; and

•	entering into any transaction outside the ordinary course of business.

Pacifica Bank Management And Operations After The Merger

Following the merger of Pacifica Bank with and into UCB, the Pacifica Bank Board of Directors will be eliminated.

Pacifica Bank’s executive officers immediately before the merger will remain unchanged immediately following the merger.

Pacifica Bank will be merged with and into United Commercial Bank after the merger. UCBH intends to operate the surviving entity resulting from this merger under the name “United Commercial Bank.”

Employee Benefit Plans

The Agreement and Plan of Merger confirms that Pacifica’s current employee benefit plans will apply to any employees of Pacifica Bank who are retained in the service of UCBH or United Commercial Bank following the closing of the merger, through June 30, 2006. Commencing July 1, 2006, the Pacifica Bank employees who maintain their employment with UCBH or United Commercial Bank shall be eligible to participate in all of the benefit plans of UCBH or United Commercial Bank that are generally available to similarly situated employee of UCBH and United Commercial Bank. For purposes of participation in such plans, service with Pacifica or Pacifica Bank will constitute prior service with UCBH for purposes of determining eligibility and vesting. In addition, UCBH and/or UCB has entered into, or agreed to honor, the following agreements with six (6) employees of Pacifica Bank (one of whom is also a director of Pacifica Bancorp, Inc.): (1) Retention Bonus Agreements among UCBH Holdings, Inc., UCB, and Rob L. Robinson, Emily Yeh, Katty Chow and Simon Soh, respectively, each dated as of May 18, 2005; (2) a letter agreement between UCB and John D. Huddleston regarding transitional employment and a retention bonus, dated on or about June 28, 2005; (3) a letter agreement between UCB and John A. Kennedy regarding transitional employment, dated on or about August 10, 2005; and (4) Severance Agreements between Pacifica Bank and John A. Kennedy, John D. Huddleston, Emily Yeh, Katty Chow and Rob L. Robinson, respectively, each dated as of December 7, 2004.

Interests Of Certain Persons In The Merger

Certain members of the Pacifica Board of Directors and management may be deemed to have interests in the merger, in addition to their interests as shareholders of Pacifica generally. The Pacifica Board of Directors was aware of these factors and considered them, among other things, in approving the Agreement and Plan of Merger.

Stock Ownership. The directors, executive officers and principal shareholders of Pacifica, together with their affiliates, beneficially owned, as of the record date for the special meeting, a total number of shares of Pacifica common stock representing approximately         % of all outstanding Pacifica shares and options. The directors and executive officers of Pacifica will receive the same consideration in the merger for their shares as other shareholders of Pacifica.

Stock Options. The Agreement and Plan of Merger provides that as a condition to the closing of the merger, all Pacifica stock options will either be exercised prior to the effective time or, if unexercised prior to the effective time, the unexercised options shall become fully vested and exercisable immediately prior to the effective time. Pacifica shall make payment in cash immediately prior to the effective time of the merger to each holder of such option of an amount determined by multiplying (a) the number of shares of Pacifica common stock underlying such option by (b) the amount by which the Per Share Amount for each share of Pacifica common stock exceeds the exercise price per share of such option.

As of the date of this proxy statement, directors and executive officers of Pacifica held options to acquire a total of              shares of Pacifica common stock. In addition, former directors and executive officers of Pacifica and Pacifica Bank hold stock options to acquire a total of              shares of Pacifica common stock.

Bonus and Severance Agreements. UCBH and UCB entered into Retention Bonus Agreements with Rob L. Robinson, Emily Yeh, Katty Chow and Simon Soh, respectively, each dated as of May 18, 2005. The Retention Bonus Agreements are for a term of two years from the date of the effective time of the merger. Each agreement provides that the referenced employees of Pacifica Bank shall be entitled to receive a “retention bonus” if the employee does not voluntarily terminate his or her employment with UCBH within two years after the effective time of the merger. The retention bonus is equal to 100% of the employee’s then current annual base salary payable in a lump sum, less any required withholdings. Under the terms of the agreements, if the employee’s employment is terminated by UCBH or UCB during the term of the agreement without “cause” (as defined in the Retention Bonus Agreement) or by the employee for “good reason” (as defined in the Retention Bonus Agreement), UCBH or UCB will pay the employee, in lieu of the retention bonus, a lump sum payment equal to the amount of his or her annual base salary at the time of termination, plus an amount equal to the employee’s total bonus and incentive payments earned for the prior calendar year (each of which are subject to all withholdings required by law), plus an amount equal to the cost to continue such employee, through COBRA for a period of twelve (12) months, in the medical, dental and vision plans in which the employee was enrolled at the time of such termination.

United Commercial Bank entered into a letter agreement with John D. Huddleston on or about June 28, 2005 in which UCB offered transitional employment to Mr. Huddleston for a period of up to six (6) months following the effective time of the merger. UCB has also agreed to pay a retention bonus to Mr. Huddleston equal to $100,000 less all required taxes and withholdings. Half of the retention bonus will be paid to Mr. Huddleston on or about January 15, 2006 with the remainder payable to Mr. Huddleston during the payroll period following the final date of Mr. Huddleston’s employment with UCB. None of the retention bonus shall be paid, or may be kept, by Mr. Huddleston if he voluntarily terminates his employment with UCB prior to the completion of the integration of Pacifica Bank into UCB.

United Commercial Bank entered into a letter agreement with John A. Kennedy, who is both a Director of Pacifica Bancorp, Inc. and an employee of Pacifica Bank, on or about August 10, 2005 in which UCB offered transitional employment to Mr. Kennedy for a period of three (3) months from the effective time of the merger at the same base salary then in effect, less all required taxes and withholdings. Mr. Kennedy is not required to be physically present at the Bank or perform any work for UCB during the period of transition, although, he is expected to provide assistance when called upon. Mr. Kennedy remains eligible to participate in Pacifica Bank’s 2005 Stakeholders Bonus Plan and the other benefit plans offered by Pacifica Bank prior to the effective time of the merger, including but not limited to group insurance and the 401(k) Plan. Upon the last day of his transitional employment, Mr. Kennedy is entitled to the benefit payable to him pursuant to the Severance Agreement by and between him and Pacifica Bank dated December 7, 2004.

Pacifica Bank entered into Severance Agreements with John A. Kennedy, John D. Huddleston, Emily Yeh, Katty Chow, and Rob L. Robinson on December 7, 2004, which UCBH has agreed to maintain in force and honor after the effective time of the merger. Under the Severance Agreements, the referenced employees are entitled to receive as severance one times the amount of the employee’s then current annual base salary. The severance payment is payable to the employee upon a regular payroll schedule commencing either (a) on the effective date of termination if the employee is terminated by the Bank without cause (as defined in the Severance Agreements) or employment is terminated by the employee for good reason (as defined in the Severance Agreements); or (b) on the date of a change in control (as defined in the Severance Agreements) if the employee is terminated by the Bank without cause any time after sixty (60) days prior to the public announcement of the proposed change in control. The employee is also entitled to health and dental benefits for a period of one year after the employee’s termination.

Director and Employee Non-competition Agreements. John A. Kennedy, who is both a Director of Pacifica Bancorp, Inc. and an employee of Pacifica Bank, and John D. Huddleston, Rob L. Robinson, Emily Yeh, and Katty Chow, all employees of Pacifica Bank, have entered into non-competition agreements with the Bank, the terms of which are set forth in the December 7, 2004 Severance Agreements referenced above. Pursuant to the December 7, 2004 Severance Agreements, each employee is prohibited from competing with the Bank within any county in which its successor, UCB, does business, for a period of one year after commencement of the severance payment to them. The covenant not to compete shall terminate upon the employee’s agreement to waive all remaining severance payments due.

Additionally, as noted above, UCBH and UCB entered into Retention Bonus Agreements with Rob L. Robinson, Emily Yeh, Katty Chow and Simon Soh, respectively, each dated as of May 18, 2005. Pursuant to the terms of the Retention Bonus Agreements, if any employee’s employment is terminated for any reason within two years after the effective time of the merger, UCBH and UCB have the right to elect to enforce a covenant not to compete against the employee in consideration of the payment of the employee’s annual base salary at the time of termination, plus an amount equal to the employee’s total bonus and incentive payments earned for the prior calendar year, plus an amount equal to the cost to continue such employee through COBRA for a period of twelve (12) months in the medical, dental and vision plans in which the employee was enrolled at the time of such termination.

Indemnification of Directors and Officers; Insurance. The Agreement and Plan of Merger, provides that UCBH will indemnify the present and former directors and officers of Pacifica and Pacifica Bank against liabilities or costs that may arise in the future, incurred in connection with claims or actions arising out of or pertaining to matters that existed or occurred prior to the effective time or as a result of the Agreement and Plan of Merger. The scope of this indemnification is to the same extent that such persons would have been entitled to indemnification under Washington law or the articles of incorporation or bylaws of Pacifica and/or Pacifica Bank.

The Agreement and Plan of Merger also provides that for a period of five years following the effective time, UCBH shall cause to be maintained in effect, director and officer liability insurance substantially similar to that maintained by Pacifica and Pacifica Bank with respect to claims arising from facts or events that occurred before the effective time.

Accounting Treatment Of The Merger

The acquisition of Pacifica will be accounted for using the purchase method of accounting by UCBH under generally accepted accounting principles. Accordingly, using the purchase method of accounting, the assets and liabilities of Pacifica will be recorded by UCBH at their respective fair values at the time of the merger. The excess of UCBH’s purchase price over the net fair value of assets acquired including identifiable intangible assets and liabilities assumed is recorded as goodwill. Goodwill will be periodically assessed for impairment but no less frequently than on an annual basis. Prior period financial statements are not restated and results of operation of Pacifica will be included in UCBH’s consolidated statement of operations after the date of the merger. The intangible assets will be amortized against the combined company’s earnings following completion of the merger.

Stock Resales By Pacifica Affiliates

The UCBH common stock to be issued in the merger will be transferable free of restrictions under the Securities Act of 1933 (“1933 Act”), except for shares received by persons, including directors and executive officers of Pacifica, who may be deemed to be “affiliates” of Pacifica, as that term is defined in the rules under the 1933 Act. Affiliates may not sell their shares of UCBH common stock acquired in the merger, except (a) pursuant to an effective registration statement under the 1933 Act covering those shares, (b) in compliance with Rule 145, or (c) in accordance with an opinion of counsel reasonably satisfactory to UCBH, under other applicable exemptions from the registration requirements of the 1933 Act. UCBH will obtain customary agreements with all Pacifica directors, executive officers, and affiliates of Pacifica, under which such persons will represent that they will not dispose of their shares of UCBH received in the merger or the shares of capital stock of Pacifica or UCBH held by them before the merger, except in compliance with the 1933 Act and the rules and regulations promulgated under the 1933 Act. This proxy statement does not cover any resales of the UCBH common stock received by affiliates of Pacifica.

INFORMATION CONCERNING PACIFICA

Business

Pacifica, headquartered in Bellevue, Washington, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Pacifica was incorporated under the laws of the State of Washington on September 29, 2000 at the direction of the Board of Directors of Pacifica Bank for the purpose of adopting a bank holding company structure through which it would exchange shares of common stock of Pacifica Bank for shares of common stock of Pacifica. The exchange was approved by the shareholders of Pacifica Bank on December 14, 2000 and became effective on January 1, 2001. Thereafter, Pacifica Bank became a wholly-owned subsidiary of Pacifica. At June 30, 2005, Pacifica had total consolidated assets of approximately $177,900,000 million, net loans of approximately $141,000,000 million and deposits of approximately $148,900,000 million. At August     , 2005, Pacifica had approximately              shareholders of record owning              shares of its common stock.

Pacifica Bank, a wholly owned subsidiary of Pacifica, was incorporated on July 24, 1998. Pacifica Bank is a Washington state-chartered commercial bank. Pacifica Bank is regulated by the Department of Financial Institutions of the State of Washington and by the Federal Deposit Insurance Corporation, its primary federal regulator and the insurer of its deposits. Pacifica Bank offers full-service community banking through two banking locations serving the Seattle, Washington area. Pacifica Bank has its main office in Bellevue, Washington and one branch located in Seattle, Washington.

Pacifica offers a full range of commercial banking services primarily to customers in the Bellevue and Seattle, Washington business districts. Pacifica’s marketing strategy and general business plan are similar to strategies that have proven successful in comparable situations involving new banks organized in the Pacific Northwest during the last several years. Pacifica targets small to mid-sized businesses, professionals, and various Asian communities and companies doing business in Asia for commercial banking services because we believe these groups may be currently under-served by other financial institutions.

Pacifica continues to focus on loans to small and medium-sized businesses while serving the Asian community with a high level of personal customer service. Our loan products include inventory and receivable financing, owner occupied real-estate loans and real estate investment loans, real estate development loans, and custom construction loans. We enhance our business banking services with products such as Internet banking, cash management, and Merchant Visa with special emphasis on developing deposit relationships with our loan customers; particularly, as it relates to increased demand deposit balances to help fund our growth. Our international department focuses on continuing to meet the growing trade related requirements of our customers.

Pacifica Bank is a full service bank offering a wide variety of banking services targeted at all sectors of its community. Pacifica Bank offers customary types of demand, savings, time, and individual retirement accounts. Pacifica Bank does not have a trust department.

For more information on the business of Pacifica please refer to Pacifica’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004, and the Quarterly Reports on Form 10-Q for the quarters ending March 31, 2005 and June 30, 2005. Please refer to the section of this proxy statement entitled “Where You Can Find More Information about UCBH and Pacifica” in order to find out where you can obtain copies of Pacifica’s Annual Report as well as the other documents Pacifica files with the SEC.

Products And Services

Real Estate Loans. These loans include various types of loans for which Pacifica Bank holds real property as collateral. These loans include owner-occupied real estate loans, real estate investment loans, real estate development loans and custom construction loans. Terms may vary depending upon many factors, including location, type of project and financial condition of the borrower. The primary risks of real estate mortgage loans include the borrower’s inability to pay and deterioration in value of real estate that is held as collateral.

Commercial Loans. These loans consist primarily of loans to businesses for various purposes, including revolving lines of credit for inventory and receivable financing. These loans are secured by collateral other than real estate, such as inventory, accounts receivable, machinery, government guarantees, or other commercial assets, and they generally mature within one year and have adjustable interest rates. It is Pacifica Bank’s standard practice in making commercial loans to receive real estate as collateral in addition to other appropriate collateral. The primary repayment risk of commercial loans is the failure of the borrower’s business due to economic or financial factors.

Installment Loans. Installment loans are primarily to individuals, are typically secured by the financed assets, generally have terms of two to five years and bear interest at fixed rates. These loans usually are secured by motor vehicles or other personal assets and in some instances are unsecured. The primary risk of consumer lending relates to the personal circumstances of the borrower.

Letters of Credit. Pacifica Bank issues letters of credit in the ordinary course of its business. It applies the same credit standards to these commitments as it does do to all of our lending activities and includes these commitments in its lending risk evaluations. Pacifica Bank’s exposure to credit loss under letters of credit is represented by the amount of these commitments. Pacifica Bank generally seeks collateral, such as real estate, inventory, accounts receivable or other business assets, when issuing letters of credit.

The Board of Directors of Pacifica Bank has approved specific lending policies and procedures for Pacifica Bank and is responsible for implementation of the policies. The lending policies and procedures include guidelines for loan term, loan-to-value ratios, collateral appraisals and interest rates. The loan policies also vest varying levels of loan authority in management, Pacifica Bank’s loan committee and the Board of Directors of Pacifica Bank. Management of Pacifica Bank monitors lending activities through regular loan committee meetings, monthly reporting and periodic review of loans.

Products Offered

Pacifica Bank also offers personal and commercial banking services, mortgage origination, and Internet banking. Pacifica Bank offers a range of banking products and services, including the following: checking accounts, ATM’s, checking accounts with interest, savings accounts, money market accounts, certificates of deposit, NOW accounts, Individual Retirement Accounts, residential mortgage services, branch banking, and debit cards.

Deposit Services

Pacifica Bank offers the full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, savings accounts, money market accounts and various types of certificates of deposit. The transaction accounts and certificates of deposit are tailored to Pacifica Bank’s primary market area at rates competitive with those offered in the area. All deposit accounts are insured by the FDIC to the maximum amount permitted by law.

Other Services

Other services Pacifica Bank provides include automated teller machines (“ATMs”), ATM access cards, point-of-sale (“POS”) debit cards, safe deposit boxes, merchant credit card services, travelers cheques, savings bonds, direct deposit, night deposit, and cash management services.

Competition

Pacifica Bank faces a high degree of competition. In its market areas, there are numerous small banks and several larger national and regional financial banking groups. Pacifica Bank also competes with insurance companies, savings and loan associations, credit unions, leasing companies, mortgage companies, and other financial service providers. Many of these competitors have capital resources and legal lending limits substantially in excess of our capital resources and legal lending limits.

Pacifica Bank competes for loans and deposits principally based on the availability and quality of services provided, responsiveness to customers, interest rates, loan fees and office locations. Pacifica Bank actively solicits deposit customers and competes by offering them high quality customer service and a complete product line. Pacifica Bank believes its personalized customer service, broad product line and community banking philosophy enable it to compete effectively in its market area.

The adoption of the Gramm-Leach-Bliley Act of 1999 (the Financial Services Modernization Act) eliminated many of the barriers to affiliation among providers of financial services and further opened the door to business combinations involving banks, insurance companies, securities or brokerage firms, and others. This regulatory change has led to further consolidation in the financial services industry and the creation of financial conglomerates which frequently offer multiple financial services, including deposit services, brokerage and others. When combined with technological developments such as the Internet that have reduced barriers to entry faced by companies physically located outside Pacifica’s market area, changes in the market have resulted in increased competition and can be expected to result in further increases in competition in the future.

Facilities

In addition to the main office in Bellevue, Washington, Pacifica has one branch located in Seattle, Washington. The following is a description of the facilities:

Location	Square Feet	Date opened or Acquired	Occupancy status (own/lease)
Main Office Skyline Tower 10900 NE 4th Street, Suite 200 Bellevue, WA 98004	14,805	October, 1998	Lease

Branch:
705 5th Avenue South, Suite 100 Seattle, WA 98104	7,142	December, 2001	Lease

Employees

As of June 30, 2005, Pacifica and Pacifica Bank had 47 employees, of which 46 are full-time equivalent employees. None of the employees are covered by a collective bargaining agreement. Management considers its relationship with employees to be satisfactory.

Legal Proceedings

From time to time, Pacifica and Pacifica Bank may be a party to routine litigation incidental to their businesses. Neither Pacifica nor Pacifica Bank is a party to any litigation, the adverse determination of which would be likely to have a material adverse effect upon their business operations or assets.

Security Ownership of Management and Certain Beneficial Owners

The following tables set forth information as of June 30, 2005, regarding the shares of Pacifica common stock beneficially owned by (i) each person (other than executive officers or directors whose stock ownership is listed below), known by Pacifica to own beneficially more than 5% of Pacifica’s common stock, (ii) each director of

Pacifica (including one executive officer of Pacifica Bank), (iii) each executive officer of Pacifica Bank, and (iv) all directors and executive officers of Pacifica as a group. Except as noted below, each holder has sole voting and investment power with respect to shares of Pacifica common stock listed as owned by such person or entity.

Directors, Named Executive Officers And Principal (5% Or More) Shareholders

Name, Position (if applicable) and Address	Number of Shares of Common Stock Owned		Percentage of Outstanding Common Stock
CMG Partners 999 Third Avenue, Suite 3800, Seattle, WA 98104	196,340		5.5384%

Lyle K. Snyder, Chairman of the Board	79,800	(1)	2.2510%

John A. Kennedy, Director, President and CEO	44,310	(2)	1.2499%

Yi-Heng Lee, Director	43,050	(3)	1.2144%

Mark P. Levy, Director	45,150	(4)	1.2736%

Robert E. Peterson, Director	200,571	(5)	5.6578%

George J. Pool, Director	69,300	(6)	1.9548%

Fannie Kuei-Fang Tsai, Director	99,750	(7)	2.8138%

Mark W. Weber, Director	39,375	(8)	1.1107%

Edwin R. Young, Director	43,051	(9)	1.2144%

John D. Huddleston, Executive Vice-President, Chief Financial Officer and Chief Operating Officer	44,877	(10)	1.2659%

Total:	905,574		25.5447%

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the effective time of the merger are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Pursuant to a resolution of the Board of Directors of Pacifica, all nonvested options shall automatically vest and become exercisable immediately prior to the effective time of the merger. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Unless otherwise indicated, the address of each of the individuals listed is c/o Pacifica Bancorp, Skyline Tower, 10900 NE 4th Street, Suite 200, Bellevue, WA 98004.

(1)	includes shares subject to options as follows: 1,750 vested and presently exercisable options and 1,750 unvested and unexercisable options.
(2)	includes shares subject to options as follows: 28,000 vested and presently exercisable options, and 8,750 unvested and unexercisable options.
(3)	includes shares subject to options as follows: 20,300 vested and presently exercisable options and 1,750 unvested and unexercisable options.
(4)	includes shares subject to options as follows: 1,750 vested and presently exercisable options and 1,750 unvested and unexercisable options.
(5)	includes shares subject to options as follows: 1,750 vested and presently exercisable options and 1,750 unvested and unexercisable options.

(6)	includes 10,500 shares held in an Individual Retirement Account for the benefit of Mr. Pool’s spouse and 21,000 shares of common stock owned by Emerald City Paper and Packing, a corporation for which Mr. Pool is the President and majority shareholder. Also includes shares subject to options as follows: 20,300 vested and presently exercisable options and 1,750 unvested and unexercisable options.
(7)	includes shares subject to options as follows: 20,300 vested and presently exercisable options and 1,750 unvested and unexercisable options.
(8)	includes shares subject to options as follows: 1,750 vested and presently exercisable options and 1,750 unvested and unexercisable options.
(9)	includes shares subject to options as follows: 1,750 vested and presently exercisable options and 1,750 unvested and unexercisable options.
(10)	includes 2,100 shares held in an Individual Retirement Account for the benefit of Mr. Huddleston’s spouse and 525 restricted shares. Also includes shares subject to options as follows: 42,252 vested and presently exercisable options.

DESCRIPTION OF UCBH’S CAPITAL STOCK

UCBH’s authorized capital stock consists of: (a) 180,000,000 shares of common stock, par value $0.01 per share, of which 91,717,006 shares were issued and outstanding as of May 20, 2005; and (b) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares are designated as Series A Participating Preferred, but none of which shares of preferred stock are issued and outstanding. Please note that as described in the subsection titled, “UCBH has various anti-take over measures that could impeded a takeover of UCBH” in Risk Factors Section above, the UCBH Board of Directors declared a dividend distribution of one share purchase right for each share of common stock to purchase one one-thousandth of a share of Series A Preferred Stock, which will become exercisable on the tenth day after occurrence of certain events, such as a tender or exchange offer. The UCBH Board of Directors is authorized, without further shareholder action, to issue other shares of preferred stock with such designations, preferences and rights as the UCBH Board of Directors may determine.

UCBH common stock is listed for trading on the Nasdaq National Market under the symbol “UCBH.”

UCBH’s shareholders do not have preemptive rights to subscribe to any additional securities that may be issued by UCBH. Each share of UCBH common stock has the same relative rights and is identical in all respects to every other share of UCBH common stock. If UCBH is liquidated, the holders of UCBH common stock are entitled to share, on a pro rata basis, UCBH’s remaining assets after provision for liabilities and following the payment of the full amount of liquidation preference to the holders of any outstanding shares of Series A Participating Preferred.

For additional information concerning UCBH’s capital stock, see “Comparison Of Certain Rights Of Holders Of UCBH And Pacifica Common Stock,” immediately below.

COMPARISON OF CERTAIN RIGHTS OF HOLDERS OF

UCBH AND PACIFICA COMMON STOCK

Delaware law and UCBH’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws govern the rights of UCBH shareholders and will govern the rights of Pacifica shareholders who become shareholders of UCBH as a result of the merger. The rights of Pacifica shareholders are currently governed by Washington law and by Pacifica’s Articles of Incorporation and Bylaws. The following is a brief summary of certain differences between the rights of UCBH and Pacifica shareholders. The summary does not purport to be complete and is qualified by the documents and statutes referenced and by other applicable law. See also “Where You Can Find More Information About UCBH.”

General

Under its Second Amended and Restated Certificate of Incorporation, UCBH’s authorized capital stock consists of 180,000,000 of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares are designated as Series A Participating Preferred. No shares of preferred stock are currently outstanding.

Under its Articles of Incorporation, Pacifica’s authorized capital consists of 10,000,000 shares of common stock, $5.00 par value per share, and 3,000,000 shares of preferred stock, no par value per share.

The following is a more detailed description of UCBH’s and Pacifica’s capital stock.

Common Stock

As of May 20, 2005, there were 91,717,006 shares of UCBH common stock issued and outstanding, and 23,657,648 shares of UCBH common stock were reserved for issuance under UCBH’s employee and director stock option plans.

As of May 20, 2005, there were 3,544,597 shares of Pacifica common stock issued and outstanding. Additionally, 722,312 shares of Pacifica common stock were subject to outstanding options under Pacifica employee and director stock option plans.

Preferred Stock

As of the date of this proxy statement, there are no outstanding shares of preferred stock of either UCBH or Pacifica. The UCBH Board of Directors is authorized, without further shareholder action, to issue shares of preferred stock with such designations, preferences and rights as the UCBH Board of Directors may determine. The Pacifica Board of Directors is similarly authorized to issue shares of preferred stock.

Dividend Rights

Dividends may be paid on UCBH common stock when, as and if declared by the UCBH Board of Directors out of funds legally available for the payment of dividends. In addition, the UCBH Board of Directors may issue other preferred stock that is entitled to such dividend rights as the Board of Directors may determine, including priority over the common stock in the payment of dividends. The ability of UCBH to pay dividends depends on its ability to receive dividends or other distributions from its subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum applicable regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. These limitations and restrictions imposed by statute or regulation may limit the amount of dividends UCBH can pay. Historically, UCBH has declared and paid dividends on a quarterly basis since April, 2000.

Dividends may be paid on Pacifica common stock as and when declared by the Pacifica Board of Directors out of funds legally available for the payment of dividends. The ability of Pacifica to pay dividends is essentially subject to the same factors applicable to UCBH, as discussed above.

Voting Rights

All voting rights are currently vested in the holders of UCBH common stock and Pacifica common stock, with each share being entitled to one vote.

UCBH’s and Pacifica’s shareholders do not have cumulative voting rights for the election of directors.

Preemptive Rights

UCBH’s and Pacifica’s shareholders do not have preemptive rights to subscribe to any additional securities that may be issued by such companies.

Liquidation Rights

If UCBH is liquidated, the holders of UCBH common stock are entitled to share, on a pro rata basis, UCBH’s remaining assets after provision for liabilities and following payment of the full amount of liquidation preference to the holders of any outstanding shares of Series A Participating Preferred. The UCBH Board of Directors is authorized to determine the liquidation rights of any other preferred stock that may be issued.

If Pacifica is liquidated, the holders of Pacifica common stock are entitled to share, on a pro rata basis, Pacifica’s remaining assets after provision for liabilities.

All outstanding shares of both UCBH and Pacifica common stock are, and the UCBH shares to be issued in the merger of Pacifica with and into UCBH Merger Sub, Inc. will be, fully paid and nonassessable.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to make various changes of an administrative nature to its certificate of incorporation, including increasing the number of outstanding shares in proportion to a stock split or stock divided in the corporation’s own shares. Other amendments to a corporation’s certificate of incorporation must be recommended to the shareholders by the Board of Directors, unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation, and must be approved by a majority of all votes entitled to be cast by each class of shareholders that has a right to vote on the amendment. UCBH’s Second Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of UCBH entitled to vote generally in the election of directors shall be required to alter, amend or repeal certain provisions in such certificate of incorporation, such as those regarding stockholders’ meeting or election of directors. The UCBH Board of Directors may, by a majority vote of the directors, amend UCBH’s Amended and Restated Bylaws. The stockholders of UCBH also have power to amend UCBH’s Amended and Restated Bylaws by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of UCBH entitled to vote generally in the election of directors.

The Washington Business Corporation Act (“WBCA”) is similar to the DGCL with respect to provisions regarding the amendment of a corporation’s certificate of incorporation and bylaws.

Approval of Certain Transactions

The DGCL does not contain any “anti-takeover” provisions imposing specific requirements or restrictions on transactions between a corporation and significant shareholders. UCBH’s Second Amended and Restated Certificate of Incorporation contains a provision requiring that specified transactions with an “interested shareholder” be approved by 80% of the voting power of all of the then-outstanding shares of the capital stock of UCBH entitled to vote generally in the election of directors unless the transaction in question is (i) approved by UCBH’s Board of Directors, or (ii) certain price and procedural requirements are satisfied. An “interested shareholder” is broadly defined to include any person who has the right, directly or indirectly, to acquire or to control the voting or disposition of 10% or more of UCBH’s voting stock.

Pacifica’s articles of incorporation do not contain any anti-takeover provisions. However, Washington corporate law does set forth additional requirements for board approval of certain transactions with substantial shareholders for a period of five years following their acquisition of 10% or more of the corporation’s outstanding shares. These requirements of Washington law could make it more difficult for a substantial shareholder to gain control of the corporation.

Under Washington corporate law, a merger in which the corporation will not be the surviving corporation, share exchange, or sale of substantially all of a corporation’s assets must be approved by a majority of the corporation’s shares entitled to vote, unless a greater vote is required under the company’s articles of incorporation.

Board of Directors—Number of Directors and Staggered Board

UCBH’s Second Amended and Restated Certificate of Incorporation provides that the number of directors must be fixed from time to time exclusively by the board pursuant to a resolution adopted by a majority of the whole board. The certificate further provides that the board must be staggered, divided into three classes, as nearly equal in number as reasonably possible. UCBH’s board currently consists of eight (8) members, each of whom has a staggered three-year term.

Pacifica’s articles of incorporation provide that the number of directors may not be less than five (5) or more than fifteen (15). Pacifica’s articles of incorporation provide that the board must be staggered. The Board of Directors for Pacifica currently consists of nine (9) members, each of whom is currently serving a staggered three-year term.

Indemnification and Limitation of Liability

Under the DGCL, indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation, and in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited by the corporation’s certificate of incorporation, Delaware law requires indemnification if the director or officer is wholly successful on the merits of the action. UCBH’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that UCBH shall indemnify its directors, officers, employees and its agents to the fullest extent authorized by law.

The provisions of the WBCA regarding indemnification and director liability are similar to those of the DGCL. The articles of incorporation of Pacifica provide that directors of the corporation will not be held liable to the corporation except in cases involving participation in a transaction from which the director receives a benefit to which the director is not legally entitled, breaches of the duty of loyalty to the corporation or its shareholders, act or omissions not in good faith, involving intentional misconduct or knowing violations of the law, or payments of unlawful dividend, stock purchases or redemptions. The articles of incorporation of Pacifica provide for indemnification to the fullest extent allowed by the WBCA, for certain expenses and costs in suits to which such person is made or threatened to be made a party because such person was a director of the corporation.

Restriction of Transfer of Shares

UCBH’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide any specific limitations on UCBH’s ability to transfer shares, nor do they require that shares of capital stock of UCBH bear a restrictive legend.

Pacifica’s articles and bylaws do not provide any specific limitations on its ability to transfer shares, nor require the company’s shares to bear a restrictive legend. However, a total of 2,258 shares, which were issued on or about November 30, 2004 to four employee shareholders as bonus compensation, are restricted shares.

Potential “Anti-Takeover” Provisions

UCBH’s certificate of incorporation includes certain provisions that could make more difficult the acquisition of UCBH by means of a tender offer, a proxy contest, merger or otherwise. These provisions include: (i) the “staggered board,” whereby only one-third of the members of the Board of Directors are elected in any particular year; and (ii) a requirement that any “Business Combination” (as defined in the certificate of incorporation) be approved by the affirmative vote of not less than 80% of the voting power of the then outstanding shares unless it is either approved by the Board of Directors or certain price and procedural requirements are satisfied.

As described above, certain holders of Rights will be entitled to purchase Series A Preferred on the tenth day after occurrence of certain events, such as a tender or exchange offer to acquire 15% or more of the shares of common stock of UCBH. The holders of Series A Preferred will enjoy rights, privileges and preferences as set forth in UCBH’s certificate of incorporation, including special voting rights and special rights to receive consideration on a premium basis in any consolidation, merger, combination or other transaction in which the shares of common stock of UCBH are exchanged for or changed into other stock or securities, cash and/or any other property.

In addition, the authorization of preferred stock, which is intended primarily as a financing tool and not as a defensive measure against takeovers, may potentially be used by management to make more difficult uninvited attempts to acquire control of UCBH (for example, by diluting the ownership interest of a substantial shareholder, increasing the amount of consideration necessary for shareholder to obtain control, or selling authorized but unissued shares to friendly third parties).

The staggered board structure of the Board of Directors, the “supermajority” approval requirement for certain business transactions, shareholders’ Rights to purchase Series A Preferred, the special voting and consideration rights enjoyed by Series A Preferred, and the availability of UCBH’s preferred stock for issuance without shareholder approval, may have the effect of lengthening the time required for a person to acquire control of UCBH through a tender offer, proxy contest or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of UCBH. This could deprive UCBH’s shareholders of opportunities to realize a premium for their UCBH common stock, even in circumstances where such action was favored by a majority of UCBH’s shareholders.

EXPERTS

The consolidated financial statements incorporated in this proxy statement by reference from UCBH’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT UCBH AND PACIFICA

Both UCBH and Pacifica file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that UCBH and Pacifica file at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. UCBH’s and Pacifica’s SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). As described below, you may also obtain the documents that UCBH is incorporating by reference into this proxy statement from UCBH.

UCBH has not filed a Registration Statement to register with the SEC the shares of UCBH common stock to be issued to Pacifica shareholders in the merger. Rather, UCBH is relying on an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended.

The SEC allows UCBH and Pacifica to “incorporate by reference” information into this proxy statement, which means that UCBH can disclose important information to you by referring you to another document filed separately by UCBH with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by any information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that UCBH has previously filed with the SEC (other than current reports furnished under Item 9 or Item 12 of Form 8-K). Each Form 10-Q and Form 8-K filed since December 31, 2004 are listed below. The following is a list of UCBH latest annual report on Form 10-K and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the previous fiscal year:

1.	Form 8-K, filed with SEC on January 4, 2005

2.	form 8-K, filed with SEC on January 28, 2005

3.	Form 8-K filed with SEC on February 2, 2005

4.	Form 8-K filed with SEC on February 14, 2005

5.	Form 10-K filed with SEC on March 17, 2005

6.	Form NT 10-K filed with SEC on March 17, 2005

7.	Form 8-K filed with SEC on April 12, 2005

8.	Form 8-K filed with SEC on April 22, 2005

9.	Form 10-Q filed with SEC on May 10, 2005

10.	Form 8-K filed with SEC on May 25, 2005

11.	Form 8-K filed with SEC on May 26, 2005

12.	Form 8-K filed with SEC on May 27, 2005

13.	Form 8-K filed with SEC on June 8, 2005

14.	Form 8-K filed with SEC on June 13, 2005

15.	Form 11-K filed with SEC on June 21, 2005

16.	Form 8-K filed with SEC on July 22, 2005

17.	Form 8-K filed with SEC on July 27, 2005;

18.	Form 8-K filed with SEC on August 8, 2005; and

19.	Form 10-Q filed with SEC on August 9, 2005.

All documents subsequently filed by UCBH pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the date of the meeting of Pacifica’s shareholders, shall be deemed to be incorporated by reference into this prospectus.

You can obtain the documents that are incorporated by reference through UCBH or the SEC. You can obtain the documents from the SEC, as described above. These documents are also available from UCBH without charge, excluding exhibits unless UCBH has specifically incorporated such exhibits by reference in this proxy statement. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from UCBH at 555 Montgomery Street, San Francisco, California 94111, telephone number (415) 315-2800, ATTN: Sandra Go, Senior Vice-President, Corporate Development. If you would like to request documents from UCBH, please do so by                     , 2005 to receive them before the Pacifica special shareholders meeting. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC; the address of such site is http://www.sec.gov. Such reports, proxy and information can also be found at UCBH’s own website, http://www.ucbh.com. If you request any incorporated documents from UCBH, UCBH will mail them to you by first class mail, or another equally prompt means, within one business day after it receives your request.

UCBH has supplied all of the information concerning it contained or incorporated by reference in this proxy statement, and Pacifica has supplied all of the information concerning it.

You should rely only on the information contained or incorporated by reference in this proxy statement in deciding how to vote on the merger. We have not authorized anyone to provide you with information other than what is contained in this proxy statement. This proxy statement is dated                     , 2005. You should not assume that information contained in this proxy statement is accurate as of any other date, and neither the mailing of this proxy statement to Pacifica shareholders nor the issuance of UCBH common stock in the merger will create any implication to the contrary.

APPENDICES

Appendix	Description
A	Agreement and Plan of Merger dated as of May 23, 2005, by and among UCBH Holdings, Inc., UCBH Merger Sub, Inc., and Pacifica Bancorp, Inc., as amended by the First Amendment to Agreement and Plan of Merger dated as of June 29, 2005, by and among UCBH Holdings, Inc., UCBH Merger Sub, Inc., and Pacifica Bancorp, Inc.

B	Dissenters’ Rights Statutes Under the Laws of the State of Washington.

C	Opinion of Hovde Financial, LLC, Financial Advisor to Pacifica Bancorp, Inc.

D	Opinion of PricewaterhouseCoopers LLP regarding federal income tax matters.

Appendix A

AGREEMENT AND PLAN OF MERGER

among

UCBH HOLDINGS, INC.

UCBH MERGER SUB, INC.

and

PACIFICA BANCORP, INC.

Dated as of May 23, 2005

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 23, 2005 (this “Agreement”), is entered into by and among UCBH Holdings, Inc., a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended (“Buyer”), UCBH Merger Sub, Inc., a California corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and Pacifica Bancorp, Inc., a Washington corporation registered under the Bank Holding Company Act of 1956, as amended (the “Company”).

WHEREAS, the Boards of Directors of Buyer, Merger Sub and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”);

WHEREAS, it is contemplated that the business combination contemplated herein shall be immediately followed by a merger of Company’s banking subsidiary, Pacifica Bank (the “Bank”), with and into Buyer’s bank subsidiary, United Commercial Bank (“UCB”), as provided for in agreements in substantially the form attached hereto as Exhibits A and B; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 Definitions. The defined terms used in this Agreement have the meanings set forth on Appendix I hereto.

1.2 The Merger. Subject to the terms and conditions of this Agreement, in accordance with applicable provisions of the WBCA, the CFC and the CGCL, at the Effective Time, the Company shall merge with and into Merger Sub. Merger Sub shall be the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) in the Merger and shall continue its corporate existence under the laws of the State of California. The name of the Surviving Corporation shall be “UCBH Merger Sub, Inc.” Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

1.3 Closing; Effective Time.

(a) Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. on the fifth (5th) business day after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) (the “Closing Date”), at the offices of Squire, Sanders & Dempsey L.L.P., One Maritime Plaza, Suite 300, San Francisco, California 94111-3492 unless another time, date or place is agreed to in writing by the parties hereto. The Closing Date shall not take place between September 1, 2005 and October 6, 2005.

(b) Effective Time. Subject to the provisions of this Agreement, an agreement of merger complying with Section 1101 of the CGCL and Section 23B.11.070 of the WBCA (the “Agreement of Merger”) and officers’ certificates complying with Section 1103 of the CGCL (the “California Certificates”) shall be duly prepared, executed and filed with the Secretary of State of the State of California (the “California Secretary”) and the Secretary of State of the State of Washington (the “Washington Secretary”) on the

Closing Date by the Company and Merger Sub. The Merger shall become effective at such time the filings with the California Secretary and the Washington Secretary of the Agreement of Merger both become effective (the “Effective Time”).

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 1107 of the CGCL and Section 23B.11.060 of the WBCA.

1.5 Conversion of Company Capital Stock.

(a) At the Effective Time, subject to the exceptions and limitations set forth in Section 2.4 hereof, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than (y) any shares of Company Capital Stock held directly or indirectly by Buyer or any of Buyer’s Subsidiaries (except for Trust Account Shares and DPC Shares) and (z) Dissenting Shares), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, at the election of the holder thereof as provided in Section 2.2 hereof, either (i) shares of Buyer Common Stock in accordance with the Exchange Ratio, or (ii) cash in the amount of the Per Share Cash Consideration (collectively, the “Merger Consideration”).

(b) Notwithstanding any other provision hereof, no fractional shares of Buyer Common Stock shall be issued to holders of Company Capital Stock. In lieu thereof, each such holder otherwise entitled to a fraction of a share of Buyer Common Stock shall receive, at the time of surrender of the Certificate or Certificates, an amount in cash equal to the product of (i) the Average Closing Price multiplied by (ii) the fraction of a share of Buyer Common Stock to which such holder otherwise would be entitled, rounded to the nearest penny. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share, except as expressly provided herein.

(c) At the Effective Time, all shares of Company Capital Stock that are owned directly or indirectly by Buyer (other than shares of Company Capital Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares and shares of Buyer Common Stock which are similarly held being referred to herein as “Trust Account Shares”) or (y) in respect of a debt previously contracted (any such shares of Company Capital Stock, and shares of Buyer Common Stock which are similarly held, being referred to herein as “DPC Shares”)) shall be cancelled and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor. Any shares of Buyer Common Stock that are owned by the Company (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer.

(d) Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock which are outstanding immediately prior to the Effective Time and which shareholders have given notice of their intention to assert dissenters rights under Chapter 23B.13 of the WBCA and which shareholders have voted not to approve the Merger (such shares being referred to herein as “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration but, instead, the holders thereof shall be entitled to receive payment of the fair market value of such Dissenting Shares in accordance with the provisions of Section 23B.13 et seq. of the WBCA (“Section 23B.13 et seq.”); provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw, with the consent of the Surviving Corporation, his demand for purchase of such shares, or (ii) if any holder of Dissenting Shares fails to establish or otherwise loses his entitlement to payment of the fair market value of such shares as provided in Section 23B.13 et seq., such holder or holders (as the case may be) shall not be entitled to receive payment of the fair market value of such shares of Company Capital Stock as contemplated by Section 23B.13 et seq., and each of such shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon, as provided in Section 1.5(a) and Article II hereof.

1.6 Stock Options. Immediately prior to the Effective Time, the Company shall take all actions reasonably necessary so that each option (a “Company Option”) to purchase any shares of Company Capital Stock granted by the Company pursuant to any option plan, agreement or commitment maintained by the Company

(collectively the “Company Option Plans”) that is outstanding and unexercised shall become fully vested and exercisable (whether or not currently exercisable) and, at the Effective Time shall be cancelled and all rights thereunder shall be extinguished. The Company shall make payment immediately prior to the Effective Time to each holder of such Company Option of an amount determined by multiplying (x) the number of shares of Company Capital Stock underlying such Company Option by (y) the amount by which the Per Share Amount exceeds the exercise price per share of such Company Option. The Company shall obtain a loan at a commercially reasonable rate (upon Company’s request Buyer will consider with UCB and Company a Company proposal for UCB to provide such a loan) to enable it to make the payments required under the preceding sentence (the “Stock Option Loan”), and at the Effective Time, Buyer shall pay to the Company an amount equal to the aggregate amount of the Stock Option Loan to enable the Company to repay the Stock Option Loan. The Company will use its reasonable efforts to either cause all of the holders of Company Options to exercise such options prior to the Effective Time or obtain consents from holders of Company Options who do not exercise such options in order to effectuate the provisions contained in this Section 1.6.

1.7 Buyer Capital Stock; Merger Sub Capital Stock. Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be converted or otherwise affected by the Merger, and such shares shall thereafter constitute all of the issued and outstanding shares of the Surviving Corporation. Each share of Buyer Capital Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be converted or otherwise affected by the Merger.

1.8 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

1.9 Bylaws. At the Effective Time. the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.10 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Merger Sub until their respective successors are duly elected or appointed and qualified.

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

2.1 Surrender of Company Capital Stock.

(a) Prior to the Effective Time, Buyer shall appoint Mellon Investor Services LLC, or its successor, or any other bank or trust company mutually acceptable to Buyer and the Company, as exchange agent (the “Exchange Agent”) for the purpose of exchanging Certificates representing shares of Company Capital Stock. Buyer shall issue and deliver to the Exchange Agent such number of certificates of Buyer’s Common Stock representing the Aggregate Buyer Share Amount (and a sufficient amount of cash to pay holders of Company Capital Stock in lieu of any fractional shares of Buyer Common Stock) and the Aggregate Cash Amount.

(b) Buyer shall direct the Exchange Agent to mail on the Mailing Date to each holder of record of a certificate or certificates representing any such shares of Company Capital Stock (each, a “Certificate”): (i) a letter of transmittal to be completed, signed and returned to the Exchange Agent by each such holder, (ii) an Election Form to be completed, signed and returned to the Exchange Agent by each such holder, (iii) appropriate and necessary documentation to establish, if applicable, an exemption from tax withholding in connection with payment of the Merger Consideration to each such holder, and (iv) instructions regarding the documentation described in clauses (i) through (iii) above for use in effecting the surrender of the Certificates, which instructions shall specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrendering a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letters of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to the provisions of Section 2.2), and the Certificate so surrendered shall forthwith be canceled.

(c) If any payment of the Merger Consideration for shares of Company Capital Stock is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be conditions of such payment that the Certificate be presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer of ownership thereof, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer costs and expenses, including taxes, required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such transfer costs and expenses, have been paid or are not payable.

(d) Until surrendered as contemplated by this Section 2.1 and except as otherwise provided herein, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Company Capital Stock should be unable to surrender the Certificates representing such shares, because the Certificates have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as may be determined to be adequate by Buyer as indemnity against any claim that may be made against it with respect to such Certificates, such holder shall be entitled to receive the Merger Consideration. No interest shall be paid on the Per Share Cash Consideration.

2.2 Election and Proration Procedures.

(a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of such Certificates to the Exchange Agent) in such form as Buyer and the Company shall mutually agree (“Election Form”) shall be mailed no less than thirty-five (35) days prior to the anticipated Effective Time or on such other date as the Company and Buyer shall mutually agree (“Mailing Date”) to each holder of record of Company Capital Stock as of five (5) business days prior to the Mailing Date (“Election Form Record Date”). Buyer shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Company Capital Stock after the Election Form Record Date and prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an “Election”) to receive either (i) Buyer Common Stock (a “Stock Election”) with respect to all of such holder’s Company Capital Stock, (ii) cash (a “Cash Election”) with respect to all of such holder’s Company Capital Stock, or (iii) a specified number of shares of Buyer Common Stock with respect to some of such holder’s Company Capital Stock (a “Combination Stock Election”) and cash with respect to the remainder of such holder’s Company Capital Stock (a “Combination Cash Election”), subject to the provisions contained in this Agreement. Any Company Capital Stock (other than Dissenting Shares) with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent, an effective, properly completed Election Form received prior to the Election Deadline shall be deemed to be “Undesignated Shares” hereunder.

(b) Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 p.m. California time on or before the thirtieth (30th) day following the Mailing Date, or such other time and date as Buyer and the Company may mutually agree (the “Election Deadline”). An Election Form shall be deemed properly completed only if an Election is indicated for each share of Company Capital Stock covered by such Election Form and if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Capital Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Capital Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly completed and made with respect to such shares on or before the Election Deadline, and Buyer shall cause the Certificates representing such shares of Company Capital Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of Buyer and the Company required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(c) Buyer shall use commercially reasonable efforts to cause the Exchange Agent to effect the allocation among the holders of Company Capital Stock of rights to receive Buyer Common Stock or cash in the Merger as follows:

(i) If the conversion of shares of Company Capital Stock for which Cash Election and Combination Cash Elections shall have effectively been made would result in a number of shares of Buyer Common Stock being issued that is greater than the Aggregate Buyer Share Amount (which shall be determined for this purpose on the assumption that all shares of Company Capital Stock (other than those for which Cash Elections or Combination Cash Elections have been made) would be entitled to receive Buyer Common Stock,) then, to the extent necessary so that the number of shares of Buyer Common Stock to be issued in the Merger shall be equal to the Aggregate Buyer Share Amount, the Exchange Agent shall make the following allocations and adjustments in the following order:

(A) shares of Company Capital Stock for which effective Cash Elections or Combination Cash Elections have been made shall be converted into the right to receive cash in an amount equal to the Per Share Cash Consideration;

(B) the Exchange Agent shall select by lot such number of holders of Undesignated Shares to receive the Per Share Cash Consideration as shall be necessary so that the shares of Buyer Common Stock to be received by other holders of Undesignated Shares, when combined with the number of shares of Buyer Common Stock for which Stock Elections or Combination Stock Elections have been made shall be equal to the Aggregate Buyer Share Amount. If all Undesignated Shares are converted into the right to receive the Per Share Cash Consideration and the number of shares of Buyer Common Stock for which Stock Election and Combination Stock Elections are still greater than the Aggregate Buyer Share Amount, then;

(C) a stock proration factor (the “Stock Proration Factor”) shall be determined by dividing (x) the Aggregate Buyer Share Amount by (y) the product of (I) the total number of shares of Company Capital Stock with respect to which effective Stock Elections and Combination Stock Elections were made, multiplied by (II) the Exchange Ratio. Holders of Company Capital Stock who made an effective Stock Election or Combination Stock Election shall be entitled to:

(1) the number of shares of Buyer Common Stock equal to the product of (x) the Exchange Ratio, multiplied by (y) the number of shares of such holder’s Company Capital Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) the Stock Proration Factor; and

(2) cash in an amount equal to the product of (x) the Per Share Cash Consideration, multiplied by (y) the number of shares of such holder’s Company Capital Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) the difference of (I) one minus (II) the Stock Proration Factor.

(ii) If the conversion of the shares of Company Capital Stock for which Stock Elections and Combination Stock Elections shall have effectively been made (based upon the Exchange Ratio) would result in a number of shares of Buyer Common Stock being issued that is less than the Aggregate Buyer Share Amount (which shall be determined for this purpose on the assumption that all shares of Company Capital Stock (other than those for which Stock Elections or Combination Stock Elections have been made) would be entitled to receive the Per Share Cash Consideration), then, to the extent necessary so that the number of shares of Buyer Common Stock to be issued in the Merger shall be equal to the Aggregate Buyer Share Amount, the Exchange Agent shall make the following allocations and adjustments in the following order:

(A) holders of Company Capital Stock who made an effective Stock Election or Combination Stock Election shall receive the number of shares of Buyer Common Stock equal to the product of (x) Exchange Ratio multiplied by (y) the number of shares of such holder’s Company Capital Stock covered by such Stock Election or Combination Stock Election;

(B) the Exchange Agent shall select by lot such number of holders of Undesignated Shares to receive Buyer Common Stock as shall be necessary so that the shares of Buyer Common Stock to be received by those holders, when combined with the number of shares of Buyer Common Stock for which a Stock Election or Combination Stock Election has been made, shall be equal to at least the Aggregate Buyer Share Amount. If the shares of Buyer Common Stock to be received by all holders of Undesignated Shares plus the number of shares of Buyer Common Stock for which Stock Elections and Combination Stock Elections have been made together are still less than the Aggregate Buyer Share Amount, then;

(C) a cash proration factor (the “Cash Proration Factor”) shall be determined by dividing (x) the Aggregate Buyer Share Amount (less the sum of (i) the number of shares of Buyer Common Stock for which an effective Stock Election and Combination Stock Election has been made plus (ii) the number of shares of Buyer Common Stock to be received by all of the Undesignated Shares) by (y) the product of (I) the total number of shares of Company Capital Stock with respect to which effective Cash Elections and Combination Cash Elections were made, multiplied by (II) the Exchange Ratio. Holders of Company Capital Stock who made an effective Cash Election or Combination Cash Election shall be entitled to:

(1) cash equal to the product of (x) the Per Share Cash Consideration multiplied by (y) the number of shares such holder’s Company Capital Stock covered by such Cash Election or Combination Cash Election, multiplied by (z) the difference of (I) one minus (II) the Cash Proration Factor; and

(2) the number of shares of Buyer Common Stock equal to the product of (x) the Exchange Ratio, multiplied by (y) the number of shares of such holder’s Company Capital Stock covered by such Cash Election or Combination Cash Election, multiplied by (z) the Cash Proration Factor.

(iii) If the aggregate number of shares of Company Capital Stock for which Stock Elections and Combination Stock Elections shall have effectively been made would result in a number of shares of Buyer Common Stock being issued that is equal to the Aggregate Buyer Share Amount, then:

(A) shares of Company Capital Stock for which effective Stock Elections or Combination Stock Elections have been made in the aggregate shall be converted into the right to receive Buyer Common Stock equal to the product of (x) the Exchange Ratio multiplied by (y) the number of shares of such holder’s Company Capital Stock covered by such Stock Elections or Combination Stock Elections;

(B) the shares of Company Capital Stock for which effective Cash Elections and Combination Cash Elections have been made shall be converted into the right to receive the Per Share Cash Consideration; and

(C) the Undesignated Shares shall be converted into the right to receive the Per Share Cash Consideration.

(iv) Notwithstanding any other provision of this Agreement, if, after applying the allocation rules set forth in the preceding subsections of this Section 2.2(c), the number of shares of Buyer Common Stock that would be issued pursuant to the Merger is less than the Aggregate Buyer Share Amount or more than the Aggregate Buyer Share Amount, Buyer shall be authorized to reallocate shares of Buyer Common Stock and cash among the holders of the Company Capital Stock in good faith and in such a manner as Buyer reasonably determines to be fair and equitable, or to vary the number of shares of Buyer Common Stock to be issued in the Merger, in a manner such that the number of shares of Buyer Common Stock to be issued in the Merger shall be equal to the Aggregate Buyer Share Amount.

(v) Notwithstanding any other provision of this Agreement (other than Section 2.2(c)(iv) hereof), if any shares of Company Capital Stock which are outstanding immediately prior to the Effective Time would constitute Dissenting Shares under Section 23B.13 et seq. but for the failure to perfect such dissent under Section 23B.13 et seq. (“Unperfected Dissenting Shares”), such Unperfected Dissenting Shares shall automatically be converted into and represent the right to receive the Merger Consideration for such shares provided in this Agreement, without interest thereon. The Merger Consideration payable for any such shares of Unperfected Dissenting Stock shall be payable in cash, in shares of Buyer Common Stock, or in such combination of cash and Buyer Common Stock as shall be determined by Buyer as being necessary or appropriate to preserve the status of the Merger as a “reorganization” within the meaning of section 368(a) of the Code.

(d) The calculations required by Section 2.2(c) above shall be prepared by Buyer prior to the Effective Time and shall be set forth in a certificate executed by the Chief Financial Officer of Buyer and furnished to the Company at least two (2) business days prior to the Effective Time showing the manner of calculation in reasonable detail. Any calculation of a portion of a share of Buyer Common Stock shall be rounded to the nearest ten-thousandth of a share, and any cash payment shall be rounded to the nearest cent.

(e) No dividends or other distributions of any kind which are declared payable to holders of record of Buyer Common Stock after the Effective Time will be paid to persons entitled to receive such certificates representing Buyer Common Stock until such persons surrender their Certificates. Upon surrender of such Certificates, the holders thereof shall be paid, without interest, any dividends or other distributions with respect to shares of Buyer Common Stock as to which the record date and payment date occurred after the Effective Time and on or before the date of surrender.

(f) All dividends or distributions, and any cash to be paid pursuant to Section 1.5(b) hereof in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of one year from the date of the Effective Time, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Buyer, and after such time any holder of a Certificate who has not surrendered such Certificate to the Exchange Agent shall, subject to applicable law, only have the rights of a general creditor of Buyer for payment or delivery by Buyer of such dividends or distributions or cash, as the case may be.

Buyer, Merger Sub, the Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement such cash amounts as Buyer, Merger Sub, the Company or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign law with respect to the making of such payment. To the extent the amounts are so withheld by Buyer, Merger Sub, the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of the Company Capital Stock in respect of whom such deduction and withholding was made by Buyer, Merger Sub, the Company or the Exchange Agent.

2.3 Further Transfers of Company Capital Stock. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Capital Stock theretofore outstanding shall thereafter be made. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

2.4 Dissenting Shares. Any Dissenting Shares of Company Capital Stock held by persons who have perfected their rights with respect to such dissenting shares under Section 23B.13 et seq. shall not be converted pursuant to this Agreement, but the holders thereof shall be entitled to such rights as are granted them by Section 23B.13 et seq. Each holder of dissenting shares who is entitled to payment for such holder’s shares of Company Capital Stock pursuant to Section 23B.13 et seq. shall only receive payment from Buyer in an amount as determined pursuant to the procedures set forth in Section 23B.13 et seq.

2.5 Alternative Method. Notwithstanding any provision of this Agreement to the contrary, upon written notice to the Company, Buyer may, at any time prior to the Effective Time, change the method of effecting the Merger or the making of Merger Consideration available to the Company’s shareholders if, and to the extent, it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall alter or change the Merger Consideration or the status of the Merger as a “reorganization” within the meaning of section 368(a) of the Code.

ARTICLE III

DISCLOSURE SCHEDULES; REPRESENTATIONS

AND WARRANTIES OF THE COMPANY

3.1 Disclosure Schedule. Prior to the execution and delivery of this Agreement, the Company has delivered to Buyer, and Buyer has delivered to the Company, a schedule (in the case of the Company, the “Company Disclosure Schedule,” and in the case of Buyer, the “Buyer Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party’s representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Buyer, or to one or more of such party’s covenants contained in Article VI.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

4.1 Corporate Organization.

(a) The Company.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Articles of Incorporation and Bylaws of the Company, copies of which have previously been made available to Buyer, are true and correct and complete copies of such documents as in effect as of the date of this Agreement.

(ii) The Company (a) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

(iii) The Company does not have any Subsidiaries, other than (A) the Bank, and (B) an entity which becomes a Subsidiary as a result of foreclosures, settlements in lieu of foreclosures or troubled loan or debt restructuring.

(iv) The minute books of the Company contain true, correct, complete and accurate records of all meetings and other corporate actions held or taken since the Company’s incorporation of its stockholders and Board of Directors (including committees of its Boards of Directors).

(b) The Bank.

(i) The Bank is a banking corporation duly organized, duly licensed, validly existing and in good standing under the corporate and banking laws of the State of Washington. The deposit accounts of the Company are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Articles of Incorporation and Bylaws of the Bank, copies of which have previously been made available to Buyer, are true and correct and complete copies of such documents as in effect as of the date of this Agreement.

(ii) The Bank (A) has all requisite corporate power and authority to engage in the business of commercial banking and to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and (B) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

(iii) The Bank does not have any Subsidiaries, other than an entity which becomes a Subsidiary as a result of foreclosures, settlements in lieu of foreclosures or troubled loan or debt restructuring.

(iv) The minute books of the Bank contain true, correct, complete and accurate records of all meetings and other corporate actions held or taken since its incorporation of its stockholders and Board of Directors (including committees of its Boards of Directors).

(v) For purposes of assessment of FDIC premiums, the Bank’s category is 1A.

4.2 Capitalization.

(a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 3,000,000 shares of Company Preferred Stock. As of May 19, 2005, there are (i) 3,544,597 shares of Company Common Stock issued and outstanding, (ii) no shares of Company Preferred Stock outstanding, and (iii) no shares of Company Capital Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for 722,312 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans and described in Section 4.2 of the Company Disclosure Schedule. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the stock options referred to in the following sentence, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Capital Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Capital Stock or any other equity security of the Company. The names of the optionees, the date of each issued and outstanding option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Option Plan are set forth in Section 4.2 of the Company Disclosure Schedule.

(b) The authorized capital stock of the Bank consists of 10,000,000 shares of common stock, $5.00 par value per share (“Bank Common Stock”) and 3,000,000 shares of preferred stock no par value per share. As of the date of this Agreement, there are (i) 1,629,104 shares of Bank Common Stock issued and outstanding, all of which are owned by the Company free and clear of any Liens, except as disclosed in Section 4.2(b) of Company Disclosure Schedule, and (ii) no shares of Bank Common Stock are reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Bank Common Stock or any other equity security of the Bank or any securities representing the right to purchase or otherwise receive any shares of Bank Common Stock or any other equity security of the Bank.

(c) The effective date of the transaction on which the Bank became a Subsidiary of the Company was January 1, 2001 and that transaction was duly approved by the Board of Governors of the FRB and the Washington State Department of Banking.

4.3 Authority; No Violation.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. Except for the delivery by the Company of minutes of a Board of Directors meeting or an action by unanimous written consent of the Board of Directors, and approval of the stockholders of the Company at a meeting to be convened to consider and act upon this Agreement and the transactions contemplated hereby (collectively, the “Consents”), no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer and Merger Sub) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or the Bank, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or the Bank, or any of their properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance (a “Lien”) upon any of the properties or assets of the Company or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which the Company or the Bank is a party, or by which they or any of their properties or assets may be bound or affected.

4.4 Consents and Approvals. Except for (a) the filing by Buyer of an application with the FRB under the Bank Holding Company Act of 1956, as amended, and approval of such application or waiver of such application (the “FRB Application”), (b) the filing of an application with the FDIC under the Bank Merger Act and approval of such application (the “FDIC Application”), (c) the filing of applications and notices, as applicable, with the Washington State Department of Financial Institutions (“WSDFI”) and/or the CDFI (the “State Banking Approvals”), (d) the filing of the Agreement of Merger and California Certificates with the Washington Secretary and the California Secretary, and (e) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each, a “Governmental Entity”) or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated hereby.

4.5 Regulatory Reports.

(a) The Bank has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2001 with (i) the FDIC, (ii) any state banking commission or any other state regulatory authority (each, a “State Regulator”) and (iii) any other SRO (collectively, the “Regulatory Agencies”), and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and, except as disclosed on Schedule 4.5(a), no Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, any investigation into the business or operations of the Company since December 31, 2001. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company.

(b) The Company has previously made available to Buyer a true and correct and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2001 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the “Company Reports”) and (b) communication mailed by the Company to its stockholders since December 31, 2000, and no such registration statement, prospectus, report, schedule, proxy statement (when filed and at their respective effective times, if applicable) or communication (when mailed) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. The Company has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against the Company by the SEC or the FDIC relating to disclosures contained in any Company Reports.

4.6 Financial Statements. The Company has previously made available to Buyer copies of the consolidated balance sheets of the Company as of December 31 for the fiscal years 2001 through 2004 and the related consolidated statements of income, consolidated statement of changes in stockholders’ equity and consolidated statement of cash flows for the fiscal years 2001 through 2004, as reported in the Company’s Annual Report on Form 10-KSB for the fiscal years ended December 31, 2004 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of the Company’s independent registered public accountants. The December 31, 2004 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents the financial position of the Company as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the operations and financial position of the Company for the respective fiscal periods or as of the respective dates therein set forth; each of such statements, (including the related notes, where applicable) complies, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB. The books and records of the Company have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. To the knowledge of the Company, the non-audited, company prepared consolidated financial statements of the Company as of March 31, 2005 fairly present the financial condition of the Company as of that date.

4.7 Broker’s Fees. Neither the Company nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, Hovde Financial LLC (“Company Advisor”) in accordance with the terms of an agreement dated November 30, 2004 between Company Advisor and the Company, a true and correct and complete copy of which has been previously delivered by the Company to Buyer.

4.8 Absence of Certain Changes or Events.

(a) Except as disclosed in any Company Report filed prior to the date of this Agreement, since December 31, 2004, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on the Company or the Bank.

(b) Except as disclosed in any Company Report, since December 31, 2004, the Company has carried on its business only in the ordinary and usual course consistent with its past practices.

(c) Except as disclosed in the Company’s Disclosure Schedule, since March 31, 2005, the Bank has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, employee or director from the amount thereof in effect as of March 31, 2005 (which amounts have been previously disclosed to Buyer), (ii) amended any of the Company Option Plans (except to accelerate the vesting of all Company Options) or other benefit plans of the Company or the Bank or any agreements entered into by the Company or the Bank thereunder, (iii) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practice), (iv) suffered any strike, work stoppage, slow-down, or other labor disturbance, (v) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (vi) had any union organizing activities, or (vii) made any agreement or commitment (written or oral, contingent or otherwise) to do any of the foregoing.

4.9 Legal Proceedings.

(a) Except for legal proceedings to which the Bank is a party in the ordinary course of business, neither the Company nor the Bank is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or the Bank or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company or any of the assets of the Company.

4.10 Taxes.

(a) The Company and the Bank have (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes. No deficiencies for any Taxes have been proposed or assessed in writing with respect to the Company or the Bank; provided, however, the Bank has pending a business and occupation tax audit by the State of Washington and a business personal property tax audit by King County, Washington that may each result in the assessment of taxes that in the aggregate would not be material to the Bank and the Company (collectively, the “Audits”).

There are no Liens for Taxes upon the assets of the Company except for Liens that may result from the Audits and except for statutory liens for current Taxes not yet due. Neither the Company nor the Bank has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. Neither the Company nor the Bank is a party to any agreement providing for the allocation or sharing of Taxes except for that certain tax sharing agreement between the Company and the Bank dated as of November 2003, and reaffirmed by the Board of Directors of the Company on November 9, 2004.

(b) Except as set forth in the Company Disclosure Schedule, when required to do so, the Bank has properly withheld Taxes on all non-resident deposit accounts.

4.11 Employee Benefit Plans.

(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and correct and complete list of each of the Company’s and the Bank’s incentive compensation plans, equity compensation plans, “welfare” plans, fund or program (within the meaning of Section 3(1) of ERISA); “pension” plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the “Plans”) by the Company or Bank or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), all of which together with the Company would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA, for the benefit of any current or former employee, director, or consultant of the Company or any ERISA Affiliate.

(b) The Company has heretofore made available to Buyer true and correct and complete copies of each of the Plans and each of the following documents, if applicable: (i) the actuarial report for each such Plan for each of the last two (2) years, (ii) the most recent determination letter from the Internal Revenue Service for each such Plan, (iii) a copy of the most recent summary plan description required for each such Plan under ERISA, and (iv) a copy of the most recent Form 5500 filed with the Internal Revenue Service for each such Plan.

(c) To the extent required, each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS; no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor the Bank nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than Pension Benefit Guaranty Corporation premiums); to the knowledge of the Company, no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no “reportable event,” as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty (30) -day notice period has been waived); and no condition exists that presents a material risk to the Company of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending or, to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

4.12 Disclosure Controls and Procedures. None of the Company’s or the Bank’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or the Bank or their accountants, except as would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the next sentence. The Company and the Bank have devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

4.13 Company Information. The information relating to the Company and the Bank that is provided to Buyer by the Company or its representatives for inclusion in any document filed with any other Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer specifically for inclusion or incorporation by reference in the Proxy Statement.

4.14 Compliance with Applicable Law. Both the Company and the Bank:

(a) are in compliance in all material respects, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, if and to the extent applicable, the Sarbanes-Oxley Act of 2002, the Bank Holding Company Act of 1956, as amended, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act, and, as of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better;

(b) have all permits, licenses, franchises, certificates, orders, and approvals of, and have made all filings, applications, and registrations with, Governmental Entities that are required in order to permit the Company and the Bank to carry on their respective businesses as currently conducted;

(c) except as set forth in the Company Disclosure Schedule, have, since December 31, 2001, received no notification or communication from any Governmental Entity (A) asserting that the Company or the Bank is not in compliance with any statutes, regulations or ordinances, (B) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, the Bank’s FDIC deposit insurance; and

(d) except as set forth in the Company Disclosure Schedule, are not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of deposits (including, the FDIC) or the supervision or regulation of the Company or the Bank, and neither the Company nor the Bank has been advised in writing by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

4.15 Contracts.

(a) Except as set forth in the Company Disclosure Schedule, neither the Company nor the Bank is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in (x) any payment or benefits (whether of severance pay or otherwise) becoming due, or any increase in the amount of or acceleration or vesting of any rights to any payment or benefits, from Buyer, the Company, the Bank or any of their respective Subsidiaries to any director, officer, employee or consultant thereof or (y) the invalidity, unenforceability or discontinuation of any such contract, arrangement, commitment or understanding, whether in whole or in part, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports filed prior to the date of this Agreement, (iv) which is not terminable without cause on sixty (60) days or less notice or involves the payment of more than $25,000 per annum, (v) which materially restricts the conduct of any line of business by the Company or the Bank, or (vi) provides recourse to the Bank, the Company or any former or present Subsidiary of the Company in connection with the sale of any loan or other extension of credit (excluding customary short term, rights of recourse for fraudulent application statements in connection with the sale of conforming residential mortgage loans. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a “Company or Bank Contract.” The Company has previously delivered or made available to Buyer true and correct and complete copies of each Company or Bank Contract.

(b) (i) Each Company or Bank Contract is a valid and binding obligation of the Company or the Bank, as the case may be, and is in full force and effect, (ii) each of the Company and the Bank has performed all obligations required to be performed by it to date under each Company or Bank Contract, (iii) no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default on the part of the Company or the Bank under any Company or Bank Contract, and (iv) no other party to such Company or Bank Contract is, to the knowledge of the Company, in default in any respect thereunder.

4.16 Environmental Matters.

(a) Except as set forth in the Company Disclosure Schedule, each of the Company and the Bank and, to the knowledge of the Company, each of the Participation Facilities and the Loan Properties are and have been in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of or exposure to Hazardous Materials in the environment or workplace (collectively, “Environmental Laws”).

(b) Except as set forth in the Company Disclosure Schedule, there is no suit, claim, action or proceeding pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company or the Bank, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws or (ii) relating to the release, threatened release or exposure of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or the Bank, any Participation Facility or any Loan Property.

(c) Except as set forth in the Company Disclosure Schedule, to the knowledge of the Company, during the period of (i) the Company’s or the Bank’s ownership or operation of any of its current or former properties, (ii) the Company’s or the Bank’s participation in the management of any Participation Facility, or (iii) the Company’s or the Bank’s interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (x) the Company’s or the Bank’s ownership or operation of any of its current or former properties, (y) the Company’s or the Bank’s participation in the management of any Participation Facility, or (z) the Company’s or the Bank’s interest in a Loan Property, there was no release or threatened release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property.

4.17 Derivative Transactions. Except as set forth in the Company Disclosure Schedule, as of the date hereof, neither the Company nor the Bank has any outstanding Derivative Transaction for its own account or for the account of any of its customers.

4.18 Opinion. Prior to the execution of this Agreement, the Company has received, and provided to Buyer a copy of, a written opinion from the Company Advisor to the effect that, as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the stockholders of the Company is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.19 Approvals. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals applicable to it or to the Bank from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained.

4.20 Loans and Deposits.

(a) Except as set forth in the Company Disclosure Schedule, neither the Company nor the Bank is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), as of March 31, 2005, over ninety (90) days delinquent in payment of principal or interest or, to the knowledge of the Bank, is in violation of a material non-monetary covenant or obligation, or (ii) as of March 31, 2005, Loan with any director, executive officer or five percent (5%) or greater stockholder of the Company, or, to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.20(a) of the Company Disclosure Schedule sets forth (x) all of the Loans of the Bank or the Company that as of March 31, 2005 were classified by any internal or external examiner as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (y) by category of Loan (i.e., commercial, consumer, etc.) all of the Loans of the Bank which were classified as of March 31, 2005, and (z) each asset of the Company or the Bank that as of December 31, 2004, was classified as “Other Real Estate Owned” and the book value thereof.

(b) Each Loan (i) is evidenced by notes, written agreements or other written evidences of indebtedness that are true, correct, complete and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) As of May 18, 2005, deposits in the Bank of shareholders, directors and executive officers of the Bank amounted to no more than $33,000,000 and such deposits earned interest at rates comparable to those on other deposits of comparable size and maturity. Within 7 calendar days of the date of this Agreement, Company will provide Buyer with verification of the accuracy of the foregoing figure, including a list of such accounts and deposits as of March 31, 2005.

4.21 Property. Except as set forth in the Company Disclosure Schedule, the Company and the Bank have good and marketable title free and clear of all Liens to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated balance sheet of the Company as of December 31, 2004 or acquired after such date, except (a) Liens for Taxes not yet due and payable, (b) pledges to secure deposits and other Liens incurred in the ordinary course of business, or (c) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising in the ordinary course of business. All leases pursuant to which the Company or the Bank, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms, and neither the Company nor the Bank nor, to the knowledge of the Company, any other party thereto is in default thereunder.

4.22 Labor Matters.

(a) There is no application or petition for certification of a collective bargaining agent or for union representation pending or, to the knowledge of the Company, threatened in writing against the Company or the Bank, and none of the Company’s or the Bank’s employees are or have been since December 31, 2004 represented by any union or other bargaining representative. To the knowledge of the Company, since December 31, 2004, no union has attempted to organize any group of the employees of the Company or the Bank, and no group of the Company’s or the Bank’s employees has sought at any time during the last three (3) years to organize themselves into a union or similar organization for the purpose of collective bargaining. To the knowledge of the Company, there are no pending or threatened strikes, slowdowns, pickets or work stoppage by any employees of the Company or the Bank.

(b) There are no pending or, to the knowledge of the Company, threatened material unfair labor practice charges or employee grievance charges with the National Labor Relations Board or any comparable state or local agency against the Company or the Bank.

(c) With respect to the Company’s and the Bank’s businesses, there have not been in the past five (5) years any investigations, inspections or material citations for violations of OSHA, any of the regulations promulgated pursuant to OSHA, or any other statute, ordinance, rule or regulations establishing standards of workplace safety, and no such investigations, inspections or citations are pending or, to the knowledge of the Company, threatened.

4.23 Insurance. Each of the Company and the Bank is and continuously since its inception has been, insured with reputable insurers against all risks normally insured against by bank holding companies and by banks, as applicable. Schedule 4.23 of the Company Disclosure Schedule lists and describes each insurance policy maintained by or on behalf of the Company or the Bank with respect to their properties, assets and businesses, together with a claims history for the past two (2) years. In the best judgment of the management of the Company, such insurance coverage is adequate for the Company and the Bank, and all material claims under the policies listed on Schedule 4.23 of the Company Disclosure Schedule have been filed in due and timely fashion. All of such insurance policies are in full force and effect, and neither the Company nor the Bank has, since January 1, 2003, been (i) in default with respect to its obligations under any such insurance policies or (ii) denied insurance coverage. Since March 31, 2005, there has not been any damage to, destruction of, or loss of any assets of the Company or the Bank not covered by insurance that could have a Material Adverse Effect on the Company or the Bank. Except as set forth on Schedule 4.23, neither the Company nor the Bank has any self-insurance or co-insurance programs, and the reserves set forth on the consolidated balance sheet of the Company as of March 31, 2005 are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

4.24 Absence of Undisclosed Liabilities. Except for items for which reserves have been established in the Company’s and Bank’s most recent audited consolidated balance sheets and interim unaudited consolidated balance sheets, which have been delivered to Buyer and which do not reflect any overstated assets, neither the Company nor the Bank has incurred or discharged, or is legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the ordinary course of business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by the Company or the Bank entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by the Company or the Bank, as the case may be, to cause the Company or the Bank to repurchase such loan or other asset or to pursue any other form of recourse against the Company or the Bank (other than customary short term rights of recourse for fraudulent application statements in connection with the sale of conforming residential mortgage loans). Neither the Company nor the Bank has knowingly made nor shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. Other than any regular quarterly dividend by the Company, no cash, stock or other dividend or any other distribution with respect to Company Capital Stock has been declared, set aside or paid, nor has any of the Company Capital Stock been repurchased, redeemed or otherwise acquired, directly or indirectly, by the Company since March 31, 2005.

4.25 Full Disclosure. The representations and warranties contained in this Article IV do not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the Buyer Disclosure Schedule, Buyer hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

5.1 Corporate Organization.

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Buyer and Merger Sub (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not (i) prevent or delay Buyer for Merger Sub from performing its obligations hereunder or (ii) adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated hereby. Buyer is supervised by the FRB as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Certificate of Incorporation of Buyer, the Articles of Incorporation of Merger Sub, and the Bylaws of each of Buyer and Merger Sub, copies of all of which have previously been made available to the Company, are true and correct and complete copies of such documents as in effect as of the date of this Agreement.

(b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, of which all such shares are outstanding on the date hereof. All of the issued and outstanding shares of Merger Sub are owned by Buyer. All of the issued and outstanding shares of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable.

5.2 Authority; No Violation.

(a) Each of Buyer and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer and Merger Sub and by Buyer in its capacity as the sole stockholder of Merger Sub pursuant to applicable law, and no other corporate proceedings on the part of Buyer for Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and Merger Sub and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Buyer and Merger Sub, enforceable against Buyer and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

(b) Neither the execution and delivery of this Agreement by Buyer and Merger Sub nor the consummation by Buyer and Merger Sub of the transactions contemplated hereby, nor compliance by Buyer and Merger Sub with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Buyer or the organizational documents of any of Buyer’s Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 5.3 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or Merger Sub or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon, any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not (i) prevent or delay Buyer or Merger Sub from performing its obligations hereunder or (ii) adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated hereby.

5.3 Consents and Approvals. Except for (a) the filing of the FDIC Application and FRB Application (or receipt of the FRB Waiver) and approval of such applications, (b) the filing of the State Banking Approvals, (c) the filing of the Agreement of Merger and California Certificates with the Washington Secretary and the California Secretary, and (d) the Securities Laws Filings and Approvals, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Buyer or Merger Sub of this Agreement or the consummation by Merger Sub of the Merger and the other transactions contemplated hereby. No vote of any stockholders of Buyer is required to approve this Agreement or to consummate the transactions contemplated hereby.

5.4 Broker’s Fees. Neither Buyer nor any of its Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Buyer has engaged, and will pay a fee or commission to H&A.

5.5 Buyer Information. The information relating to Buyer and its Subsidiaries to be contained in any document filed with any other Governmental Entity, including but not limited to the Securities and Exchange Commission, or provided to the Company’s stockholders in connection herewith (including, without limitation, the Proxy Statement) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.6 Ownership of Company and Bank Capital Stock. Neither Buyer nor any of its Subsidiaries (including Merger Sub) or affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) except for the agreements attached hereto as Exhibits A and B, is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company or the Bank (other than Trust Account Shares and DPC Shares).

5.7 Access to Funds. Buyer has, and on the Closing Date will have, sufficient funds and available shares of Buyer Common Stock authorized to enable it to consummate the Merger and to pay the aggregate Merger Consideration pursuant to the terms of this Agreement.

5.8 Approvals. As of the date of this Agreement, Buyer knows of no reason applicable to it why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained on a timely basis.

5.9 Legal Proceedings. Buyer is not a party to any, and there are no pending or, to Buyer’s knowledge, threatened, legal, administrative, or arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature that, individually or in the aggregate, would (i) delay or prevent Buyer or Merger Sub from performing their respective obligations hereunder or (ii) adversely affect the ability of Buyer or Merger Sub to consummate the transactions contemplated hereby.

5.10 Compliance with Applicable Law. Buyer and each of its Subsidiaries, including UCB:

(a) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, if and to the extent applicable, the Sarbanes-Oxley Act of 2002, the Bank Holding Company Act of 1956, as amended, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, and all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act, and, as of the date hereof, UCB has a Community Reinvestment Act rating of “satisfactory” or better;

(b) has all permits, licenses, franchises, certificates, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit Buyer and each of its Subsidiaries to carry on its business as currently conducted;

(c) has, since December 31, 2003, received no notification or communication from any Governmental Entity (A) asserting that Buyer or any of its Subsidiaries is not in compliance with any statutes, regulations or ordinances, (B) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, UCB’s FDIC deposit insurance; and

(d) is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, the FDIC) or the supervision or regulation of Buyer or any of its Subsidiaries, and neither Buyer nor any of its Subsidiaries has been advised in writing by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

5.11 Regulatory Reports. Buyer and each of its Subsidiaries, including UCB, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2003 with any Regulatory Agency (collectively, the “Buyer Reports”) and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Buyer and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of Buyer, investigation into the business or operations of Buyer or any of its Subsidiaries, including UCB, since December 31, 2003. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Buyer or any of its Subsidiaries.

5.12 Full Disclosure. The representations and warranties contained in this Article V do not contain any untrue statement of any fact or omit to state any fact necessary in order to make the statements and information contained in this Article V not misleading.

5.13 Capitalization. The authorized capital stock of Buyer consists of 180,000,000 shares of Buyer Common Stock and 10,000,000 shares of Buyer Preferred Stock. As of May 20, 2005, there were (i) 91,717,006 shares of Buyer Common Stock issued and outstanding, (ii) no shares of Buyer Preferred Stock outstanding, and (iii) 23,657,648 shares of Buyer Common Stock reserved for issuance pursuant to the option plans and described in Section 5.13 of the Buyer Disclosure Schedule (“Buyer Option Plans”). All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as disclosed in the Buyer’s Annual Report for the fiscal year ending December 31, 2004 on Form 10-K (including exercise rights disclosed therein), Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Capital Stock or any other equity security of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Capital Stock or any other equity security of Buyer.

5.14 Financial Statements. Buyer has previously made available to Company copies of the balance sheets of Buyer as of December 31 for the fiscal years 2001 through 2004, inclusive, and the related statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for the fiscal years 2002 through 2004, inclusive, as reported in the Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Buyer’s independent public accountants. The December 31, 2004 balance sheet of Buyer (including the related notes, where applicable) fairly presents the financial position of Buyer as of the date thereof, the other previously-delivered financial statements referred to in this Section 5.14 (including the related notes, where applicable) fairly present, the financial statements filed by Buyer with SEC after December 31, 2004 fairly present, and the financial statements to be filed by Buyer with the SEC after the date of this Agreement will fairly present (subject, in the case of the unaudited statements, to audit adjustments normal in nature and amount), the results of the operations and financial position of Buyer for the respective fiscal periods or as of the respective dates therein set forth, other than as may be affected by such relevant items as have been disclosed in any Buyer Report (including without limitation Item 9-A of Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC under the Exchange Act on March 17, 2005, the Report of Independent Registered Public Accounting Firm by PricewaterhouseCoopers incorporated in such Annual Report on Form 10-K by reference to Buyer’s 2004 Annual Report to Shareholders, and Item 4 of Part I of Buyer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed with the SEC under the Exchange Act on May 10, 2005).

5.15 Absence of Certain Changes or Events.

(a) Except as disclosed in any Buyer Reports filed prior to the date of this Agreement, since December 31, 2004, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Buyer or UCB.

(b) Except as disclosed in any Buyer Report, since December 31, 2004, each of Buyer and UCB has carried on its business only in the ordinary and usual course consistent with its past practices.

5.16 Taxes.

(a) Buyer and UCB have (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements of Buyer (in accordance with GAAP) for all Taxes, with such provisions being based on estimates made by Buyer or UCB in good faith. No deficiencies for any Taxes have been proposed or assessed in writing with respect to Buyer or UCB, other than amounts which have been otherwise provided for or which are immaterial to the financial statements of Buyer; provided, however, Buyer has pending a corporate income tax audit by the State of California that may result in an assessment of taxes that in the aggregate would not be material to Buyer and UCB (collectively, the “Audit”). There are no Liens for

Taxes upon the assets of Buyer except for Liens that may result from the Audit and except for statutory liens for current Taxes not yet due. Neither Buyer nor UCB has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. Neither Buyer nor UCB is a party to any agreement providing for the allocation or sharing of Taxes except for a certain intercompany tax sharing agreement between Buyer and its direct and indirect subsidiaries, including UCB, dated as of July 17, 2003.

(b) To the knowledge of Buyer, when required to do so, UCB has properly withheld Taxes on all non-resident deposit accounts.

5.17 Disclosure Controls and Procedures. Except as set forth in the Buyer Reports (including without limitation Item 9-A of Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC under the Exchange Act on March 17, 2005, the Report of Independent Registered Public Accounting Firm by PricewaterhouseCoopers incorporated in such Annual Report on Form 10-K by reference to Buyer’s 2004 Annual Report to Shareholders, and Item 4 of Part I of Buyer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed with the SEC under the Exchange Act on May 10, 2005), none of Buyer’s or UCB’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Buyer or UCB or their accountants, except as would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the next sentence. Except as set forth in the Buyer Reports (including without limitation Item 9-A of Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC under the Exchange Act on March 17, 2005, the Report of Independent Registered Public Accounting Firm by PricewaterhouseCoopers incorporated in such Annual Report on Form 10-K by reference to Buyer’s 2004 Annual Report to Shareholders, and Item 4 of Part I of Buyer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 filed with the SEC under the Exchange Act on May 10, 2005), Buyer and UCB have devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

5.18 Absence of Undisclosed Liabilities. To the knowledge of Buyer, and except for items for which reserves have been established in Buyer’s and UCB’s most recent audited balance sheets and interim unaudited balance sheets, which have been delivered to the Company and which do not reflect any overstated assets, neither Buyer nor UCB has incurred or discharged, or is legally obligated with respect to, any material indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the ordinary course of business after such date. Neither Buyer nor UCB has knowingly made nor shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. Other than any regular quarterly dividend by Buyer, no cash, stock or other dividend or any other distribution with respect to Buyer Capital Stock has been declared, set aside or paid, nor has any of the Buyer Capital Stock been repurchased, redeemed or otherwise acquired, directly or indirectly, by Buyer since March 31, 2005.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1 Covenants of the Company and the Bank. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, the Company and the Bank shall carry on their respective businesses in the ordinary course consistent with past practices and, to the extent consistent therewith, the Company will use its reasonable efforts to (w) preserve intact the business organization of the Company and the Bank, (x) keep available to itself and Buyer the present services of the current officers and employees of the Company and the Bank, (y) preserve for itself and Buyer the goodwill of the customers of the Company and the Bank and others with whom business relationships exist, and (z) maintain and expand the deposits of the Bank. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Buyer, neither the Company nor the Bank shall:

(a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

(b) (i) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (ii) repurchase, redeem or otherwise acquire any of its shares, or any securities convertible into or exercisable for any shares of its capital stock; or (iii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien or authorize or propose the issuance, delivery, sale, pledge or encumbrance of or the imposition of any Lien on, any shares of its capital stock or any securities (including without limitation any Company Option) convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clause (iii), for the issuance of Company Capital Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms;

(c) amend its Articles of Incorporation Bylaws or other similar governing documents;

(d) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $10,000 individually or $50,000 in the aggregate;

(e) enter into any new line of business;

(f) (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices; or (ii) open, close, sell or acquire any branches;

(g) except as set forth in Section 1.6 of this Agreement and in the Company Disclosure Schedule, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, except in the ordinary course of business consistent with past practice; provided, however, that in no event shall any such indebtedness or obligations (excluding, however, Bank deposits) be for a period exceeding six (6) months;

(h) take any action or fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(i) change its methods of accounting in effect at December 31, 2004 except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company’s independent auditors;

(j) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between the Company or the Bank and any of their respective current or former directors, officers or employees; (ii) except for normal increases in the ordinary course of business consistent with past practice, except as required by applicable law and except as set forth in the Company Disclosure Schedule, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof, and in any event not more than the lesser of $5,000 or 5.0% of annual compensation; or (iii) make any equity or equity-based grants or allocations under any Plan (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(k) purchase, acquire, sell, license, lease, encumber, assign or otherwise dispose of, or agree to sell, license, lease, encumber, assign or otherwise dispose of, or abandon or fail to maintain, any loans, loan pools, loan portfolios, participation or other interests in loans, or any of its material assets, properties or other material rights or agreements other than in the ordinary course of business consistent with past practice;

(l) file any application to establish, relocate or terminate the operations of any banking office of the Bank;

(m) create, renew, amend or terminate, fail to perform any material obligations under, waive or release any material rights under or give notice of a proposed renewal, amendment, waiver, release or termination of, any material contract, agreement or lease for office space to which it is a party or by which it or its properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date;

(n) except pursuant to written agreements in effect on the date hereof and previously provided to Buyer, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;

(o) make any material Tax elections (unless required by applicable law or made in the ordinary course of business consistent with past practices);

(p) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any material litigation, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, its most recent consolidated financial statements (or the notes thereto) or the Company Reports, filed prior to the date hereof, or incurred since December 31, 2004 in the ordinary course of business consistent with past practice;

(q) enter into any transaction outside the ordinary course of business consistent with past practices, including (i) the purchase of certificates of deposit from brokers or other third parties, (ii) the offering or payment of rates of interest on deposit accounts materially different than the bank’s past practices or current market rates, (iii) the entry into any material contracts, and (iv) the purchase or sale of investment securities unless such transaction (A) is prudent, necessary, consistent with the Bank’s written investment policy and the Bank’s 2005 budget, duly approved by senior management of the Bank, and, if involving a purchase, is limited to investment-grade securities, (B) does not cause the weighted average duration of the Bank’s investment securities portfolio to exceed that portfolio’s weighted average duration as of March 31, 2005, and (C) will not cause the balance of the Bank’s investment securities portfolio to exceed the Bank’s March 31, 2005 reforecast for the month of the Closing; or

(r) authorize, commit or agree to do any of the foregoing actions.

6.2 Covenants of Buyer. Except as otherwise contemplated by this Agreement or consented to in writing by the Company, during the period from the date of this Agreement to the Effective Time, Buyer shall not, and shall not permit any of its Subsidiaries to:

(a) take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

(b) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approvals or the consummation of the Merger; or

(c) authorize, or commit or agree to do any of the foregoing.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Regulatory Matters.

(a) The Buyer shall promptly prepare and file within forty-five (45) days of the date of this Agreement such regulatory filings as are applicable to the Merger, and the Company shall take, in accordance with applicable law, applicable stock exchange rules and its articles of incorporation and bylaws, all action necessary to convene an appropriate meeting of stockholders of the Company to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company’s stockholders for consummation of the Merger (including any adjournment or postponement, the “Company Meeting”), as promptly as practicable after the date hereof. The Company’s Board of Directors shall recommend such approval, and the Company shall take all reasonable lawful action to solicit such approval by its stockholders.

(b) Each of the Company and Buyer shall cooperate and shall instruct their respective agents, attorneys and accountants to cooperate in the preparation and filing of an application for a permit (the “California Permit”) from the California Commissioner of Corporations (the “California Commissioner”) pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended (the “California Securities Law”) and all other necessary documents and forms required to be filed with the California Department of Corporations (the “DOC”) in order to notify interested parties as required by California law of and to hold a fairness hearing conducted before the California Commissioner in accordance with Section 25142 of the California Securities Law (“Section 25142”) and related authorities with respect to the Merger and the shares of Buyer Common Stock to be issued in the Merger (the “California Fairness Hearing”) in order to establish that the issuance of Buyer Common Stock in the Merger is exempt from Securities Act registration under Section 3(a)(10) of the Securities Act (the “Section 3(a)(10) Exemption”) (the “DOC Application”). Buyer shall submit the DOC Application to the DOC within 14 calendar days after the later of (i) the date of this Agreement, and (ii) the date on which the Company has furnished to the Buyer materials and information in conformity with the requirements of the DOC; provided, however, that such 14 calendar day period shall be extended for the minimum period necessary to obtain any indispensable information or data from third party sources. Company and Buyer shall make their respective appropriate representatives available to prepare and provide such testimony as is necessary or appropriate to present at the California Fairness Hearing and to support Buyer’s and Company’s appearances at the California Fairness Hearing.

(c) Each of the Company and Buyer shall cooperate and shall instruct their respective agents, attorneys and accountants to cooperate in the preparation and filing with the SEC of a registration statement on Form S-4 in order to register under the Securities Act the shares of Buyer Common Stock to be issued in the Merger (the “S-4 Registration Statement”) if any of the following occurs: (i) the DOC informs Buyer that the DOC will not accept jurisdiction to hold the California Fairness Hearing after Buyer submits the DOC Application; (ii) after commencement of the California Fairness Hearing proceedings the DOC informs Buyer that the DOC will not issue such approval and make such findings with respect to the Merger and the issuance of Buyer Common Stock in the Merger as are required for the Section (3)(a)(10) Exemption; or (iii) if exemption of the issuance of Buyer Common Stock in the Merger from California securities permit requirements is not available under Section 25100(o) of the California Securities Law and the DOC informs Buyer that the DOC will not issue the California Permit

(d) The Company and Buyer shall use reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement.

(e) The Company shall prepare, and Buyer shall reasonably assist in such preparation of, a proxy statement for the purposes of submitting to the Company’s stockholders the principal terms of the Merger and this Agreement and any other matters required to be approved by the Company’s stockholders for consummation of the Merger and soliciting such approval (together with other proxy solicitation materials of the Company constituting a part thereof, the “Proxy Statement”). Description of Buyer and of the terms and conditions of this Agreement contained in such Proxy Statement shall be subject to consultation with Buyer.

(f) Each of the Company and Buyer agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Buyer Permit Application, any S-4 Registration Statement, and the Proxy Statement will, at the time the Buyer Permit Application, any S-4 Registration Statement, and the Proxy Statement and each amendment or supplement thereto, if any, is submitted to or approved by the California Department of Corporations, or is provided to Company’s shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Company’s stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and Buyer further agrees that if it shall become aware prior to the Effective Time of any information that would cause any of the statements in the Buyer Permit Application, any S-4 Registration Statement, or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Buyer Permit Application, any S-4 Registration Statement, or the Proxy Statement.

(g) Buyer will advise the Company, promptly after Buyer receives notice thereof, of the time when a permit has been issued to qualify the issuance of the shares of Buyer Common Stock in the Merger, of the issuance of any stop order or the suspension of the qualification of the Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the California Department of Corporations for the amendment or supplement of the Buyer Permit Application or for additional information.

(h) Without limiting the foregoing, the parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties or Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement and to comply with the terms and conditions thereof. The Company and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information and the right of each party to withhold information its Board of Directors reasonably determines in good faith should be withheld for reasons of privacy, confidentiality or fiduciary duty, all the information relating to the Company, the Bank, Buyer, or UCB, as the case may be, and, in the case of Buyer, its Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties or Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated hereby.

(i) Buyer and the Company shall, upon request, subject to applicable laws relating to the exchange of information and the right of each party to withhold information its Board of Directors reasonably determines in good faith should be withheld for reasons of privacy, confidentiality or fiduciary duty, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Buyer Permit Application, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall from time to time make available to Buyer, upon reasonable request, a list of the Company’s stockholders and their addresses and such other information as Buyer shall reasonably request regarding the ownership of the Company Capital Stock.

(j) Buyer and the Company shall promptly furnish each other with copies of non-confidential written communications received by Buyer or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

(k) Buyer shall not be required to file a registration statement with the SEC with respect to the shares of Buyer Common Stock to be issued hereunder for the purpose of sale or resale of such shares by any person.

(l) Not later than the fifteenth (15th) day prior to the Proxy Statement Distribution Date, the Company shall deliver to Buyer a schedule of each person that, to the best of the Company’s knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an “affiliate” of it (each, a “Company Affiliate”) as that term is used in Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each Company Affiliate to execute and deliver to Buyer and the Company on or before the Effective Time an affiliate agreement in substantially the form attached hereto as Exhibit C.

(m) Securities representing the shares of Buyer Common Stock to be issued to Company Affiliates pursuant to this Agreement may be subject to stop transfer orders and a restrictive legend which confirm and state that such securities representing such shares have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the Securities Act applies, and that such securities may not be sold, hypothecated, transferred or assigned, and the issuer or its transfer agent shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration statement under the Securities Act, (ii) in a transaction permitted by Rule 145 as to which Buyer has received an opinion of counsel, in form and substance reasonably satisfactory to Buyer, in support of which such holder provides in advance holder and broker’s representations the form and content of which are approved by Buyer’s counsel, of compliance with the provisions of Rule 145, or (iii) in a transaction which, in an opinion of such holder’s counsel in form and substance reasonably satisfactory to Buyer, or as described in a “no action” or interpretive letter from the staff of the SEC, is not required to be registered under the Securities Act. The cost of any legal opinions referred to in this subsection 7.1(m) shall be borne by Buyer.

7.2 No Solicitation by the Company.

(a) The Company shall, and the Company shall direct and use its reasonable efforts to cause the Bank and the Bank’s affiliates, directors, officers, employees, agents and representatives (including without limitation any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or the Bank) to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal. From the date of this Agreement through the Effective Time, the Company shall not, nor shall it authorize or permit the Bank or any of its or the Bank’s directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) except in accordance with Section 9.1(f) hereof, enter into any agreement with respect to an Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; provided, however, that prior to the twentieth (20th) day after the date of distribution (the “Proxy Statement Distribution Date”) of the Proxy Statement to the stockholders of the Company (which Proxy Statement Distribution Date shall be no later than three (3) business days after the date of filing of the final Proxy Statement with the SEC), if, and only to the extent that, the Board of Directors of the Company determines in good faith, after consultation with its outside legal and financial advisors, that the failure to do so would reasonably be expected to breach the Board’s fiduciary duties under applicable law, the Company may, in response to a bona fide written Acquisition Proposal not solicited in violation of this Section 7.2(a) that the Board of Directors of the Company believes in good faith constitutes a Superior Proposal, subject to providing forty-eight (48) hour prior written notice to Buyer of the Board’s decision to take such action and identifying the person making the proposal and all the material terms and conditions of such proposal (the “Company Notice”) and compliance with Section 7.2(b) hereof, following delivery of the Company Notice, (1) furnish information with respect to the Company to any person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) on terms no more favorable to such person than the terms contained in any such agreement between the Company and Buyer, and (2) participate in discussions or negotiations regarding such a Superior Proposal.

(b) In addition to the obligations of the Company set forth in Section 7.2(a) hereof, the Company shall promptly advise Buyer orally and in writing of any Acquisition Proposal (or any inquiry which could lead to an Acquisition Proposal) and keep Buyer informed, on a current basis, of the continuing status thereof and shall contemporaneously provide to Buyer all materials provided to or made available to any third party which were not previously provided to Buyer.

(c) Notwithstanding anything herein to the contrary, the Company and its Board of Directors shall be permitted to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.

7.3 Access to Information.

(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Effective Time, to all of the Company’s and the Bank’s properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives, and, during such period, the Company shall make available to Buyer all information concerning the Company’s and the Bank’s businesses, properties and personnel as Buyer may reasonably request. The Company shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company’s or the Bank’s customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement, provided that the Company delivers to Buyer a written log notifying Buyer of the existence of, and the basis for the Company’s withholding of, such information. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) From and after the date hereof until the Effective Time, Buyer, at Buyer’s sole expense, shall have the right to attend management and Board loan committee and review meetings of the Company and the Bank as an observer and shall receive, at the same time as the Directors, committee members and other meeting participants, notice of such meetings and copies of any materials distributed to the Directors, committee members and other meeting participants. In connection therewith, Buyer shall have the right of full review on any new loan extended by the Bank in a principal amount in excess of $250,000.

(c) No investigation by Buyer or its Representatives shall affect the representations, warranties, covenants or agreements of the Company set forth herein.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Company and Buyer (and each of their respective employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement; provided, however, that neither the Company nor Buyer (nor any of their respective employees, representatives or other agents thereof) may disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement, or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

7.4 Confidentiality. All confidential information furnished to a party or Company Advisor or H&A by a party or Company Advisor or H&A in connection with the transactions contemplated hereby shall be subject to, and the recipient of such information shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement.

7.5 Notification of Certain Matters. Each of Buyer and the Company will give prompt notice to the other (and subsequently keep the other party informed on a current basis) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in any Material Adverse Effect with respect to it (or, in the case of the Company, to the Bank), or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein; provided, however, that the delivery of any notice pursuant to this Section 7.5 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit or affect the remedies available to any such party hereunder.

7.6 Employee Benefit Plans. From the Effective Time through June 30, 2006, Buyer agrees to maintain and to honor, and to cause the Surviving Corporation to maintain and to honor the employment benefits enjoyed by the employees of the Bank as of the Effective Time, except for any Company stock option plan benefits and stock options, which stock option plan and all benefits and stock options thereunder shall be terminated and cancelled at the Effective Time. Effective July 1, 2006 and thereafter, all employees of Company or the Bank shall be entitled to the same employee benefits enjoyed by similarly-situated employees of Buyer or UCB. For purposes of calculating eligibility and vesting for such benefits all employees of Company or Bank shall be credited with the length of service with Company or Bank. As of the Effective Time and thereafter, Buyer agrees to maintain and to honor, and cause the Surviving Corporation to maintain and to honor, in accordance with their respective terms all agreements listed in Section 7.6 of the Company Disclosure Schedule (the “Benefit Agreements”).

7.7 Indemnification.

(a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company, the Bank or any of the Company’s Subsidiaries (the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Company or the Bank or any of its predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Buyer shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer; provided, however, that (1) Buyer shall have the right to assume the defense thereof and upon such assumption Buyer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises Buyer that there are issues which raise conflicts of interest between Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Buyer shall advance funds and in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Buyer thereof, provided that the failure to so notify shall not affect the obligations of Buyer under this Section 7.7 except to the extent such failure to notify prejudices Buyer. Buyer’s obligations under this Section 7.7 shall continue in full force and effect for an unlimited period of time following the Effective Time.

(b) Buyer shall cause the persons serving as officers and directors of the Company and the Bank immediately prior to the Effective Time to be covered for a period of five (5) years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by the Company or the Bank (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Buyer be required to expend on an annual basis more than 200% of the amount currently expended by the Company (the “Insurance Amount”) to maintain or procure insurance coverage, and provided further that if Buyer is unable to maintain or obtain the insurance called for by this Section 7.7(b) Buyer shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

(c) In the event Buyer or UCB or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 7.7.

(d) The provisions of this Section 7.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

7.8 Reasonable efforts; Additional Agreements.

(a) Subject to the terms and conditions of this Agreement, each of Buyer and the Company agrees to cooperate fully with each other and to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to (i) consummate and make effective, at the time and in the manner contemplated by this Agreement, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement, and (ii) to merge Pacifica Bank with and into UCB, with the results being that UCB shall be the surviving corporation in such merger and shall continue its corporate existence under the laws of the State of California, and that the separate corporate existence of Pacifica Bank shall terminate.

(b) Company agrees to use its reasonable efforts from the date of this Agreement to the Closing to assist Buyer and UCB in retaining all Company and Bank employees and all Bank customers. Buyer agrees to begin notifying within seven days of execution of this Agreement those employees of the Bank of the terms of employment and benefits that will be available to such employees of the Bank after consummation of the Merger.

(c) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or UCB with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

7.9 Current Information. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Bank to, (i) invite a suitable representative of Buyer to observe all non-confidential portions of the Company’s and the Bank’s Board of Directors (and audit committee thereof) and stockholders meetings and, subject to the prior written consent of any applicable regulatory authority, any regulatory examination exit briefings, and (ii) cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Buyer and to report the general status of the ongoing operations of the Company and the Bank. Buyer and Company, as the case may be, will promptly notify the other party of any material change in the normal course of business or in the operation of their properties and of the existence or progress in resolution of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving them, and will keep the other party fully informed of such events, including without limitation, the exit briefing at the conclusion of any regulatory examination.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Company Capital Stock under applicable law.

(b) Regulatory Approvals. All regulatory approvals and the Securities Laws Filings and Approvals required to consummate the transactions contemplated hereby (including the Merger and the further transactions provided for by Exhibits A and B attached hereto) shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(c) No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger or the further transactions provided for by Exhibits A and B attached hereto shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal the consummation of the Merger or the further transactions provided for by Exhibits A and B attached hereto.

8.2 Conditions to Obligations of Buyer and Merger Sub. The obligation of Buyer and Merger Sub to consummate the Merger is also subject to the satisfaction or waiver by Buyer at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date), and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(c) Consents Under Agreements. All consents and approvals of all persons (other than the Governmental Entities) required for consummation of the Merger or the further transactions provided for by Exhibits A and B attached hereto shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Buyer.

(d) List of Personal Properties. The Company shall have delivered to Buyer separate lists of all of Company’s, and all of the Bank’s, properties and assets, real and personal, tangible or intangible, which are reflected on a consolidated balance sheet of the Company as of the end of the month preceding the Closing Date, prepared in accordance with GAAP.

(e) Company Net Worth. At the Closing, the net worth of the Company shall be not less than the Company Closing Net Worth, excluding (i) the after-tax effect of any expense related to this Agreement and the transactions contemplated hereby, including payments to Company Advisor under Section 4.7 hereof and the payment to the Company’s attorneys and accountants, (ii) the after-tax effect of any expense incurred in connection with the acceleration of Company Options, the payment therefor, or the incurrence of the Stock Option Loan, (iii) the after-tax effect of any gain or loss from the sale of assets by the Bank in 2005 in the ordinary course of business consistent with its past practices, and (iv) any change in the “Accumulated Other Comprehensive Income (Loss), Net of Tax” line on the Company’s consolidated balance sheet after March 31, 2005, all as set forth in a consolidated balance sheet of the Company as of the end of the month preceding the Closing Date, prepared in accordance with GAAP, and the format of such consolidated balance sheet of the Company to be delivered as of the end of the month preceding the Closing Date is attached hereto as Schedule 8.2(e). Components of the Bank’s earnings in 2005 as reflected on Schedule 8.2(e) (which Schedule contains a copy of the Company’s 2005 reforecasted budget) shall be substantially similar to the Bank’s March 31, 2005 reforecast for the 2005 fiscal year.

(f) Allowance for Loan Loss. Except to the extent mandated by the Company’s registered public accountants, at the Closing, the Bank’s allowance for loan and lease losses shall be not less than the Company Closing Loan Loss Reserve, as set forth in the balance sheet of the Bank as of the end of the month preceding the Closing Date, prepared in accordance with GAAP. Upon Buyer’s written request, received not earlier than five (5) calendar days prior to the Effective Time, the Company shall cause Bank to increase Bank’s allowance for loan losses by an amount specified by Buyer, which amount shall not be taken into consideration in determining the Company Closing Net Worth.

(g) Dissenting Shares. Holders of not more than seven percent (7%) of the outstanding shares of Company Capital Stock shall have perfected dissenter’s rights pursuant to Section 23B.13 et seq. of the WBCA.

(h) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

(i) Termination of Company Option Plans. All Company Option Plans shall have been terminated as of the Effective Time and cancelled without any payment therefor (except for such payments to Company stock option holders as are contemplated under Section 1.6 of this Agreement) or other liability on the part of the Company, Buyer or any of their respective affiliates and associates (as such terms are defined under the Exchange Act).

8.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

(c) Consents Under Agreements. All consents and approvals of all persons (other than the Governmental Entities) required for consummation of the Merger or the further transactions provided for by Exhibits A and B attached hereto shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Buyer.

(d) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

(e) Tax Opinion. Buyer has, at Buyer’s expense, obtained from PricewaterhouseCoopers and delivered to the Company, an opinion addressed to Buyer’s and Company’s boards of directors (in form and substance reasonably satisfactory to the Company and its counsel, and subject to reasonable limitations, conditions and assumptions), a copy of which may be provided as part of the materials included in the Proxy Statement, substantially to the effect that:

(i) The Merger will qualify as a reorganization within the meaning of IRC Section 368(a)(1)(A).

(ii) Holders of Company Capital Stock who receive solely cash in exchange for their shares of Company Capital Stock, and who own those shares as capital assets and who do not actually or constructively own shares of Buyer Common Stock after the Merger, will recognize capital gain or loss. The amount of such gain or loss will be equal to the difference between the amount of cash received and the stockholder’s aggregate tax basis for such shares of Company Capital Stock. The gain or loss will be long-term capital gain or loss if such shares of Company Capital Stock were held for more than one year.

(iii) A holder of Company Capital Stock who receives both Buyer Common Stock and cash consideration in exchange for his or her shares of Company Capital Stock will recognize gain, but not loss, to the extent of the lesser of the gain realized by such shareholder in the exchange or the amount of cash received by such shareholder in the exchange. Any gain recognized by a shareholder who owns his or her shares of Company Capital Stock as capital assets will be treated as capital gain, if the exchange is, with respect to such shareholder, either “substantially disproportionate” or “not essentially equivalent to a dividend,” each within the meaning of IRC Section 302(b).

The exchange will be “substantially disproportionate” with respect to a shareholder if the percentage of shares of outstanding Buyer Common Stock (actually and constructively) owned by the shareholder immediately after the Merger is less than 80% of the percentage of the outstanding shares of Buyer Common Stock (actually and constructively) owned by the shareholder immediately before the Merger. For purposes of determining the percentage of the outstanding shares of Buyer Common Stock (actually and constructively) owned by the shareholder immediately before the Merger, the shareholder is treated as if (1) all such shareholder’s shares of Company Capital Stock were first exchanged in the Merger for shares of Buyer Common Stock, and (2) a portion of those shares of Buyer Common Stock were then redeemed for the cash actually received in the Merger.

The exchange will be “not essentially equivalent to a dividend” with respect to a shareholder if the reduction in such shareholder’s stock ownership is a “meaningful reduction,” given his or her particular facts and circumstances. The Internal Revenue Service has ruled that a reduction in the stock ownership of a minority shareholder who owns a small number of shares in a publicly and widely held corporation, and who exercises no control over the affairs of the corporation, will meet this test.

(iv) A holder of Company Capital Stock who receives solely Buyer Common Stock in exchange for his or her shares of Company Capital Stock will not recognize gain or loss in the Merger.

8.4 Frustration of Closing Conditions. Neither Buyer nor the Company may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 7.8(a).

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company of the matters presented in connection with the Merger:

(a) by mutual consent of Buyer and the Company;

(b) by either Buyer or the Company upon written notice to the other party (i) thirty (30) days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the thirty (30) day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, (ii) after Buyer and Company have performed their respective obligations under Section 7.1 of this Agreement with respect to the Securities Laws Filings and Approvals, both of the following occur: (x) the DOC either does not accept jurisdiction of the California Fairness Hearing or, after commencement of the California Fairness Hearing proceedings, the DOC informs Buyer that the DOC will not issue such approval and make such findings with respect to the Merger and the issuance of Buyer Common Stock in the Merger as are required for the Section 3(a)(10) Exemption; and (y) the SEC informs Buyer that the SEC will not declare effective the S-4 Registration Statement, or (iii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b) if such denial, request, recommendation for withdrawal, DOC or SEC position, order, injunction or prohibition shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

(c) by either Buyer or the Company if the Merger shall not have been consummated on or before February 28, 2006, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement by the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither Buyer nor the Company shall have the right to terminate this Agreement pursuant to this Section 9.1(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of a representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of a representation or warranty by Buyer);

(e) by either Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the non-terminating party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

(f) by the Company prior to the twenty fifth (25th) calendar day following the Proxy Statement Distribution Date in the event that the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to terminate this Agreement in order to comply with its fiduciary duties to the Company and to the Company’s stockholders under applicable law; provided, however, that the Board of Directors of the Company may terminate this Agreement pursuant to this Section 9.1(f) solely to concurrently enter into a definitive acquisition agreement or other similar agreement related to a Superior Proposal; and provided further, however, that this Agreement may be terminated pursuant to this Section 9.1(f) only after the fifth (5th) day following Buyer’s receipt of written notice advising Buyer that the Board of Directors of the Company is prepared to accept a Superior Proposal, and only if, during such five (5) day period, if Buyer so elects, the Company and its advisors shall have negotiated in good faith with Buyer to make such adjustments in the terms and conditions of this Agreement as would enable Buyer to proceed with the transactions contemplated herein on such adjusted terms;

(g) by the Company if the Average Closing Price is less than $16.50; provided, however, that if the Company elects to terminate this Agreement pursuant to this Section 9.1(g), Buyer may render such election null and void, and thereby revive this Agreement, by agreeing to change the Per Share Amount to $10.07, provided that Buyer’s election to change the Per Share Amount shall be in a combination of Buyer Common Stock and cash that does not negate or adversely impact the conclusions reflected in the tax opinion to be delivered pursuant to Section 8.3(e) of this Agreement.

(h) by Buyer if the Average Closing Price is greater than $23.50; provided, however, that if Buyer elects to terminate this Agreement pursuant to this Section 9.1(h), the Company may render such election null and void, and thereby revive this Agreement, by agreeing to change the Per Share Amount to $12.43, provided that Company’s election to change the Per Share Amount shall be in a combination of Buyer Common Stock and cash that does not negate or adversely impact the conclusions reflected in the tax opinion to be delivered pursuant to Section 8.3(e) of this Agreement.

9.2 Effect of Termination.

(a) In the event of termination of this Agreement by any party as provided in Section 9.1, this Agreement shall forthwith become null and void and have no effect except that (i) Sections 7.4, 9.2 and 10.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

(b) (i) If the Company terminates this Agreement pursuant to Section 9.1(f) hereof, the Company shall pay to Buyer a termination fee equal to $1,000,000 by wire transfer of same day immediately available funds on the date of termination. The Company and Buyer agree that the agreement contained in this Section 9.2(b)(i) is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty.

(ii) In the event that this Agreement is terminated by Buyer for material breach of this Agreement by the Company, the Company shall pay to Buyer a termination fee of $500,000 by wire transfer of immediately available funds on the date of termination. The Company and Buyer agree that the agreement contained in this Section 9.2(b)(ii) is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty.

(c) Buyer shall pay to the Company a termination fee of $750,000 by wire transfer of same day immediately available funds on the date of termination in the event that this Agreement is terminated by either party for any reason other than (i) material breach of this Agreement by the Company, or (ii) the failure to obtain approval and adoption of this Agreement by the requisite vote of the holders of the outstanding shares of Company Capital Stock under applicable law after (A) Buyer and Company have performed their respective obligations under Section 7.1 of this Agreement with respect to the Securities Laws Filings and Approvals; (B) either (x) the DOC has issued such approval and made such findings with respect to the Merger and the issuance of Buyer Common Stock in the Merger as are required for the Section (3)(a)(10) Exemption and, if exemption of the issuance of Buyer Common Stock in the Merger from California securities permit requirements is not available under Section 25100(o) of the California Securities Law, the DOC has issued the California Permit, or (y) the SEC has declared effective the S-4 Registration Statement; and (C) the Proxy Statement and notice of Company shareholders meeting have been provided to Company’s shareholders. The Buyer and Company agree that the agreement contained in this Section 9.2(c) is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty.

9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company’s stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed by duly authorized representatives on behalf of each of the parties hereto.

9.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of its agreements contained herein, or waive compliance with any of the conditions to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by duly authorized representatives on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE X

GENERAL PROVISIONS

10.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

10.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Buyer, to:

UCBH Holdings, Inc.

555 Montgomery Street

San Francisco, CA 94111

Attention: Sandra Go, Senior Vice President, Corporate Development

with copies (which shall not constitute notice to Buyer) to:

Squire, Sanders & Dempsey L.L.P.

One Maritime Plaza, Suite 300

San Francisco, CA 94111-3492

Attention: Nicholas Unkovic, Esq.

                 David Kenny, Esq.

and

Hoefer & Arnett, Inc.

700 South Flower Street, Suite 2400

Los Angeles, CA 90017

Attention: C. Matthew Allen

(b) if to the Company, to:

Pacifica Bancorp, Inc.

Skyline Tower

10900 NE 4th Street, Suite 200

Bellevue, WA 98004

Attention: John Kennedy, President

with copies (which shall not constitute notice to the Company) to:

Jones & Keller, P.C.

4600 South Ulster Street, Suite 880

Denver, Colorado 80237

Attention: Ernest J. Panasci, Esq.

and

Hovde Financial LLC

222 N. Sepulveda Blvd., Suite 1306

El Segundo, CA 90245

Attention: Rory A. McKinney

10.4 Interpretation. Whenever the term “person” is used in this Agreement, it shall be construed broadly to include any person or entity of any kind. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the term

“knowledge” is used in this Agreement, it means the knowledge of such party after diligent inquiry. The terms, “Section,” “Schedule” and “Exhibit” refer to sections and schedules exhibits attached to, this Agreement, respectively. The terms “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole, including all exhibits and schedules hereto. The phrases “the date of this Agreement,” “the date hereof’ and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the introductory paragraph of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

10.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

10.6 Entire Agreement. This Agreement, together with all exhibits, schedules and other attachments hereto (including the documents and the instruments referred to herein and therein, including, without limitation, the Confidentiality Agreement), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, any provision of the Confidentiality Agreement or any other document or instrument referred to herein that conflicts with any provision of this Agreement shall be superseded by the provisions hereof.

10.7 Governing Law. The formation, construction, and performance of this Agreement, including the rights and duties of the parties hereunder, shall be construed, interpreted, governed, applied and enforced in accordance with the laws of the State of California applicable to agreements entered into and performed entirely in the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. Each of the parties consents that all such service of process may be made by delivery of the summons and complaint by certified or registered mail, return receipt requested, or by messenger, directed to it at the address of its agent set forth herein, and that service so made shall be deemed to have been made as of the date of the receipt indicated in the certification, signed and returned postal receipt, or other proof of service applicable to the method of service employed.

10.8 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in Section 7.4 of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 7.4 of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.10 Publicity. Except as otherwise required by law or by the rules of the Nasdaq Stock Market’s National Market, so long as this Agreement is in effect, neither Buyer nor the Company shall, nor shall Buyer permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

10.11 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

10.12 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Buyer, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

UCBH HOLDINGS, INC.

By:	/s/ THOMAS S. WU
Name:	Thomas S. Wu
Title:	Chairman & CEO

UCBH MERGER SUB, INC.

By:	/s/ THOMAS S. WU
Name:	Thomas S. Wu
Title:	Chairman & CEO

PACIFICA BANCORP, INC.

By:	/s/ LYLE K. SNYDER
Name:	Lyle K. Snyder
Title:	Chairman

By:	/s/ JOHN A. KENNEDY
Name:	John A. Kennedy
Title:	President & CEO

APPENDIX I

DEFINITIONS

As used in this Agreement, the following terms shall have the definitions set forth herein:

(a) “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the net revenues, net income or assets of the Company or the Bank, (ii) direct or indirect acquisition or purchase of any class of equity securities representing ten percent (10%) or more of the voting power of the Company or the Bank, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning a substantial interest in any class of equity securities of the Company or the Bank, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement.

(b) “Aggregate Cash Amount” means the sum of (i) $16,024,000 and (ii) the product obtained by multiplying (A) the Per Share Amount by (B) 0.40 by (C) the number of shares of Company Capital Stock issued after the date hereof upon exercise of any outstanding Company Options prior to the Effective Time.

(c) “Aggregate Buyer Share Amount” means the sum of (i) 1,198,795 shares of Buyer Common Stock and (ii) the product obtained by multiplying (x) the Exchange Ratio by (y) 0.60 by (z) the number of shares of Company Capital Stock issued after the date hereof upon exercise of any outstanding Company Options prior to the Effective Time.

(d) “Agreement of Merger” has the meaning given such term in Section 1.3(b) hereof.

(e) “Average Closing Price” means the average of the daily closing price of a share of Buyer Common Stock reported on the Nasdaq National Market during the ten (10) consecutive trading days preceding the fifth (5) business day prior the Effective Time.

(f) “Bank Common Stock” has the meaning given such term in Section 4.2(b) hereof.

(g) “Benefits Agreements” has the meaning given such term in Section 7.6 hereof.

(h) “Buyer Capital Stock” means Buyer Common Stock and Buyer Preferred Stock, collectively.

(i) “Buyer Common Stock” means common stock of Buyer, par value $0.01 per share.

(j) “Buyer Disclosure Schedule” has the meaning given such term in Section 3.1 hereof.

(k) “Buyer Option Plans” has the meaning given such terms in Section 5.13 hereof.

(l) “Buyer Permit Application” has the meaning given such term in Section 7.1(b) hereof.

(m) “Buyer Preferred Stock” means preferred stock of Buyer, par value $0.01 per share.

(n) “Buyer Reports” has the meaning given such term in Section 5.11 hereof.

(o) “California Certificates” has the meaning given such term in Section 1.3(b) hereof.

(p) “California Court” has the meaning given such term in Section 10.7 hereof.

(q) “California Secretary” has the meaning given such term in Section 1.3(b) hereof.

(r) “Cash Election” has the meaning given such term in Section 2.2(a) hereof.

(s) “Cash Proration Factor” has the meaning given such term in Section 2.2(c)(ii)(C) hereof.

(t) “CDFI” means the California Department of Financial Institutions.

(u) “Certificate” has the meaning given such term in Section 2.1(b) hereof.

(v) “CFC” means the California Financial Code.

(w) “CGCL” means the California General Corporation Law.

(x) “Closing” has the meaning given such term in Section 1.3(a) hereof.

(y) “Closing Date” has the meaning given such term in Section 1.3(a) hereof.

(z) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(aa) “Combination Cash Election” has the meaning given such term in Section 2.2(a) hereof.

(bb) “Combination Stock Election” has the meaning given such term in Section 2.2(a) hereof.

(cc) “Company Advisor” has the meaning given such term in Section 4.7 hereof.

(dd) “Company Affiliate” has the meaning given such term in Section 7.10 hereof.

(ee) “Company Capital Stock” means “Company Common Stock” and “Company Preferred Stock,” collectively.

(ff) “Company Closing Loan Loss Reserve” means, if the Closing occurs on or before July 31, 2005, $2,132,000; if the Closing occurs on or after August 1, 2005 but on or before August 31, 2005, $2,136,000; if the Closing occurs on or after September 1, 2005 but on or before September 30, 2005, $2,140,000; if the Closing occurs on or after October 1, 2005 but on or before October 31, 2005, $2,144,000; and if the closing occurs on or after November 1, 2005, $2,148,000.

(gg) “Company Closing Net Worth” means, if the Closing occurs on or before July 31, 2005, $17,173,000; if the Closing occurs on or after August 1, 2005 but on or before August 31, 2005, $17,363,000; if the Closing occurs on or after September 1, 2005 but on or before September 30, 2005, $17,566,000; if the Closing occurs on or after October 1, 2005 but on or before October 31, 2005, $17,764,000; and if the closing occurs on or after November 1, 2005, $17,996,000.

(hh) “Company Common Stock” means common stock of the Company, no par value.

(ii) “Company Disclosure Schedule” has the meaning given such term in Section 3.1 hereof.

(jj) “Company Employees” has the meaning given such term in Section 7.6 hereof.

(kk) “Company Meeting” has the meaning given such term in Section 7.1(a) hereof.

(ll) “Company Notice” has the meaning given such term in Section 7.2(a).

(mm) “Company Option” has the meaning given such term in Section 1.6 hereof.

(nn) “Company Option Plans” has the meaning given such term in Section 1.6 hereof.

(oo) “Company or Bank Contract” has the meaning given such term in Section 4.15(a) hereof.

(pp) “Company Preferred Stock” means preferred stock of the Company, no par value.

(qq) “Company Reports” has the meaning given such term in Section 4.5(b).

(rr) “Confidentiality Agreement” means the confidentiality letter agreement, dated April 7, 2005, among the Company, Company Advisor, Buyer and H&A.

(ss) “Consents” has the meaning given such term in Section 4.3(a).

(tt) “Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

(uu) “Dissenting Shares” has the meaning given such term in Section 1.5(d) hereof.

(vv) “DPC Shares” has the meaning given such term in Section 1.5(c) hereof.

(ww) “Effective Time” has the meaning given such term in Section 1.3(b) hereof.

(xx) “Election” shall have the meaning given such term in Section 2.2(a) hereof.

(yy) “Election Deadline” shall have the meaning given such term in Section 2.2(b) hereof.

(zz) “Election Form” shall have the meaning given such term in Section 2.2(a) hereof.

(aaa) “Election Form Record Date” shall have the meaning given such term in Section 2.2(a) hereof.

(bbb) “Environmental Laws” has the meaning given such term in Section 4.16(a) hereof.

(ccc) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(ddd) “ERISA Affiliate” has the meaning given such term in Section 4.11(a) hereof.

(eee) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(fff) “Exchange Agent” has the meaning given such term in Section 2.1(a).

(ggg) “Exchange Ratio” means the number of shares of Buyer Common Stock into which a share of Company Capital Stock shall be converted, which number shall be equal to the quotient (to the nearest ten-thousandth) of (i) the Per Share Amount divided by (ii) the Average Closing Price.

(hhh) “FDIC” means the Federal Deposit Insurance Corporation.

(iii) “FDIC Application” has the meaning given such term in Section 4.4 hereof.

(jjj) “FRB” means the Federal Reserve Board.

(kkk) “FRB Application” has the meaning given such term in Section 4.4 hereof.

(lll) “GAAP” means generally accepted accounting principles.

(mmm) “Governmental Entity” has the meaning given such term in Section 4.4 hereof.

(nnn) “H&A” means Hoefer & Arnett, Inc.

(ooo) “Hazardous Materials” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials.

(ppp) “Indemnified Parties” has the meaning given such term in Section 7.7(a) hereof.

(qqq) “Injunction” has the meaning given such term in Section 8.1(c) hereof.

(rrr) “Insurance Amount has the meaning given such term in Section 7.7(b) hereof.

(sss) “Lien” has the meaning given such term in Section 4.3(b) hereof.

(ttt) “Loan Property” means any property in which the Company or the Bank holds a security interest, and, where required by the context, said term means the owner or operator of such property.

(uuu) “Loans” has the meaning given such term in Section 4.20(a) hereof.

(vvv) “Mailing Date” has the meaning given such term in Section 2.2(a) hereof.

(www) “Material Adverse Effect” means with respect to a person, an effect which (i) is materially adverse to the business, results of operations or financial condition of such person and its Subsidiaries (if any) taken as a whole, other than any such effect attributable to or resulting from (A) any change in banking or similar laws, rules, regulations or policies of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting principles, in each case which affects banks, thrifts or their holding companies generally, (C) events, conditions or trends in economic, business or financial conditions generally or affecting banks, thrifts or their holding companies specifically (including changes in the prevailing level of interest rates), (D) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States or any of its territories, possession or diplomatic or consular offices or upon any military installation, equipment or personnel of the United Stated, or (E) in the case of the Company or the Bank, any action or omission of the Company or the Bank taken with the prior written consent of Buyer, and in the case of Buyer, any action or omission of Buyer taken with the prior written consent of the Company or the Bank; or (ii) materially impairs the ability of such person to consummate the transactions contemplated hereby.

(xxx) “Merger Consideration” has the meaning given such term in Section 1.5(a) hereof.

(yyy) “New Plan” has the meaning given such term in Section 7.6 hereof.

(zzz) “OSHA” means the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.

(aaaa) “Participation Facility” means any facility in which the Company or the Bank participates in the management, and, where required by the context, said term means the owner or operator of such property.

(bbbb) “Per Share Amount” means the quotient of (i) the sum of (A) the product of (I) 1,198,795 multiplied by (II) the Average Closing Price, plus (B) $16,024,000, divided by (ii) 3,544,597, rounded to the nearest whole cent.

(cccc) “Per Share Cash Consideration” means an amount of cash, without interest, equal to the Per Share Amount.

(dddd) “Plans” has the meaning given such term in Section 4.11(a) hereof.

(eeee) “Proxy Statement” has the meaning given such term in Section 7.1(c) hereof.

(ffff) “Proxy Statement Distribution Date” has the meaning given such term in Section 7.2(a).

(gggg) “Regulatory Agencies” has the meaning given such term in Section 4.5(a) hereof.

(hhhh) “Requisite Regulatory Approvals” has the meaning given such term in Section 8.1(b) hereof.

(iiii) “SEC” means the U.S. Securities and Exchange Commission.

(jjjj) “Section 23B.13 et seq.” has the meaning given such term in Section 1.5(d) hereof.

(kkkk) “Securities Act” means the Securities Act of 1933, as amended.

(llll) “SRO” means self-regulatory organization.

(mmmm) “Securities Laws Filing and Approvals” means all filings to be made with, hearings to be conducted before, approvals to be provided by, permits to be issued by, and/or registrations to be made with, as the case may be, the California Department of Corporations or the Securities Exchange Commission in accordance with and pursuant to the provisions of Section 7.1 of this Agreement.

(nnnn) “State Banking Approvals” has the meaning given such term in Section 4.4 hereof.

(oooo) “State Regulator” has the meaning given such term in Section 4.5 hereof.

(pppp) “Stock Election” has the meaning given such term in Section 2.2(a) hereof.

(qqqq) “Stock Proration Factor” has the meaning given such term in Section 2.2(c)(i)(C) hereof.

(rrrr) “Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time, directly or indirectly, owned by such party.

(ssss) “Superior Proposal” means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than fifty percent (50%) of the combined voting power of the shares of capital stock of the Company or the Bank then outstanding or all or substantially all of the assets of the Company or the Bank and otherwise (i) on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable from a financial point of view to the Company’s stockholders than the Merger, (ii) that constitutes a transaction that, in such Board of Directors’ good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal, and (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is highly likely to be obtained by such third party.

(tttt) “Surviving Corporation” has the meaning given such term in Section 1.2 hereof.

(uuuu) “Tax Return” means any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

(vvvv) “Taxes” means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

(wwww) “Trust Account Shares” has the meaning given such term in Section 1.5(c) hereof.

(xxxx) “UCB” means United Commercial Bank.

(yyyy) “Undesignated Shares” has the meaning given such term in Section 2.2(a) hereof.

(zzzz) “Unperfected Dissenting Shares” has the meaning given such term in Section 2.2(c)(v) hereof.

(aaaaa) “USA PATRIOT Act” has the meaning given such term in Section 4.14(a) hereof.

(bbbbb) “Washington Secretary” has the meaning given such term in Section 1.3(b) hereof.

(ccccc) “WBCA” means the Washington Business Corporation Act.

(ddddd) “WSDFI” means the Washington State Department of Financial Institutions.

List and Description of Intentionally Omitted Schedules to

Agreement and Plan of Merger Among

UCBH Holdings, Inc., UCBH Merger Sub, Inc.

and Pacifica Bancorp, Inc. dated May 23, 2005

COMPANY DISCLOSURE SCHEDULE

Section 4.2: Option Holders—List of individuals (including rank and file employees) holding stock options with Pacifica Bancorp, Inc. (“Pacifica”) with relevant amounts and dates.

Section 4.2(b): Pledge of Capital Stock—Pledge of stock by Pacifica pursuant to Promissory Note dated September 9, 2003.

Section 4.3(b): Conflicts—Defaults and severance obligations triggered by the consummation of the transaction contemplated by the Merger Agreement.

Section 4.4: Required Consents—Consents necessary for the transaction.

Section 4.5(a): Regulatory Proceedings—Description of rescinded Supervisory Directive 02-02.

Section 4.8(c): Wages, Options, Severance or Termination Pay—List of individuals (including rank and file employees) employed by Pacifica Bank, including their titles and salaries.

Section 4.10(a): Taxes—Description of exceptions to general representations and warranties contained in Section 4.10(a).

Section 4.10(b): Taxes on Non-Resident Deposit Accounts—Tax reporting on Form W-8 for certain foreign depositors of Pacifica Bank.

Section 4.11(a): Employee Benefit Plans—Description of various employee benefit plans offered by Pacifica Bank and list of Severance Agreements, Consulting Agreements and Incentive Agreements that Pacifica Bank is a party to.

Section 4.12: Disclosure Controls and Procedures—No representation or warranty that Pacifica Bancorp, Inc. or Pacifica Bank is compliant with Section 404 of the Sarbanes-Oxley Act of 2002.

Section 4.14: Compliance with Applicable Law—Description of rescinded Supervisory Directive 02-02.

Section 4.15: Contracts—Description of various contracts that Pacifica Bank is a party to.

Section 4.16: Environmental Matters—Description of two loans, the collateral for which is, at least in part, real estate that has been affected by the release of Hazardous Materials.

Section 4.17: Derivative Transactions—Details of certain derivative transactions made by Pacifica Bank.

Section 4.20(a): Loan Portfolio—List of loans made to directors, executive officers or five percent (5%) or greater stockholders of Pacifica. List of loans classified as “Other Loans Specially Mentioned”, “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Credit Risk Assets”, “Concerned Loans”, “Watch List” or other words of similar import.

Section 4.21: Property; Liens—Description of security interests related to certain obligations of Pacifica Bancorp, Inc. and Pacifica Bank.

Section 4.23: Insurance—Description of insurance coverage purchased by Pacifica.

Section 6.1(b): Pledge of Capital Stock—Description of pledge of stock by Pacifica pursuant to Promissory Note Commercial Pledge Agreement dated November 23, 2004.

Section 6.1(g): Indebtedness; Liens—Reference to Section 4.21 of the Disclosure Schedule as an exception to the general covenants contained in Section 6.1(g) of the Merger Agreement.

Section 6.1(j): Compensation Increases—Description of anticipated compensation increases for Pacifica Bank employees during calendar year 2005.

Section 7.6: Benefit Agreements—List of Retention Bonus Agreements and Severance Agreements for certain employees of Pacifica.

BUYER DISCLOSURE SCHEDULE

Section 5.2(b)(ii)(y): Conflicts—Description of Buyer’s breach of certain borrower financial covenants under its credit line facility.

Section 5.11: Regulatory Reports—List of certain delinquent regulatory reports.

Section 5.13: Buyer Option Plan—Description of UCBH Holdings, Inc. stock option plan.

EXHIBIT A—PLAN OF MERGER OF PACIFICA BANK INTO UNITED COMMERCIAL BANK

EXHIBIT A-1—CERTIFICATE OF OWNERSHIP OF UNITED COMMERCIAL BANK

EXHIBIT B—AGREEMENT BETWEEN UCBH MERGER SUB, INC. AND UNITED COMMERCIAL BANK

EXHIBIT C—PACIFICA BANCORP, INC. AFFILIATE AGREEMENT

Upon request, Pacifica Bancorp, Inc. shall furnish a copy of any intentionally omitted schedule.

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2005 (this “Amendment”), is entered into by and among UCBH Holdings, Inc., a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended (“Buyer”), UCBH Merger Sub, Inc., a California corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and Pacifica Bancorp, Inc., a Washington corporation registered under the Bank Holding Company Act of 1956, as amended (the “Company”).

WHEREAS, Buyer, Merger Sub and the Company entered into an Agreement and Plan of Merger dated as of May 23, 2005 (the “Agreement”), providing for the merger of the Company with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”);

WHEREAS, it is contemplated that the business combination contemplated in the Agreement shall be immediately followed by a merger of Company’s banking subsidiary, Pacifica Bank (the “Bank”), with and into Buyer’s bank subsidiary, United Commercial Bank (“UCB”), as provided for in agreements in substantially the forms attached to the Agreement as Exhibits A and B; and

WHEREAS, the parties desire to amend the Agreement to provide certain clarifications as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

ARTICLE II

AMENDMENTS

2.1 Amendments. The following provisions of the Agreement are hereby amended as follows:

(a) Section 2.1(b) of the Agreement is hereby amended to read in its entirety as follows:

(b) Buyer shall direct the Exchange Agent to mail on the Mailing Date to each holder of record of a certificate or certificates representing any such shares of Company Capital Stock (each, a “Certificate”): (i) a letter of transmittal to be completed, signed and returned to the Exchange Agent by each such holder, (ii) an Election Form to be completed, signed and returned to the Exchange Agent by each such holder,

(iii) appropriate and necessary documentation enabling such holder to establish, if applicable, an exemption from tax withholding in connection with payment of the Merger Consideration to each such holder, and (iv) instructions regarding the documentation described in clauses (i) through (iii) above for use in effecting the surrender of the Certificates. The instructions shall specify that (w) Election Forms, properly completed and duly executed, are required to be returned to the Exchange Agent by the Election Deadline, (x) the materials specified in clauses (i) and (iii) above, properly completed and duly executed, are required to be returned to the Exchange Agent, accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Capital Stock covered by the Election Form submitted by such holder, (y) delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and (z) upon surrendering a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to the provisions of Section 2.2), and the Certificate so surrendered shall forthwith be canceled.

(b) Section 2.2(a) of the Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

In accordance with Section 2.1(b), an election form (“Election Form”) and the other materials specified in Section 2.1(b)(i)-(iv), as well as other appropriate and customary transmittal materials, in such form as Buyer and the Company shall mutually agree shall be mailed no less than thirty-five (35) days prior to the anticipated Effective Time or on such other date as the Company and Buyer shall mutually agree (“Mailing Date”) to each holder of record of Company Capital Stock as of five (5) business days prior to the Mailing Date (“Election Form Record Date”).

(c) Section 2.2(b) of the Agreement is hereby amended to read in its entirety as follows:

(b) Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 p.m. California time on or before the thirtieth (30th) day following the Mailing Date, or such other time and date as Buyer and the Company may mutually agree (the “Election Deadline”). An Election Form shall be deemed properly completed only if an Election is indicated for each share of Company Capital Stock covered by such Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Capital Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly completed and made with respect to such shares on or before the Election Deadline, and, if such revoked Election Form was delivered to the Exchange Agent accompanied by Certificates represented by such Election Form, Buyer shall cause such Certificates to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of Buyer and the Company required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(d) Section 2.2(c)(v) of the Agreement is hereby amended to read in its entirety as follows:

(v) Notwithstanding any other provision of this Agreement (other than Section 2.2(c)(iv) hereof), all shares of Company Capital Stock which are outstanding immediately prior to the Effective Time and that constitute Dissenting Shares shall be deemed “Undesignated Shares”; provided, however, to the extent that the holders of such Dissenting Shares shall perfect their dissenters’ rights pursuant to Section 23B.13 et seq., the holders of the Dissenting Shares shall be entitled to receive payment of the fair market value of such Dissenting Shares in accordance with the provisions of Section 23B.13 et seq.

(e) In Subsections (f), (g) and (i) of Section 7.1 of the Agreement, the words, “Buyer Permit Application” are hereby deleted and replaced with the words, “DOC Application.”

(f) Section 8.2(g) of the Agreement is hereby amended to read in its entirety as follows:

(g) Dissenting Shares. Not more than seven percent (7%) of the shares of Company Capital Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

(g) Section (l) of Appendix I of the Agreement is hereby amended to read in its entirety as follows:

(l) “DOC Application” has the meaning given such term in Section 7.1(b) hereof.

(h) Section (dd) of Appendix I of the Agreement is hereby amended to read in its entirety as follows:

(dd) “Company Affiliate” has the meaning given such term in Section 7.1(l) hereof.

(i) Sections (p), (jj) and (yyy) of Appendix I of the Agreement are hereby deleted in their entirety.

(j) Section (eeee) of Appendix I of the Agreement is hereby amended to read in its entirety as follows:

(eeee) “Proxy Statement” has the meaning given such term in Section 7.1(e) hereof.

(k) Section (yyyy) of Appendix I of the Agreement is hereby amended to read in its entirety as follows:

(yyyy) “Undesignated Shares” means those shares deemed to be Undesignated Shares under Sections 2.2(a) and 2.2(c)(v) hereof.

(l) Section (zzzz) of Appendix I of the Agreement is hereby deleted in its entirety.

2.2 Forms of Agreement of Merger and California Certificates. The Agreement of Merger and California Certificates referred to in Section 1.3(b) of the Agreement shall be in substantially the forms attached hereto as Exhibit 1.3(b).

2.3 Ratification. The parties hereby ratify and confirm the terms of the Agreement, as amended by this Amendment. As amended hereby, the Agreement shall remain in full force and effect.

ARTICLE III

GENERAL PROVISIONS

3.1 Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

3.2 Entire Agreement. This Amendment, together with the Agreement, as amended hereby, and all exhibits, schedules and other attachments thereto (including the documents and the instruments referred to herein and therein, including, without limitation, the Confidentiality Agreement), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, any provision of the Confidentiality Agreement or any other document or instrument referred to herein that conflicts with any provision of this Amendment or the Agreement shall be superseded by the provisions hereof.

3.3 Governing Law. The formation, construction, and performance of this Amendment, including the rights and duties of the parties hereunder, shall be construed, interpreted, governed, applied and enforced in accordance with the laws of the State of California applicable to agreements entered into and performed entirely in the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. Each of the parties consents that all such service of process may be made by delivery of the summons and complaint by certified or registered mail, return receipt requested, or by messenger, directed to it at the address of its agent set forth herein, and that service so made shall be deemed to have been made as of the date of the receipt indicated in the certification, signed and returned postal receipt, or other proof of service applicable to the method of service employed.

3.4 Severability. Any term or provision of this Amendment that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

3.5 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Buyer, Merger Sub and the Company have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

UCBH HOLDINGS, INC.

By:	/s/ THOMAS S. WU
Name:	Thomas S. Wu
Title:	Chairman, President & CEO

UCBH MERGER SUB, INC.

By:	/s/ THOMAS S. WU
Name:	Thomas S. Wu
Title:	Chairman, President & CEO

PACIFICA BANCORP, INC.

By:	/s/ LYLE K. SNYDER
Name:	Lyle K. Snyder
Title:	Chairman

By:	/s/ JOHN A. KENNEDY
Name:	John A. Kennedy
Title:	President & CEO

Appendix B

DISSENTERS’ RIGHTS STATUTES

23B.13.010. Definitions

As used in this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

23B.13.020. Right to dissent

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation; or

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

23B.13.030. Dissent by nominees and beneficial owners

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200. Notice of dissenters’ rights

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2) If corporate action creating dissenters’ rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters’ rights that the action was taken and send them the notice described in RCW 23B.13.220.

23B.13.210. Notice of intent to demand payment

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder’s shares under this chapter.

23B.13.220. Dissenters’ rights—Notice

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is authorized at a shareholders’ meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

(2) The notice must be sent within ten days after the effective date of the corporate action, and must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

23B.13.230. Duty to demand payment

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

23B.13.240. Share restrictions

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250. Payment

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

(2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

23B.13.260. Failure to take action

(1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270. After-acquired shares

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

23B.13.280. Procedure if shareholder dissatisfied with payment or offer

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

23B.13.300. Court action

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment %8(a)%8 for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or %8(b)%8 for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310. Court costs and counsel fees

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Appendix C

[LETTERHEAD OF HOVDE FINANCIAL LLC]

May 20, 2005

Board of Directors

Pacifica Bancorp, Inc.

10900 NE 4th Street, Suite 200

Bellevue, WA 98004

Dear Members of the Board:

We understand that Pacifica Bancorp, Inc., a Washington corporation (the “Bank”) and UCBH Holdings, Inc., a Delaware corporation, (“UCBH”), are about to enter into an Agreement and Plan of Merger (the “Agreement”), to-be-dated on or about May 23, 2005, pursuant to which the Bank will merge with and into a wholly owned subsidiary of UCBH (the “Merger”). As set forth in Section 1.5 of the Agreement, at the Effective Time, subject to the exceptions and limitations set forth in Section 2.4, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than (y) any shares of Company Capital Stock held directly or indirectly by Buyer or any of Buyer’s Subsidiaries (except for Trust Account Shares and DPC Shares) and (z) Dissenting Shares), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive, at the election of the holder thereof as provided in Section 2.2, either (i) shares of Buyer Common Stock in accordance with the Exchange Ratio, or (ii) cash in the amount of the Per Share Cash Consideration (collectively, the “Merger Consideration”).

Capitalized terms not otherwise defined herein shall have the same meaning attributed to them in the Agreement.

In connection with the Merger and the Agreement, you have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the shareholders of the Bank.

Hovde Financial LLC (“Hovde”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Bank, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Agreement.

We were retained by the Bank to act as its financial advisor in connection with the Merger. We will receive compensation from the Bank in connection with our services, a significant portion of which is contingent upon consummation of the Merger. The Bank has agreed to indemnify us for certain liabilities arising out of our engagement.

During the course of our engagement and for the purposes of the opinion set forth herein, we have:

(i) reviewed the Agreement and all attachments thereto;

(ii) reviewed certain historical publicly available business and financial information concerning the Bank and UCBH;

(iii) reviewed certain internal financial statements and other financial and operating data concerning the Bank;

(iv) analyzed certain financial projections prepared by the managements of the Bank and UCBH;

www.hovde.com.
	1824 Jefferson Place, NW	1629 Colonial Parkway	222 N. Sepulvede Boulevard #1306	3908 S. Ocean Boulevard, Suite M122
	Washington, DC 20036	Inverness, IL 60067	El Segundo, CA 90245	Highland Beach, FL 33487
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Board of Directors

May 20, 2005

(v) held discussions with members of the senior managements of the Bank and UCBH for the purpose of reviewing the future prospects of the Bank and UCBH, including financial forecasts related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings (the “Synergies”) expected to be achieved as a result of the Merger;

(vi) reviewed historical market prices and trading volumes for Buyer Common Stock;

(vii) reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks, thrifts and bank and thrift holding companies that we considered relevant;

(viii) evaluated the pro forma ownership of Buyer Common Stock by the Bank’s shareholders relative to the pro forma contribution of the Bank’s assets, liabilities, equity and earnings to the combined company;

(ix) analyzed the pro forma impact of the Merger on the combined company’s earnings per share, consolidated capitalization and financial ratios; and

(x) performed such other analyses and considered such other factors as we have deemed appropriate.

We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions as well as our knowledge of the banking industry and our general experience in securities valuations.

In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by the Bank and UCBH and in the discussions with the managements of the Bank and UCBH. In that regard, we have assumed that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of the Bank and UCBH and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed that such allowances for the Bank and UCBH are in the aggregate adequate to cover such losses. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of the Bank, UCBH or their respective subsidiaries. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Bank, UCBH or any of their respective subsidiaries and we were not furnished with any such evaluations or appraisals.

We have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles. We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to the Bank, UCBH and its subsidiaries. In rendering this opinion, UCBH and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval of the Merger and we have further assumed that, in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on UCBH or the surviving corporations that would have a material adverse effect on the surviving corporations or the contemplated benefits of the Merger. We have also assumed that no change in applicable law or regulation would occur that would cause a material adverse change in the prospects or operations of UCBH or any of the surviving corporations after the Merger.

Our opinion is based solely upon the information available to us and the economic, market and other circumstances, as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion of otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

Board of Directors

May 20, 2005

We are not expressing any opinion herein as to the prices at which shares of Buyer Common Stock issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to any holder of a the Company Capital Stock as to how such holder should vote with respect to the Agreement at any meeting of holders of the Company Capital Stock.

This letter is solely for the information of the Board of Directors of the Bank and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of the Company Capital Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be received by the holders of the Company Capital Stock pursuant to the Agreement is fair, from a financial point of view, to the shareholders of the Bank.

Sincerely,

/s/    HOVDE FINANCIAL LLC

HOVDE FINANCIAL LLC

Appendix D

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

PricewaterhouseCoopers LLP
Three Embarcadero Center
San Francisco CA 94111-4004
Telephone (415) 498 5000
August 15, 2005	Facsimile (415)498 7100

To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences of the merger of Pacifica Bancorp, Inc. (“Pacifica” or “Company”) with and into UCBH Merger Sub, Inc. (“Merger Sub”), a newly formed, wholly owned subsidiary of UCBH Holdings, Inc. (“UCBH” or “Buyer”) (collectively referred to as the “Merger”). Unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Agreement and Plan of Merger, dated May 23, 2005 (the “Merger Agreement”).

Disclosure

This document was written to support the promotion or marketing of the transaction(s) or matter(s) addressed in it. Taxpayers should seek advice based on their particular circumstances from an independent tax advisor, not associated in anyway with the transaction(s) or matter(s).

Issues Presented

Specifically, this opinion addresses the following questions:

1) Whether the Merger, overall, will qualify as a reorganization within the meaning of section 368(a)(1)(A) and section 368(a)(2)(D);1

2) Whether UCBH, Merger Sub, and Pacifica each will be a “party to the reorganization”;2

3) Whether gain or loss will be recognized by Pacifica on the transfer of substantially all of its assets to Merger Sub in exchange for Buyer Common Stock, cash, and the assumption by Merger Sub of the liabilities of Pacifica;

4) Whether gain or loss will be recognized by UCBH or Merger Sub on the receipt by Merger Sub of the assets of Pacifica in exchange for Buyer Common Stock, cash, and the assumption by Merger Sub of the liabilities of Pacifica;

[1]	Unless otherwise indicated, all “section” references are to the Internal Revenue Code of 1986, as amended (the “Code”). In addition, all “Prop. Treas. Reg. §” and “Treas. Reg. §” references are to the proposed and final regulations, respectively, promulgated thereunder (collectively, the “Regulations”).

[2]	Section 368(b) defines a “party to a reorganization” as both (1) a corporation resulting from a reorganization, and (2) both corporations, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another. In the case of a reorganization by reason of a section 368(a)(2)(D), the term “party to a reorganization” includes the controlling corporation.

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

5) Whether the basis of Merger Sub stock in the hands of UCBH will be increased by the basis of the assets of Pacifica transferred to Merger Sub and decreased by the sum of the liabilities of Pacifica assumed by Merger Sub and the liabilities, if any, to which the assets of Pacifica are subject;

6) Whether the basis of the assets of Pacifica in the hands of Merger Sub will be the same as the basis of those assets in the hands of Pacifica immediately before the Merger;

7) Whether the holding period of the assets of Pacifica in the hands of Merger Sub will include the period during which the assets were held by Pacifica;

8) Whether a holder of Company Capital Stock who receives solely Buyer Common Stock in exchange for his or her shares of Company Capital Stock will recognize gain or loss;

9) Whether a holder of Company Capital Stock who receives solely cash in exchange for his or her shares of Company Capital Stock, including dissenting shareholders, and who owns those shares as a capital asset and who does not actually or constructively own shares of Buyer Common Stock after the Merger, will recognize capital gain or loss;

10) Whether a holder of Company Capital Stock who receives both Buyer Common Stock and cash consideration in exchange for his or her shares of Company Capital Stock will recognize gain, but not loss, to the extent of the gain realized by such shareholder in the exchange or the amount of cash received by such shareholder in the exchange;

11) Whether the basis of Buyer Common Stock received by a holder of Company Capital Stock who receives only Buyer Common Stock will be the same as the basis of Company Capital Stock surrendered in exchange therefor;

12) Whether the basis of the Buyer Common Stock received by a holder of Company Capital Stock who also receives cash will be the same as the basis of the Company Capital Stock surrendered in exchange therefor, decreased by the sum of the amount of cash received and increased by the amount, if any, that was treated as a dividend and the amount of gain recognized by such a holder on the exchange (not including any portion of such gain that is treated as a dividend);

13) Whether a holder of Company Capital Stock receiving cash in lieu of a fractional share interest of Buyer Common Stock will be treated as if the holder actually received such fractional interest which was subsequently redeemed by UCBH;

14) Whether the holding period of Buyer Common Stock received by a holder of Company Capital Stock will include the period during which the Company Capital Stock surrendered in exchange therefor was held; and,

15) Whether Merger Sub will succeed to and take into account the items of Pacifica described in section 381(c).

16) Whether the merger of Pacifica Bank with and into United Commercial Bank (“UCB”), with UCB as the surviving entity, immediately following the Merger will affect the qualification of the Merger as a reorganization.

Opinions

It is our opinion, based on the facts and representations contained herein, that:

1) The Merger, overall, will qualify as a reorganization within the meaning of section 368(a)(1)(A) and section 368(a)(2)(D);

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

2) UCBH, Merger Sub, and Pacifica each will be a “party to the reorganization” within the meaning of section 368(b);

3) No gain or loss will be recognized by Pacifica on the transfer of substantially all of its assets to Merger Sub in exchange for Buyer Common Stock, cash, and the assumption by Merger Sub of the liabilities of Pacifica (sections 361(b), 357(a) and 357(b));

4) No gain or loss will be recognized by UCBH or Merger Sub on the receipt by Merger Sub of the assets of Pacifica in exchange for Buyer Common Stock, cash, and the assumption by Merger Sub of the liabilities of Pacifica (section 1032);

5) The basis of Merger Sub stock in the hands of UCBH will be increased by the basis of the assets of Pacifica transferred to Merger Sub and decreased by the sum of the liabilities of Pacifica assumed by Merger Sub and the liabilities, if any, to which the assets of Pacifica are subject (Treas. Reg. § 1.358-6(c) and Treas. Reg. § 1.1502-30);

6) The basis of the assets of Pacifica in the hands of Merger Sub will be the same as the basis of those assets in the hands of Pacifica immediately before the Merger (section 362(b));

7) The holding period of the assets of Pacifica in the hands of Merger Sub will include the period during which the assets were held by Pacifica (section 1223(2));

8) No gain or loss will be recognized by a holder of Company Capital Stock who exchanges Company Capital Stock solely for Buyer Common Stock (section 354(a));

9) A holder of Company Capital Stock who receives solely cash in exchange for his or her shares of Company Capital Stock, including dissenting shareholders, and who owns those shares as a capital asset and who does not actually or constructively own shares of Buyer Common Stock after the Merger, will recognize capital gain or loss (Sections 302, 1221 and 1001). The amount of such gain or loss will be equal to the difference between the amount of cash received and the stockholder’s aggregate tax basis for such shares of Company Capital Stock (Section 1001 (a)). The gain or loss will be long-term capital gain or loss if such shares of Company Capital Stock were held for more than one year (Sections 1221, 1222(3) and (4));

10) A holder of Company Capital Stock who receives both Buyer Common Stock and cash consideration in exchange for his or her shares of Company Capital Stock will recognize gain, but not loss, to the extent of the lesser of the gain realized by such shareholder in the exchange or the amount of cash received by such shareholder in the exchange (section 356(a)(1) and section 356(c)). Any gain recognized by a shareholder who owns his or her shares of Company Capital Stock as a capital asset will be treated as capital gain, if the exchange is, with respect to such holder, either “substantially disproportionate” or “not essentially equivalent to a dividend,” each within the meaning of section 302(b) (Sections 1221 and Section 1222);3

[3]	The exchange will be “substantially disproportionate,” pursuant to section 302(b)(2), with respect to a shareholder if the percentage of shares of outstanding Buyer Common Stock (actually and constructively) owned by the shareholder immediately after the Merger is less than eighty (80) percent of the percentage of the outstanding shares of Buyer Common Stock (actually and constructively) owned by the shareholder immediately before the Merger. For purposes of determining the percentage of the outstanding shares of Buyer Common Stock (actually and constructively) owned by the shareholder immediately before the

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

11) The basis of Buyer Common Stock received by the shareholders of Pacifica who receive only Buyer Common Stock will be the same as the basis of the Company Capital Stock surrendered in the exchange therefor (section 358(a)(1));

12) The basis of any Buyer Common Stock received by a holder of Company Capital Stock who also receives cash will be the same as the basis of the Company Capital Stock surrendered in the exchange, decreased by the amount of cash received, increased by the amount of gain, if any, that was recognized by such holder of Company Capital Stock in the exchange and the amount, if any, that was treated as a dividend (section 358(a)(1));

13) A holder of Company Capital Stock receiving cash in lieu of a fractional share interest of Buyer Common Stock will be treated as if the holder actually received such fractional interest which was subsequently redeemed by UCBH, and such shareholder receiving cash will recognize a gain or loss upon such payment (which gain or loss should be a capital gain or loss provided that such share of Company Capital Stock was held as a capital asset at the time of the Merger and subject to the provisions and limitations of section 302);

14) The holding period of the Buyer Common Stock received by a holder of Company Capital Stock will include the period during which the stock of Pacifica surrendered in exchange therefor was held, provided that the Company Capital Stock is held as a capital asset on the date of the exchange (section 1223(1));

15) Pursuant to section 381(a) and Treas. Reg. § 1.381(a)-1, Merger Sub will succeed to and take into account the items of Pacifica described in section 381(c). These items will be taken into account by Merger Sub subject to the provisions and limitations specified in sections 381, 382, and 383 and the regulations thereunder; and

16) The merger of Pacifica Bank with and into UCB, with UCB as the surviving entity, immediately following the Merger will not affect the qualification of the Merger as a reorganization.

No opinion is expressed with respect to the tax treatment of the Merger under other provisions of the Code or Regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from the transactions, including the merger of Pacifica Bank with and into UCB (apart from its impact on the qualification of the Merger as a reorganization), described below, that is not specifically covered by the above opinions.

Merger, the shareholder is treated as if (1) all such shareholder’s shares of Company Capital Stock were first exchanged in the Merger for shares of Buyer Common Stock, and (2) a portion of those shares of Buyer Common Stock were then redeemed for the cash actually received in the Merger.

The exchange will be “not essentially equivalent to a dividend,” pursuant to section 302(b)(1), with respect to a shareholder if the reduction in such shareholder’s stock ownership is a “meaningful reduction,” given its particular facts and circumstances. The Internal Revenue Service (“IRS”) has ruled that a reduction in the stock ownership of a minority shareholder who owns a small number of shares in a publicly and widely held corporation, and who exercises no control over the affairs of the corporation, will meet this test (Rev. Rul. 76-385, 1976-2 C.B. 92).

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

Facts

The following is a summary of the relevant facts relating to the Merger based upon the information which you have furnished to us.

UCBH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. UCBH, headquartered in San Francisco, California, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. UCBH operates as the holding company for UCB, which offers commercial and consumer banking products to businesses and individuals in Northern and Southern California and New York, as well as in Hong Kong. UCB is the leading California bank serving the ethnic Chinese community. UCB attracts various deposits, including checking accounts, money market accounts, savings accounts, NOW accounts, individual retirement accounts, and time deposits. Its loan portfolio comprises residential and commercial real estate loans, construction loans, commercial loans, accounts receivable and inventory loans, short-term trade finance facilities, loans guaranteed by the U.S. Small Business Administration, and home equity lines of credit. UCB also provides international trade services, MasterCard and Visa merchant deposit services, cash management services, and e-business services. As of April 11, 2005, UCB had forty-six California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, and Greater Los Angeles; two branches in Greater New York; a branch in Hong Kong; and representative offices in Shenzhen, China and Taipei, Taiwan.

In addition to UCB, UCBH owns all issued and outstanding shares of Merger Sub which was formed on May 19, 2005. Merger Sub, a corporation duly organized, validly existing, and in good standing under the laws of the State of California was formed solely to effect the Merger and has not conducted any business during the period of its existence.

Pacifica is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. Pacifica, headquartered in Bellevue, Washington, is a bank holding company that owns Pacifica Bank. Pacifica Bank is a Washington state-chartered commercial bank that began its banking operations in October 1998. Pacifica Bank provides commercial banking services, in and around Bellevue and Seattle, Washington, focusing on loans to small and medium-sized businesses in the Asian community. The loan products offered by Pacifica Bank include, but are not limited to, inventory and receivable financing, owner-occupied real-estate loans, real estate investment loans and custom construction loans. Additionally, Pacifica Bank offers Internet banking, cash management, and Merchant Visa.

Business Purpose of the Merger

We understand based upon discussions with your employees and upon their representations that the business reasons for the Merger are as follows. The primary business reason for the Merger is to assist UCBH with its expansion into the Pacific Northwest market. In addition, the Merger allows UCBH access to the ethnic Chinese community in the region, which allows UCBH the opportunity to build upon the relationships established through years of service by Pacifica. The Merger will bolster UCBH’s commercial banking business not only in the United States, but also in Asia, which gives UCBH the ability to strengthen its capabilities to facilitate trade flows between the United States and the Pacific Rim, and allow UCBH to further grow its commercial banking business both in the United States and in the Greater Chinese Region. In addition, Pacifica Bank customers will have access to UCB’s wide-range of services and products.

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

Merger Structure

Pursuant to the Merger Agreement, the following transactions will occur:

•	Pacifica will merge with and into Merger Sub under California and Washington law with Merger Sub being the surviving corporation.

•	The total consideration for all shares of Company Capital Stock will consist of: (i) $16.024 million in cash, (ii) 1,198,795 shares of Buyer Common Stock, and (iii) with respect to Company Capital Stock issued upon the exercise of Pacifica Options after the date of the Merger Agreement and prior to the Effective Time of the Merger, an additional amount of cash[4] and shares of Buyer Common Stock[5] (collectively “Merger Consideration”).

•	Each holder of Company Capital Stock will be able to elect to receive either Buyer Common Stock, cash, or a combination of Buyer Common Stock and cash that is subject to potential adjustments based on changes in the price of the Buyer Common Stock preceding the Effective Time of the transaction and pro-rated, if necessary.

•	The actual amounts received by each holder of Company Capital Stock will depend upon the Average Closing Price of Buyer Common Stock, and the actual allocation of cash and stock will be subject in each case to the allocation procedures defined in the Merger Agreement.

•	Approximately sixty (60) percent of the Merger Consideration provided to holders of Company Capital Stock in the Merger will be in the form of Buyer Common Stock and the remainder in the form of cash. Section 2.2(c) of the Merger Agreement sets forth ordering rules requiring Buyer Common Stock and cash amounts to be pro-rated, if necessary, so that approximately sixty (60) percent of the Merger Consideration is in the form of Buyer Common Stock and the remainder is in the form of cash. The Average Closing Price of Buyer Common Stock, as described above, will be used to calculate the required stock amount.

•	No fractional shares of Buyer Common Stock will be issued to holders of Company Capital Stock; fractional share interests of each holder of Company Capital Stock will be aggregated and paid in cash equal to the amount of the fractional share interest multiplied by the Average Closing Price.

[4]	The additional amount of cash is equal to the product obtained by multiplying (A) the “Per Share Amount” by (B) .40 by (C) the number of shares of Company Capital Stock issued to the Optionee.

“Per Share Amount” means the quotient of the (i) the sum of the product of 1,198,795 multiplied by the Average Closing Price, plus $16,024,000 divided by (ii) 3,544,597, rounded to the nearest whole cent.

“Average Closing Price” means the average of the daily closing price of a share of Buyer Common Stock reported on the NASDAQ National Market during the ten (10) consecutive trading days preceding the fifth (5) business day prior to the Effective Time.

[5]	The additional amount of shares is equal to the product obtained by multiplying (A) the “Exchange Ratio” by (B). 60 by (C) the number of shares of Company Capital Stock issued to the Optionee.

“Exchange Ratio” means the number of shares of Buyer Common Stock into which a share of Company Capital Stock is converted, which number shall be equal to the quotient (to the nearest ten-thousandth) of (i) the Per Share Amount divided by the “Average Closing Price.”

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

•	Holders of Company Capital Stock who have given notice of their intention to assert dissenter’s rights under the Washington Business Corporation Act (“WBCA”) and who have voted not to approve the Merger (“Dissenting Shares”) will not have their shares converted into the right to receive the Merger Consideration but, instead, will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of the WBCA. As a condition of the Merger, holders of not more than seven (7) percent of the outstanding shares of Company Capital Stock shall be Dissenting Shares.

•	Pacifica Options which are outstanding and unexercised immediately prior to the Effective Time will become fully vested and exercisable, and, at the Effective Time, will be cancelled and all rights thereunder will be extinguished. Pacifica will make payment immediately prior to the Effective Time of the Merger to each holder of a Pacifica Option for each share of Company Capital Stock represented by such Pacifica Option of an amount equal to which the Per Share Amount of the Buyer Common Stock exceeds the exercise price per share of such Pacifica Option. To fund the payments, Pacifica will obtain a loan (“Stock Option Loan”), and at the Effective Time, UCBH will pay to Pacifica an amount equal to the aggregate amount of the Stock Option Loan to enable Pacifica to repay the Stock Option Loan. Pacifica will use its reasonable efforts to either cause all of the holders of Pacifica Options to exercise such options prior to the Effective Time or obtain consents from holders of Pacifica Options who do not exercise such options in order to effectuate the provisions contained within the Merger Agreement.

Post-Merger Transaction Structure

Immediately following the Merger, Pacifica Bank will merge with and into UCB, with UCB as the surviving entity (“Operating Company Merger”). The former Pacifica Bank offices will operate under the “United Commercial Bank” name, but retain the same branch offices as Pacifica Bank before the Merger.

Documents Reviewed

In preparation of this opinion letter, we have reviewed and taken into account the provisions of the following documents:

1. Merger Agreement dated May 23, 2005;

2. First Amendment to Agreement and Plan of Merger dated June 29, 2005;

3. “Final preliminary draft” dated August 11, 2005, of Schedule 14A to be filed by Pacifica with the Securities and Exchange Commission; and

4. Form 8-K filed by Pacifica with the Securities and Exchange Commission dated May 23, 2005.

We have not reviewed, nor have we received, any other documents relating to the Merger. If relevant documents exist which have not been provided to us, our opinion may be affected.

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

Representations

The following representations have been made to the best of the knowledge of the managements of UCBH and Pacifica and form a material part of this opinion:

a) As of August 15, 2005, the facts set forth in the Merger Agreement and the attachments thereto are true, accurate and complete in all respects.

b) All transactions contemplated by the Merger Agreement will be effectuated on or about October 31, 2005, in accordance with the terms described therein.

c) As of August 15, 2005, there is no plan or intention on the part of UCBH, Merger Sub, and Pacifica to waive any terms as so prescribed in the Merger Agreement.

d) UCBH, Merger Sub, and Pacifica will not take any position in or with respect to any U.S. federal, state, local, or non-U.S. tax return that is inconsistent with the treatment of the Merger as a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D).

e) The fair market value of Buyer Common Stock and other consideration received by each holder of Company Capital Stock will be approximately equal to the fair market value of Company Capital Stock surrendered in the exchange.

f) Pursuant to the Merger Agreement, Pacifica will merge with and into Merger Sub, with Merger Sub surviving, and Merger Sub will acquire all of the properties of Pacifica held by Pacifica as of the Effective Time. The merger of Pacifica with and into Merger Sub will be a valid merger under the laws of California and Washington.

g) Merger Sub will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Pacifica immediately prior to the Merger. For purposes of this representation, amounts paid by Pacifica to dissenters, amounts paid by Pacifica to holders of Company Capital Stock who receive cash or other property, Pacifica assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Pacifica immediately preceding the transfer, will be included as assets of Pacifica held immediately prior to the Merger.

h) Prior to the Merger, UCBH will be in control of Merger Sub within the meaning of section 368(c).6

i) Following the Merger, Merger Sub will not issue additional shares of its stock that would result in UCBH losing control of Merger Sub within the meaning of section 368(c).

j) Immediately prior to the Merger and immediately following the Operating Company Merger, UCBH will be in control of UCB within the meaning of section 368(c).

k) UCBH, or any person related to UCBH, as defined under Treas. Reg. § 1.368-1(e), does not have any plan or intention to reacquire any of the Buyer Common Stock issued pursuant to the Merger Agreement.

[6]	Section 368(c) provides the term “control” means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of each other (nonvoting) class of stock of the corporation. See also Rev. Rul. 59-259, 1959-2 C.B. 115.

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

l) UCBH and/or members of its qualified group7 intend to continue the historic business of Pacifica or use a significant portion of the historic business assets of Pacifica in a business.8

m) UCBH has no plan or intention to liquidate Merger Sub; to merge Merger Sub with and into another corporation; to sell or otherwise dispose of the stock of Merger Sub; or to cause Merger Sub to sell or otherwise dispose of any of the assets of Pacifica acquired in the Merger, except for dispositions made in the ordinary course of business, transfers described in section 368(a)(2)(C)9 or transfers occurring pursuant to the Operating Company Merger.

n) The liabilities of Pacifica, other than indebtedness of Pacifica to Key Bank as disclosed in the Company Disclosure Schedule to the Merger Agreement, which was or will be incurred for the purpose of repurchasing and terminating outstanding options owned by certain option holders of Pacifica, to be assumed by Merger Sub and the liabilities to which the transferred assets of Pacifica are subject were incurred by Pacifica in the ordinary course of its business.

o) UCBH, Merger Sub, Pacifica, and the shareholders of Pacifica will pay their respective expenses, if any, incurred in connection with the Merger.

p) There is no intercorporate indebtedness existing between UCBH and Pacifica or between Merger Sub and Pacifica that was issued, acquired, or will be settled at a discount.

q) UCBH, Merger Sub and Pacifica are not “investment companies” as defined in sections 368(a)(2)(F)(iii) and (iv).10

r) Pacifica is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368 (a)(3)(A).l1

[7]	Pursuant to Treas. Reg. § 1.368-1(d)(4)(ii), a qualified group is one or more chains of corporations connected through stock ownership with UCBH (the issuing corporation as defined by Treas. Reg. § 1.368-1 (b)), but only if UCBH owns directly stock meeting the requirements of §368(c) in at least one other corporation, and stock meeting the requirements of section 368(c) in each of the corporations (except UCBH) is owned directly by one of the other corporations.

[8]	Pursuant to Treas. Reg. § l.368-1(d)(2), a corporation’s historic business is the business it has conducted most recently. However, a corporation’s historic business is not the one the corporation enters into as part of a plan of reorganization. Additionally, pursuant to Treas. Reg. § l.368-1(d)(3), the determination of the portion of a corporation’s assets considered “significant” is based on the relative importance of the assets to operation of the business. However, all other facts and circumstances, such as the net fair market value of those assets, will be considered.

[9]	A transaction otherwise qualifying as a section 368(a)(1)(A), (1)(B), or (1)(C) reorganization is not disqualified by reason of the fact that part or all of the assets or stock which were acquired in the transaction are transferred to a corporation controlled by the corporation acquiring such assets or stock.

[10]	An “investment company” is defined as a regulated investment company, a real estate investment trust, or a corporation in which fifty (50) percent or more of the value of the total assets are stock and securities and eighty (80) percent or more of the value of the total assets are assets held for investment.

[11]	Section 368(a)(3)(A) provides that title 11 or a “similar case” means a case under Title 11 of the United States Code (the “Bankruptcy Code”) or a receivership, foreclosure or similar proceeding in a federal or state court.

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

s) The fair market value of the assets of Pacifica transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the transferred assets are subject.

t) Neither UCBH nor Merger Sub has a plan or intention to reimburse any holder of Company Capital Stock for stock of Pacifica such shareholder may have purchased in order to facilitate approval of the Merger or for other material obligations such shareholder may have incurred.

u) UCBH, Merger Sub and Pacifica intend that the Aggregate Buyer Share Amount,12 Aggregate Cash Amount,13 and Exchange Ratio calculations result in the Merger Consideration provided to the holders of Company Capital Stock to be approximately sixty (60) percent in the form of Buyer Common Stock and the remainder in the form of cash. However, under no circumstances, as of the Effective Time, will the Merger Consideration provided to the holders of Company Capital Stock, including the cash paid to dissenters, consist of less than forty (40) percent in the form of Buyer Common Stock.

v) UCBH, Merger Sub and Pacifica intend that (i) none of the compensation received by any shareholder-employees of Pacifica will be separate consideration for, or allocable to, any of their shares of Company Capital Stock; (ii) none of the shares of Buyer Common Stock received by any shareholder-employees of Pacifica will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and (iii) the compensation paid to any shareholder-employees of Pacifica will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

w) UCBH, Merger Sub, and Pacifica intend to treat the Merger as a tax-free reorganization under section 368. Each party intends to file as part of its tax return for its taxable year within which the Merger occurs a complete statement of all facts pertinent to the Merger pursuant to Treas. Reg. § 1.368-3.

x) No stock of Merger Sub will be issued in connection with the Merger.

y) The payment of cash to holders of Company Capital Stock in lieu of fractional shares of Buyer Common Stock is not separately bargained for consideration and is solely for the purpose of saving UCBH the expense and inconvenience of issuing fractional shares.

The fractional share interests of each holder of Company Capital Stock will be aggregated and no holder of Company Capital Stock will receive cash for fractional shares in an amount equal to or greater than the value of one full share of Buyer Common Stock.

z) UCBH, Merger Sub, and Pacifica each are corporations duly organized, validly existing, and in good standing under the laws of the States of Delaware, California and Washington, respectively, and are duly authorized to make all the representations set forth herein.

[12]	“Aggregate Buyer Share Amount” means the sum of (i) 1,198,795 shares of Buyer Common Stock and (ii) the product obtained by multiplying the Exchange Ratio by 0.60 by the number of shares of Company Capital Stock issued following the date upon exercise of any outstanding Pacifica Options prior to the Effective Time.

[13]	“Aggregate Cash Amount” means the sum of $16,024,000 and (ii) the product obtained by multiplying the Per Share Amount by 0.40 by the number of shares of Pacific Capital Stock issued following the date upon exercise of any outstanding Pacifica Options prior to the Effective Time.

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

U.S. Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences is the basis upon which we have reached our opinions, expressed above, that the proposed transaction will be treated as described in those opinions.

Tax-Free Reorganizations under Sections 368(a)(1)(A) and 368(a)(2)(D)

The acquisition of the properties of Pacifica by Merger Sub in exchange for Buyer Common Stock, cash, and the assumption by Merger Sub of the liabilities of Pacifica, will, in our opinion, qualify as a tax-free reorganization pursuant to sections 368(a)(1)(A) and 368(a)(2)(D).

Statutory Requirements

Merger Sub will acquire all of the properties of Pacifica in exchange for Buyer Common Stock, cash, and the assumption by Merger Sub of the liabilities of Pacifica pursuant to a merger consummated under California and Washington state law. This type of acquisition is generally referred to as a forward subsidiary merger. In order for a forward subsidiary merger to qualify as a tax-free reorganization, the merger must satisfy the requirements of both section 368(a)(1)(A) and section 368(a)(2)(D). Section 368(a)(2)(D) requires that substantially all of the properties of a target corporation must be acquired by a controlled subsidiary in exchange for the stock of the controlled subsidiary’s parent, provided that (i) no stock of the controlled subsidiary is used in the transaction and (ii) the transaction would have qualified under section 368(a)(1)(A) if the merger had been into the controlled subsidiary’s parent.

Control of Merger Sub

Section 368(a)(2)(D) requires UCBH to be in “control” of Merger Sub prior to and following the acquisition. Control for purposes of section 368(a)(2)(D) is defined under section 368(c) as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of each other (nonvoting) class of stock of the corporation.14 Prior to the Merger, UCBH will own 100 percent of the outstanding stock of Merger Sub. Furthermore, following the Merger, as represented above, UCBH intends to retain control of Merger Sub. Therefore, the control requirement of section 368(a)(2)(D) will be satisfied prior to and subsequent to the Merger.

“Substantially all” of the properties

For the Merger to qualify as a section 368(a)(1)(A) and 368(a)(2)(D) reorganization, “substantially all” of Pacifica’s properties must be transferred to Merger Sub. There is no statutory or regulatory definition of “substantially all.” Generally, the “substantially all” test is based on a facts and circumstances test by looking to the nature of the properties retained by the transferor, the purpose of the retention, and the amount thereof.15

[14]	See also Rev. Rul. 59-259.

[15]	Rev. Rul. 57-518, 1957-2 C.B. 253.

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

For advance private letter ruling purposes, the IRS provides that a transfer will ordinarily satisfy the “substantially all” requirement if Pacifica transfers assets representing at least 90 percent of the fair market value of Pacifica’s net assets (gross assets less liabilities) and at least 70 percent of the fair market value of Pacifica’s gross assets held by Pacifica immediately prior to the reorganization.16 Additionally, for ruling purposes, the IRS treats amounts paid by Pacifica for its reorganization expenses and all redemptions and distributions (except for regular, normal distributions) as assets of Pacifica held immediately before the transaction. This standard exists only for purposes of obtaining a private letter ruling and is not a positive rule of law.

The “substantially all” requirement was first introduced in the context of a tax-free asset acquisition (currently a reorganization under section 368(a)(1)(C) or a “C reorganization”) in the Revenue Act of 1921. In Pinellas Ice and Cold Storage Co. v. Commissioner,17 when referring to the “substantially all” requirement, the Supreme Court stated:

They expand the meaning of “merger” or “consolidation” so as to include some things which partake of the nature of a merger or consolidation but are beyond the ordinary and commonly accepted meaning of those words...

The substantially all requirement allowed certain asset acquisitions to be treated similarly to a merger (i.e., in a merger all of the property of the target corporation is transferred to the surviving corporation by operation of law) and, therefore, receive tax-free treatment as reorganizations.

The substantially all requirement was subsequently added to reorganizations under section 368(a)(1)(D) to ensure that a divisive transaction would not receive reorganization treatment without meeting the requirements of section 355.18 The substantially all requirement under section 368(a)(2)(D) is similar to the requirement under section 368(a)(1)(C) and serves a similar purpose (i.e., to prevent a divisive transaction from qualifying as a reorganization).19 Prior to the merger, there will have been no extraordinary sales, dispositions, or distributions of any of the properties of Pacifica in connection with the plan of reorganization. As a result of the merger of Pacifica with and into Merger Sub, all of the assets of Pacifica will be acquired by Merger Sub. Therefore, it is our opinion that the “substantially all” requirement will be satisfied.

No Stock of Merger Sub Used in the Transaction

Section 368(a)(2)(D)(i) provides that no stock of the acquiring corporation can be used in the transaction. Pursuant to the terms of the Merger Agreement, approximately sixty (60) percent of the Merger Consideration provided to the shareholders of Pacifica will be in the form of Buyer Common Stock, and the remainder in the form of cash. No Merger Sub stock will be issued to shareholders of Pacifica. Therefore, it is our opinion that the “no acquiring corporation stock” requirement will be satisfied.

[16]	Rev. Proc. 86-42, 1986-2 C.B. 722; Rev. Proc. 77-37,1977-2 C.B. 568.

[17]	287 U.S. 462 (1933).

[18]	S. Rep. No. 1622, 83rd Cong., 2d Sess. 274 (1954). See also Helvering v. Elkhorn Coal Co., 95 F.2d 732 (4th Cir.), cert denied, 305 U.S. 605 (1938).

[19]	For purposes of section 368(a)(2)(D), Treas. Reg. § 1.368-2(b)(2) provides the term “substantially all” has the same meaning as it has in section 368(a)(1)(C).

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

Statutory Merger

An additional requirement for qualification under section 368(a)(2)(D) is that the transaction must qualify as a section 368(a)(l)(A) reorganization if it had been structured as a merger of Pacifica directly into UCBH.20 A reorganization under section 368(a)(l)(A) is defined as a statutory merger or consolidation. Generally, in a merger, one corporation directly acquires all of the assets and liabilities of a target corporation, with the target corporation going out of existence. In a statutory merger, the acquisition is accomplished by operation of law. In order to qualify as a reorganization under sections 368(a)(l)(A) and (a)(2)(D), the merger must be pursuant to the laws of the United States, a state or territory thereof, or the District of Columbia.21

In addition, Treas. Reg. § 1.368-l(c) provides that the transaction must be undertaken pursuant to a plan of reorganization. A plan of reorganization must contemplate the bona fide execution of one of the transactions specifically described as a reorganization in section 368(a) and for a bona fide consummation of each of the requisite acts under which nonrecognition of gain is claimed.

Given that (i) the merger of Pacifica with and into Merger Sub will occur pursuant to the laws of the States of Washington and California, respectively, the states in which the corporations are incorporated, and (ii) for purposes of Treas. Reg. § 1.368-l(c), the Merger Agreement will constitute a plan of reorganization and the other requirements of section 368(a)(2)(D) will be satisfied, in our opinion the Merger will satisfy the statutory requirements to qualify as a reorganization under sections 368(a)(l)(A) and (a)(2)(D).

Regulatory Requirements

Three regulatory requirements also must be satisfied in order for a transaction to qualify as a tax-free reorganization. These regulatory requirements are (1) continuity of shareholder interest, (2) continuity of business enterprise, and (3) business purpose. The regulatory requirements of reorganizations have been developed through case law over the years and have been adopted in the Treasury Regulations under section 368.

Continuity of Shareholder Interest

Treas. Reg. § 1.368-1(b) requires continuity of shareholder interest for all reorganizations. Continuity of shareholder interest, as described in Treas. Reg. § l.368-l(e), requires the shareholders of Pacifica to receive a proprietary interest in UCBH in exchange for their shares in Pacifica. This regulatory requirement focuses on the type of consideration received by holders of Company Capital Stock. A significant portion of the consideration received by holders of Company Capital Stock must consist of instruments that carry the required degree of proprietary interest.

The continuity of interest requirement evolved from court opinions interpreting an early version of the statutory reorganization provisions. In Cortland Specialty Co. v. Commissioner,22 the Second Circuit rejected tax-free reorganization treatment in the case of a transfer of substantially all of the target corporation’s assets in

[20]	Section 368(a)(2)(D)(ii).

[21]	Treas. Reg. § 1.368-2(b)(l).

[22]	60 F.2d 937 (2nd Cir. 1932), cert. denied, 288 U.S. 599 (1933).

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

exchange for cash and promissory notes. The Second Circuit held that a reorganization presupposed continuance of business under modified corporate form. Thus, even though the transaction technically fit within the then applicable reorganization definition,23 the court found lacking the “requisite that there must be some continuity of interest on the part of the transferor corporation or its stockholders in order to secure exemption.”24 The Second Circuit determined the Cortland Specialty transaction did not satisfy the continuity of interest requirement since the target corporation or its shareholders received solely cash and notes, rather than a proprietary interest in the acquiring corporation.

The Supreme Court considered a similar cash/note transaction in Pinnellas Ice & Cold Storage v. Commissioner.25 The Supreme Court agreed with the results in Cortland, supra, that the “seller must acquire an interest in the affairs of the purchasing company more definite than that incident to ownership of its short-term purchase money notes.”26 Two years later, in Helvering v. Minnesota Tea Co.,27 the Supreme Court expanded its view set forth in Pinnellas Ice on continuity of interest by providing that “this [continuing] interest must be definite and material, it must represent a substantial part of the value of the thing transferred.”

The Supreme Court’s expanded view in Minnesota Tea appears to reveal two components for satisfying continuity of interest. First, the seller must receive a “definite and material” interest in the acquiring corporation. The first component focuses on the quality or type of consideration received by the target corporation’s shareholders, which is sufficient to represent a “definite and material” interest in the acquiring corporation. Generally, voting stock of the acquiring corporation represents a definite and material interest in the acquiring corporation. The Supreme Court found in Minnesota Tea that voting trust certificates representing the acquiring corporation’s common stock represented a “definite and material” interest in the acquiring corporation. In a companion case, John A. Nelson v. Commissioner,28 the Supreme Court held that a transfer of assets in exchange for cash and the entire issue of nonvoting preferred stock of the acquiring corporation provided the target corporation a “definite and substantial interest in the affairs of the purchasing corporation” sufficient to qualify the transaction as a tax-free reorganization. Thus, the continuing interest does not necessarily require a voting or management interest in the acquiring corporation.

The second component of the Minnesota Tea test focuses on the proportion of the total consideration that must be derived from the “definite and material” interest in the acquiring corporation. In Minnesota Tea, even though a large part of the consideration was cash,29 the Supreme Court held that the cash consideration was

[23]	Under the Revenue Act of 1926, §203(h)(1)(A), the term “reorganization” included a merger or consolidation “including the acquisition by one corporation of at least a majority of the voting stock and at least a majority of the total number of shares of all other classes of stock of another corporation or substantially all the properties of another corporation.”

[24]	60 F.2d at 940.

[25]	287 U.S. 462 (1933).

[26]	Id. at 470.

[27]	296 U.S. 378 (1935).

[28]	296 U.S. 374 (1935)

[29]	Approximately 37 percent of the total consideration was paid in cash and 63 percent paid in the form of voting trust certificates.

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

permissible as long as the taxpayer received an interest in the affairs of the transferee which represented a material part of the value of the transferred assets.”30 The continuity of interest test is applied in the aggregate so that some target shareholders can receive solely cash and others can receive solely stock. To date, there has been no mandatory requirement prescribed by Congress or Treasury regarding the minimum amount of issuing corporation stock that must be received by the target shareholders in order to satisfy the continuity of interest requirement.31

The Merger Agreement provides that any outstanding Pacifica Options to purchase shares of Company Capital Stock pursuant to any option plan that are outstanding and unexercised immediately prior to the Effective Time of the Merger becomes fully vested and exercisable and will be cancelled and all rights thereunder will be extinguished. Pacifica will make payment immediately prior to the Effective Time of the Merger to each holder of a Pacifica Option for each share of Company Capital Stock represented by such Pacifica Option of an amount equal to the amount by which the Per Share Amount of the Buyer Common Stock exceeds the exercise price per share of such Pacifica Option. Pacifica will initially obtain the Stock Option Loan to make the payments required under the Merger Agreement to such holders of Pacifica Options. Pursuant to the Merger Agreement, UCBH will pay Pacifica, at the Effective Time, the same amount as the Stock Option Loan to enable Pacifica to repay the outstanding amount on the Stock Option Loan.

Generally, for purposes of continuity of interest, warrants, options, stock rights and convertible debt are not regarded as outstanding stock of the target corporation.32 Rather, the arrangement under which a target corporation is obligated to issue its stock to the holders of warrants and options constitutes a contractual liability of the target corporation.33 Therefore, any payments received in cancellation of the target corporation’s stock options from the acquiring corporation under any executory contract is treated as a payment for the liability and will be treated as additional consideration to the target corporation’s shareholders. In the instant case, the deemed payments made by UCBH to the holders of the Pacifica Options in cancellation of the Pacifica Options is separate from the Merger Consideration and will not be counted in determining whether overall continuity of interest is satisfied since such holders of Pacifica Options do not have a proprietary interest in Pacifica and such payment is treated as a payment of a Pacifica liability.34

[30]	See also Nelson, supra. A tax-free reorganization was held to exist in Nelson where the consideration transferred for the target corporation’s assets consisted of 62 percent cash and 38 percent nonvoting preferred stock.

[31]	Cf. Rev. Proc. 77-37, 1977-2 C.B. 568. The 50 percent threshold established by Rev. Proc. 77-37 exists only for purposes of obtaining a private letter ruling and is not a positive rule of law.

[32]	See Helvering v. Southwest Consolidated Corp., 315 U.S. 194 (1942); Rev. Rul. 79-155, 1979-1 C.B. 153 (convertible debentures); Rev. Rul. 69-91, 1969-1 C.B. 106 (convertible debentures); Rev. Rul. 66-339, 1966-2 CB. 274 (shareholders’ voting agreements, stock warrants, stock options, stock rights, convertible debentures, and similar rights to purchase stock acquired by a small business investment) Rev. Rul. 64-251, 1964-2 C.B. 338 (unexercised warrants to purchase stock do not constitute ‘stock ownership’ for purposes of section 1504(a)). See also Preamble to Prop. Regs. §§ 1.354-1(e) and 1.356-3(b), (c), 61 Fed. Reg. 67508 (December 23,1996) (rights to acquire stock are not taken into account as stock for purposes of qualifying a transaction as a reorganization).

[33]	Rev. Rul. 68-637, 1968-2 C.B. 158 (amplified by Rev. Rul. 98-10, 1998-1 C.B. 643)

[34]	See also, Rev. Rul. 68-637, 1968-2, (the obligation of a target corporation to issue its stock to the holders of its warrants and options constitutes a contractual liability of the target corporation.)

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

The Merger Agreement provides that the Merger Consideration for all shares of Company Capital Stock is $16.024 million in cash and 1,198,795 shares of Buyer Common Stock, plus with respect to Company Capital Stock issued upon exercise of Pacifica stock options after the date of the Merger Agreement and prior to the Effective Time of the Merger, an additional amount of cash and shares of Buyer Common Stock. The actual aggregate number of shares of Buyer Common Stock is fixed (subject to the foregoing adjustment), but the value thereof for purposes of determining the value of the Company Capital Stock cannot be determined until the Exchange Ratio used to calculate the Merger Consideration is determined. The Exchange Ratio is based upon the “Average Closing Price”, which is the average of the daily closing price of a share of Buyer Common Stock reported on the NASDAQ National Market during the ten (10) consecutive trading days preceding the fifth business day prior to the Effective Time. The amount of Buyer Common Stock received by the holders of Company Capital Stock will be based upon a formula set forth in the Merger Agreement. Therefore, some fluctuation may exist between the “Average Closing Price” and the trading price of the Buyer Common Stock five days later at the Effective Time. However, the Aggregate Buyer Share Amount, Aggregate Cash Amount, and Exchange Ratio calculations, set forth in the Merger Agreement intend for the Merger Consideration provided to the holders of the Company Capital Stock to be approximately sixty (60) percent in the form of Buyer Common Stock and the remainder in the form of cash.

Under Washington law, holders of Company Capital Stock have the right to dissent from the Merger and to receive payment in cash for the fair value of their shares of Company Capital Stock. The dissenters who receive cash with respect to their shares of Company Capital Stock will be treated, generally, in the same manner as holders who exchange their shares of Company Capital Stock solely for cash.35

In the instant case, it is intended that approximately sixty (60) percent of the Merger Consideration will consist of Buyer Common Stock. Further, it has been represented that under no circumstances, as of the Effective Time, will the Merger Consideration provided to the holders of Company Capital Stock, including the cash paid to dissenters, consist of less than forty (40) percent in the form of Buyer Common Stock. It is our opinion that the continuity of shareholder interest requirement will be satisfied because the parties intend the value of the Buyer Common Stock received by holders of Company Capital Stock to be approximately sixty (60) percent of the value of the Merger Consideration provided in the proposed transaction, and the terms of the Merger Agreement are designed to accomplish this result.

Generally, post-acquisition dispositions of Buyer Common Stock by holders of Company Capital Stock will not violate the continuity of shareholder interest requirement. However, redemptions by UCBH or acquisitions of the Buyer Common Stock held by holders of Company Capital Stock by persons related to UCBH may violate the continuity requirement. For purposes of the continuity requirement, related persons include corporations that are members of the same affiliated group (including corporations excluded under section 1504(b)) or corporations that would be subject to section 304(a)(2).36

As represented above, UCBH, or any person related to UCBH, does not have any plan or intention to reacquire any of the UCBH stock issued pursuant to the Merger. Accordingly, it is our opinion that the continuity of shareholder interest requirement will be satisfied for the proposed transaction under these facts.

[35]	Cf. Treas. Reg. § 1.368-1(e)(6) Ex. 9 (if payments are paid to the dissenting shareholder from funds of the target corporation, such amounts paid to the dissenters does not affected continuity of interest).

[36]	For purposes of section 304(a)(2), control is generally defined as the ownership of stock possessing at least 50 percent of the total combined voting power of all classes of stock entitled to vote or at least 50 percent of the total value of all classes of stock.

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August 15, 2005

Continuity of Business Enterprise

The second regulatory requirement, continuity of business enterprise, requires the issuing corporation to continue the business of the target corporation. For purposes of a forward subsidiary merger, the “issuing corporation” means the corporation in control of the acquiring corporation.37 Thus, UCBH will be treated as the issuing corporation since UCBH is in control of Merger Sub, the acquiring corporation.

Under Treas. Reg. § 1.368-1(d), UCBH must continue Pacifica’s historic business or use a significant portion of Pacifica’s historic business assets in a business. Under Treas. Reg. § 1.368-1(d)(4)(i), for purposes of satisfying the continuity of business enterprise requirement, UCBH will be treated as holding the assets of all the members of its qualified group. A qualified group is defined as one or more chains of corporations connected through stock ownership with UCBH, but only if UCBH owns directly stock meeting the requirements of section 368(c) in at least one other corporation, and stock meeting the requirements of section 368(c) in each of the corporations (except UCBH) is owned directly by one of the other corporations. In the instant case, it has been represented that UCBH and/or members of its qualified group, intend to continue the historic business of Pacifica or use a significant portion of the historic business assets of Pacifica in a business. It has been represented that UCBH will retain section 368(c) control of UCB following the Operating Company Merger. Following the Merger, the Operating Company Merger will occur, resulting in Merger Sub’s sole asset, the stock of Pacifica Bank, being exchanged for stock in UCB, a wholly owned subsidiary of UCBH that will acquire all of the assets of Pacifica Bank.

For purposes of applying the continuity of business enterprise requirement to Pacifica, a holding company prior to the Merger with a 100% owned operating subsidiary, its historic business is considered to be the business of Pacifica Bank, which will be continued by a member of UCBH’s qualified group.38 Accordingly, in our opinion, the continuity of business enterprise requirement will be satisfied for the proposed transaction.

Business Purpose

The final regulatory requirement, business purpose, requires the transaction to possess a valid business purpose.39 Treas. Reg. § 1.368-2(g) states that the reorganization “must be undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization.” Therefore, a valid business purpose is generally any reasonable non-tax purpose for undertaking a transaction. Pursuant to the facts, the business reason for the transaction is to help UCBH increase its presence in the Asian, and more specifically Chinese, community, allowing UCBH the opportunity to build upon the relationships established through the years of service by Pacifica. The Merger will allow UCBH to provide its extensive banking services to a broader customer base. In addition, the Merger will help UCBH strengthen its capabilities to facilitate trade flows across the Pacific Rim, while growing the commercial banking business not only in the United States but also in the Greater China Region.

Disclosure Requirements

The regulations under section 368 require that each party to the reorganization must file as part of its tax return for its taxable year within which the reorganization occurs, a complete statement of all facts pertinent to the

[37]	Treas. Reg. § 1.368-l(b).

[38]	See Rev. Rul. 85-197, 1985-2 C.B. 120.

[39]	See Gregory v. Helvering, 293 U.S. 465 (1935) and Treas. Reg. §§ 1.368-1(b), 1.368-1(c), and 1.368-2(g).

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

reorganization, pursuant to Treas. Reg. § 1.368-3. Furthermore, pursuant to Rev. Proc. 2004-67,40 compliance under Treas. Reg. § 1.368-3 may be necessary to avoid additional disclosure under the tax shelter disclosure regulations.

Treatment to the Shareholders of Pacifica

Generally, no gain or loss will be recognized by holders of Company Capital Stock upon the exchange of their shares of Company Capital Stock solely for Buyer Common Stock under section 354(a). However, if the consideration received in the exchange by a holder of Company Capital Stock consists of both Buyer Common Stock and cash, then gain, if any, realized by the shareholder is recognized, but not in excess of the amount of cash received under section 356(a)(1). Nevertheless, if a holder of Company Capital Stock receives both Buyer Common Stock and cash, no loss will be recognized under section 356(c).

The character of the gain recognized may be capital gain or may be characterized as a dividend under section 356(a)(2) if the exchange “has the effect of the distribution of a dividend” to the extent of the shareholder’s ratable share of earnings and profits in the corporation. The Supreme Court in Clark v. Commissioner41 held that, for purposes of determining whether the receipt of other property had the effect of a dividend, the shareholder will be treated as having received stock of the acquiring corporation and then having such stock redeemed. A holder of Company Capital Stock who recognizes gain may qualify for capital gain treatment if the requirements of section 302(b) are met with respect to the transaction.42 Each affected shareholder must make this determination separately.

Holders of Company Capital Stock who receive solely cash in exchange for their Company Capital Stock, including dissenting shareholders, will be treated as having received such consideration as a distribution in redemption of their Company Capital Stock, subject to the provisions of section 302. Where, as a result of such distribution, a shareholder owns no Buyer Common Stock, either directly or by reason of the application of section 318,43 the redemption will be a complete termination of interest within the meaning of section 302(b)(3), and such cash will be treated as a distribution in full payment in exchange for such shareholder’s Company Capital Stock as provided in section 302(a). Such shareholders will recognize gain or loss measured by the difference between the sum of the amount of cash received and the adjusted basis of Company Capital Stock surrendered. The gain or loss will be long-term capital gain or loss if such shares of Company Capital Stock were held for more than one year.44

[40]	2004-50 I.R.B. 967.

[41]	489 U.S. 726 (1989), aff’g 828 F.2d 221 (4th Cir. 1987), aff’g 86 T.C.138 (1986). See also Rev. Rul. 93-61, 1993 C.B. 118 (the IRS stated that it will follow Clark, supra, in determining whether the receipt of “boot” in an acquisitive reorganization has the effect of a dividend distribution under section 356(a)(2)).

[42]	Capital gain treatment is generally available if the redemption is “not essentially equivalent to dividend,” “substantially disproportionate with respect to the shareholder’s actual and constructive holdings,” or terminates the shareholder’s entire interest in the corporation. See section 302(b)(1)-(4).

[43]	Section 3.18 attribution rules provide that the existence of certain relationships among shareholders will cause the shares of one shareholder to be constructively owned by another. For example, attribution may occur (1) among family members, (2) from entities such as partnerships and corporations to individual partners or shareholders, or (3) to entities such as partnerships and corporations from individual partners or shareholders.

[44]	Section 1223(3) and (4).

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

A holder of Company Capital Stock who receives cash in lieu of a fractional share interest of Buyer Common Stock will be treated as if the holder actually received such fractional interest which was subsequently redeemed by UCBH.45 A shareholder receiving cash in lieu of a fractional share interest will recognize gain or loss upon such payment. The character of the gain or loss recognized by the shareholder should be a capital gain or loss provided that such share of Company Capital Stock was held as a capital asset at the time of the Merger, subject to the provisions and limitations of section 302.

Pursuant to section 358, the basis of the Buyer Common Stock received by a holder of Company Capital Stock will be the same as the holder’s basis in Company Capital Stock surrendered in the exchange, decreased by the amount of cash received, if any, increased by the amount of gain, if any, that was recognized by such holder of Company Capital Stock in the exchange and the amount, if any, that was treated as a dividend. The holding period of the Buyer Common Stock received will include the period during which Company Capital Stock was held by such shareholder (provided that such Company Capital Stock was held by such shareholder as a capital asset at the time of the transaction) under section 1223(1).

Treatment to UCBH and Merger Sub

Pursuant to Treas. Reg. § 1.1032-2(b), the Buyer Common Stock provided by UCBH to Merger Sub, or directly to the shareholders of Pacifica on behalf of Merger Sub, pursuant to a plan of reorganization will be treated as a disposition by UCBH of shares of its own stock for assets of Pacifica. Therefore, no gain or loss will be recognized by UCBH on the issuance of its own stock under section 1032. Furthermore, under Treas. Reg. § 1.1032-2(c), Merger Sub will not recognize any gain or loss on its exchange of Buyer Common Stock as consideration in the forward subsidiary merger since Merger Sub received the Buyer Common Stock from UCBH pursuant to a plan of reorganization.

Under section 362(b), property acquired by Merger Sub in connection with a reorganization will take a carryover basis equal to Pacifica’s basis, increased by any gain recognized by Pacifica on the exchange. In addition to inheriting the tax basis of property acquired from Pacifica in the Merger, Merger Sub will step into the shoes of Pacifica with respect to such tax attributes as its earnings and profits, accounting methods, and carryovers for net operating and capital losses.46 These items will be taken into account by Merger Sub subject to the provisions and limitations specified in sections 381, 382, and 383 and the regulations thereunder. Under section 1223(2), Merger Sub’s holding period in the assets acquired from Pacifica includes the holding period for such property in the hands of Pacifica.

Under Treas. Reg. § 1.358-6(c)(1), UCBH’s basis in its Merger Sub stock is adjusted as if UCBH first received the assets and liabilities of Pacifica through a direct merger of Pacifica into UCBH and subsequently UCBH transferred the assets and liabilities of Pacifica to Merger Sub in a section 351 transaction. As a result, the basis of Merger Sub stock in the hands of UCBH will be increased by the basis of the assets of Pacifica

[45]	See Rev. Rul. 66-365, 1966-2 C.B. 116.

[46]	See section 381(a) and Treas. Reg. § 1.382(a)-1.

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

transferred to Merger Sub and decreased by the sum of the liabilities of Pacifica assumed by Merger Sub and the liabilities, if any, to which the assets of Pacifica are subject.47

Treatment to Pacifica

Under section 361(a), Pacifica will not recognize any gain or loss on the exchange of property for Buyer Common Stock if the exchange is pursuant to a plan of reorganization. Furthermore, pursuant to section 357(a), Merger Sub’s assumption of Pacifica’s liabilities and the liabilities, if any, to which the assets of Pacifica are subject, will not be treated as money or other property and therefore will not prevent Pacifica from receiving nonrecognition treatment under section 361. Additionally, section 357(b) will not apply to treat the total amount of liabilities assumed by Merger Sub as money received since the liabilities arose in the ordinary course of Pacifica’s business and the principal purpose of Merger Sub’s assumption of Pacifica’s liabilities was not to avoid U.S. federal income tax on the proposed transaction, but rather a bona fide business purpose existed for Merger Sub’s assumption of Pacifica’s liabilities.

Substantial Authority

Providing the facts, assumptions, and representations contained herein are correct, substantial authority, within the meaning of section 6662, exists for treatment of the transaction as described above.

Caveats and Limitations

1) Our opinion is based upon the facts presented, documents reviewed, and representations made to us as described above in this letter. If the facts differ from those noted above, or if any of the representations are not accurate, our opinion may change.

2) The conclusions reached in this opinion represent and are based upon our best judgment regarding the application of U.S. federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures as of the date hereof. This opinion is not binding upon the IRS, state revenue authorities or the courts. It is our opinion that the IRS will not successfully assert a contrary position, although this cannot be guaranteed in the absence of a private letter ruling from the IRS.48 Furthermore, no assurance can be given that future legislative or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. PricewaterhouseCoopers LLP undertakes no responsibility to advise any party or shareholder of any new developments in the application or interpretation of the U.S. federal income tax laws.

[47]	See section 358(a). Since UCBH and Merger Sub file consolidated tax returns and will continue to do so following the reorganization, Treas. Reg. §1.1502-30(b)(1) provides that UCBH’s stock basis in Merger Sub will be reduced by the full amount of Pacifica liabilities assumed by Merger Sub or the amount of liabilities to which Pacifica assets acquired by Merger Sub are subject. If these reductions result in a negative amount, it may cause UCBH’s stock basis in Merger Sub to be reduced below zero. Any such negative amount will be an excess loss account under Treas. Reg. §1.1502-19.

[48]	The IRS currently has a “no rule” policy regarding sections 368(a)(1)(A) and 368(a)(2)(D) as set forth in Rev. Proc. 2005-3, 2005-1 I.R.B. 118, Section 3.01(31).

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To the Board of Directors of UCBH Holdings, Inc. and the Board of Directors of Pacifica Bancorp, Inc.

August 15, 2005

3) This opinion does not address any U.S. federal tax consequences of the transactions set forth above, or transactions related or proximate to the transactions set forth above, except as specifically set forth herein. This opinion does not address any state, local, foreign, or other tax consequences that may result from any of the transactions set forth above, or transactions related to the transactions set forth above.

4) This opinion does not address any transactions other than those described above, or any transactions whatsoever, if all the transactions described herein are not consummated as described herein without waiver or breach of any material provision thereof or if the representations set forth herein are not true and accurate at all relevant times. In the event any one of the assumptions or representations is incorrect, the conclusions reached in this opinion might be adversely affected.

5) This opinion is based on the transactions as described in the Merger Agreement, signed representation letters received from UCBH and Pacifica managements dated June 27, 2005, and June 30, 2005, respectively, as supplemented on August 15, 2005, and the other documents listed above.

6) This opinion letter is issued solely for the benefit of UCBH and Pacifica, and no other person or entity may rely hereon without the prior, express written consent of PricewaterhouseCoopers LLP.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

5326 Pacifica Bancorp (Mellon) 8/15/05 10:00 PM Page 2

PROXY

PACIFICA BANCORP, INC. SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON             , 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints                      and                     , or either one of them, with full power of substitution, as a true and lawful attorney and proxy to vote, as designated in this proxy, all of the shares of common stock of Pacifica Bancorp, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of Pacifica Bancorp, Inc. to be held at                     , Bellevue, Washington, 98004 on                     , 2005, at              a.m./p.m. (Pacific Time), or any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY, IF SIGNED, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THIS PROXY MAY BE VOTED BY THE ABOVE-NAMED PROXIES IN THEIR DISCRETION.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

5326 Pacifica Bancorp (Mellon) 8/15/05 10:00 PM Page 1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE

Proposal 1: Approval of the Agreement and Plan of Merger dated as of May 23, 2005, among UCBH Holdings, Inc., UCBH Merger Sub, Inc., and Pacifica Bancorp, Inc., as amended by the First Amendment to Agreement and Plan of Merger dated as of June 29,2005, and the merger, under the terms of which Pacifica Bancorp, Inc. will merge with and into UCBH Merger Sub, Inc.

Proposal 2: If necessary, to adjourn the meeting to permit Pacifica Bancorp, Inc. to solicit additional proxies in the event that it does not have sufficient votes to approve the Agreement and Plan of Merger and the merger as of the date of the meeting.

FOR

AGAINST

ABSTAIN

FOR

AGAINST

ABSTAIN

UNDER WASHINGTON LAW, THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

PLEASE VOTE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

Signature

Signature

Date

Please sign exactly as your name appears in stockholder records. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact and other fiduciaries should indicate their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating the officer’s title. If signer is a partnership, please have an authorized person sign in partnership name

FOLD AND DETACH HERE